As filed with the Securities and Exchange Commission on June 26, 2009

Registration No. 333-154274

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Spheric Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	5084	20-0744312
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Spheric Technologies, Inc.

4708 East Van Buren Street

Phoenix, Arizona 85008

(602) 218-9292

(Address, including zip code, and telephone number, including area code, of principal executive offices)

With copies to:

Christian J. Hoffmann, III, Esq.	Hank Gracin, Esq.
Quarles & Brady LLP	Lehman & Eilen LLP
One Renaissance Square	Mission Bay Office Plaza
Two North Central Avenue	20283 State Route 7, Suite 300
Phoenix, Arizona 85004	Boca Raton, Florida 33498
Phone: (602) 229-5200	Phone: (561) 237-0804
Fax: (602) 420-5008	Fax: (561) 237-0803

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Price(1)	Amount of Registration Fee (1)(2)(4)
Common stock, par value $0.001 per share	1,333,334	$6.00	$8,000,004	$314.40
Common stock, par value $0.001 per share, issuable upon exercise of Underwriter’s Warrants (3)	66,667	$9.00	$600,003	$23.58
Total Registration Fee				$337.98

(1)	Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.
(2)	Calculated under Section 6(b) of the Securities Act of 1933 as .00003930 of the aggregate offering price.
(3)	The Company has agreed to sell to the Underwriter Warrants to purchase one share for each twenty shares sold in this offering, provided the Minimum Offering is sold. The Amount to be Registered of 66,667 shares is based upon the Maximum Offering being sold.
(4)	A registration fee of $352.13 has been paid previously with respect to the shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We have filed a registration statement with the Securities and Exchange Commission relating to this prospectus. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED                      , 2009

PRELIMINARY PROSPECTUS

Spheric Technologies, Inc.

Minimum of 1,166,667 shares of common stock;

Maximum of 1,333,334 shares of common stock

This is our initial public offering. We are offering 1,333,334 shares of our common stock, $0.001 par value per share, on a best efforts, all-or-none basis as to a minimum of 1,166,667 shares of our common stock (the “Minimum Offering”) and a maximum of 1,333,334 shares of our common stock (the “Maximum Offering”) at a price of $6.00 per share, through Midtown Partners & Co., LLC (the “Underwriter”). We are also registering the shares of common stock underlying the warrants received by the Underwriters in this offering. All funds received from subscribers will be deposited into a non-interest bearing escrow account (the “Escrow Account”) at Signature Bank, a New York State chartered bank (the “Escrow Agent”).

Prior to this offering, there has been no public market for our common stock. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders. Our common stock is not traded on any market or securities exchange. We intend to list our common stock on The NASDAQ Capital Market (the “NASDAQ”) under the proposed symbol “MWAV.” The listing of our common stock on the NASDAQ is a condition to the completion of the offering. Our proposed NASDAQ listing, however, is not guaranteed and there is no assurance that our securities will ever trade on any exchange.

The shares being offered are highly speculative and they involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions (1)(2)	Proceeds to Company (3)
Per Share	$6.00	$0.48	$5.52
Total – Minimum of 1,166,667 shares	$7,000,000	$560,000	$6,440,000
Total – Maximum of 1,333,334 shares	$8,000,000	$640,000	$7,360,000

(1)	Provided that the Minimum Offering is sold, we have agreed to pay the Underwriter a commission of eight percent (8%) of the price of each share sold in the offering. Such commission does not include a non-accountable expense allowance of three percent (3%) of the gross offering proceeds, which we have also agreed to pay the Underwriter, for an amount of $210,000 if the Minimum Offering is sold and $240,000 if the Maximum Offering is sold. In addition, we have agreed to sell to the Underwriter, for nominal consideration, warrants to purchase one share for each twenty shares sold in this offering, again provided the Minimum Offering is sold. These items and other consideration, if any, payable to the Underwriter may be deemed to be additional compensation. See “Underwriting.”
(2)	The money we raise from the subscriptions for shares will be deposited in the Escrow Account with the Escrow Agent until the Minimum Offering is sold, where the funds will be held for the benefit of the subscribers. All payments for the shares of common stock must be made payable to the Escrow Agent and mailed or delivered to the Underwriter. We expect that our shares of common stock will be ready for delivery in book-entry form through The Depository Trust Company on or about , 2009. This offering will terminate on , 2009, provided that the Underwriter, at its option, may extend such date until , 2009. If we do not sell the Minimum Offering and NASDAQ does not confirm that the shares of common stock will be listed on the NASDAQ prior to the termination date, all money paid for the shares will be promptly returned to the purchasers, without interest and without deduction for expenses. Officers, directors and affiliates may purchase common stock in this offering and such purchases will count towards the Minimum Offering. Subscribers will not be able to withdraw their subscriptions from the Escrow Account during the offering period. If the Minimum Offering is sold within the offering period, the remaining 166,667 shares will be offered on a “best efforts” basis until all of the shares are sold, unless the offering is terminated earlier by agreement between the Underwriter and us. There can be no assurance that any or all of the shares being offered will be sold. See “Underwriting.”
(3)	Before deducting expenses of this offering payable by us estimated to be a minimum of $150,000 and a maximum of $170,000, excluding the Underwriter’s unaccountable expense allowance referred to in footnote (1). See “Use of Proceeds.”

The shares are offered by the Underwriter subject to receipt and acceptance thereof. The Underwriter and Spheric reserve the right to reject any order in whole or in part. It is expected that the book-entry of these shares will be made against payment therefore after receipt of the proceeds from the sale of the Minimum Offering and release of such funds from the Escrow Account.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. We are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. This document may only be used where it is legal to sell the shares of our common stock. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

The date of this prospectus is                     , 2009.

AVAILABLE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-1 (together with all amendments and exhibits thereto, the “Registration Statement”) filed by us with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by the rules and regulations of the SEC, this prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement and related exhibits for further information with respect to Spheric and the securities offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus discuss future expectations, contain projections of results of operation or financial condition or state other “forward-looking” information. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “should,” “could,” “will,” “plan,” “future,” “continue,” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, the actual results could differ materially from the forward-looking statements contained in this prospectus.

Important factors that may cause the actual results to differ from the forward-looking statements, projections or other expectations include, for example, the following:

•	our ability to implement our business plan;

•	our ability to market our product and technology, commence revenue operations and then to achieve profitable results of operation;

•	impairment of license, patent or other proprietary rights;

•	competition from larger, more established companies with far greater economic and human resources than we have;

•	our ability to attract and retain customers and quality employees;

•	the effect of changing economic conditions; and

•	changes in government regulations, tax rates and similar matters.

We do not promise to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect statements made in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. The shares offered hereby are speculative and involve a high degree of risk. Each prospective investor should carefully review the entire prospectus, including the risks discussed under “Risk Factors” and the financial statements and notes thereto included elsewhere in this prospectus. Some of the statements in this summary constitute forward-looking statements. See “Forward-Looking Statements”. Except as otherwise required by the context, references in this prospectus to “we,” “our,” “us,” the “Company,” “Spheric Technologies” and “Spheric” refer to Spheric Technologies, Inc., a Nevada corporation.

Spheric Technologies

We are a development stage company that plans to utilize, market and distribute industrial microwave technology for the sintering of powdered metals and advanced ceramic powders in the United States and Canada. We will deliver our technology to our customers through the sale of high-temperature industrial microwave furnaces and the sublicense of certain intellectual property relating to the microwave sintering of such materials. Sintering is the binding without melting, at a microscopic level, of small particles of metal or ceramics and is generally used for the production of industrial parts or components.

We plan to derive our future revenue from several sources: (i) sales and servicing of microwave furnaces for high temperature microwave processing of powdered metals and ceramics to produce parts; (ii) fixed annual royalties on the sublicense of intellectual property associated with the microwave sintering of powdered metals and advanced ceramics; and (iii) royalties on sales of microwave sintered parts produced off-shore by third parties and sold in the United States under our sublicenses. Given sufficient capital and attractive commercial prospects, we intend to explore marketing our technology to the water treatment and mining equipment industries.

We have entered into a Sales Agency Agreement with Changsha Syno-Therm Co., Ltd., a manufacturer of microwave furnaces located in Changsha, Hunan, P.R.C. (“Syno-Therm”). We are the exclusive distributor for Syno-Therm microwave furnaces in North and South America. We also licensed an intellectual property portfolio of nine patents from the Pennsylvania State University Research Foundation (“Penn State”), which we plan to sublicense to the purchasers of the furnaces that we sell. Our licenses from Penn State are associated with the microwave processing of powdered metal and advanced ceramics, as well as other materials.

We were incorporated in 2004 in Arizona to focus on the commercialization of production of various materials. In July 2008, we transferred the domicile of our corporation from Arizona to Nevada. The address of the executive office of Spheric Technologies, Inc. is 4708 East Van Buren Street, Phoenix, Arizona 85008 and its telephone number is (602) 218-9292.

We intend to use a portion, up to $876,000, of the funds received from this offering to repay loans advanced by three of our shareholders, including $500,000 to one of our founders and our President, Mr. Joseph Hines, $300,000 to a principal shareholder, Joseph C. Koch, and $76,000 to four minority shareholders. After this repayment, Mr. Hines will still hold $187,600 in debt from the Company, at no interest and payable at September 30, 2009, while Mr. Koch and the minority shareholders will hold no further debt.

THE OFFERING

Common Stock Offered:	1,166,667 shares (Minimum Offering) on a “best efforts, all-or-none” basis
1,333,334 shares (Maximum Offering) on a “best efforts” basis (1)

Common Stock Outstanding

Prior to this offering:	5,122,750 shares (2)

After this offering:	6,289,417 shares (3) (Minimum Offering)
6,456,084 shares (3) (Maximum Offering)

Terms of the Offering:	90 days from the date of this prospectus, unless extended for up to an additional 90 days at the sole discretion of the Underwriter.

Public Trading Market for Securities Offered:	Our common stock is not currently traded on any public securities exchange.

Proposed NASDAQ Symbol:	“MWAV” (4)

Form:	The common stock will be issued and maintained in book-entry form registered in the name of the nominee of The Depository Trust Company, except under limited circumstances.

Use of Proceeds:	We will use the net proceeds, after expenses, estimated at $6,080,000 if the Minimum Offering is sold and $6,950,000 if the Maximum Offering is sold, for the purchase of microwave furnaces and other equipment, furniture and fixtures, marketing, research and development, repayment of shareholder loans, potential acquisitions and general working capital. See “Use of Proceeds.”

Risk Factors:	This offering involves a high degree of risk. You should not consider purchase of the shares unless you can afford to lose your entire investment. See “Risk Factors,” as well as other cautionary statements throughout this prospectus, before investing in shares of our common stock.

(1)	Does not include the shares of common stock underlying the warrants to be received by the Underwriters in this offering.
(2)	Indicates shares of common stock outstanding at June 19, 2009.
(3)	Does not include: (i) 1,769,060 shares, assuming exercise of all outstanding warrants, (ii) 58,334 shares underlying the Underwriter’s Warrants if the Minimum Offering is sold and 66,667 shares underlying the Underwriter’s Warrants if the Maximum Offering is sold, and (iii) 64,000 shares, assuming exercise of all outstanding options.
(4)	We intend to apply for listing on the NASDAQ. The symbol “MWAV” may not be available with the NASDAQ.

RISK FACTORS

Investment in our common stock involves a number of risks and you should be able to bear the complete loss of your investment. In addition to the risks and investment considerations discussed elsewhere in this prospectus, the following factors should be carefully considered by anyone purchasing the securities offered by this prospectus. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline and investors could lose all or a part of the money paid to buy our common stock.

Risks Related to Our Business

We have minimal operations.

We have had limited commercial operations and require the capital to be obtained from this offering in order to continue with the implementation of our business plan. To date, we have generated revenue of $104,764 from the sale of one furnace in 2007, and revenue of $28,493 in sales of process development services in the first quarter of 2009. We expect to incur operating deficits as we implement our business plan. Even if we obtain the funding in this offering, we may not be profitable.

Our management has limited direct experience in our proposed business.

Our estimates of capital, personnel, equipment and facilities required for our proposed operations are based on the experience of our management and businesses they are familiar with in other industries. While we have conducted investigations regarding the potential market for our products, we have not retained any independent third party to verify our conclusions concerning such demand. We believe that our estimates are reasonable, but until our operations are more established, it is not possible to determine the accuracy of such estimates. We have had limited direct operating experience and have conducted preliminary test marketing of our products over the past twelve months. However, we have no reliable basis for our estimates of possible revenues. In formulating our business plan, we have relied on the judgment of our officers and their research on the powdered metal industry. Even with the financing from this offering, there can be no assurance that we will be able to operate our business on a profitable basis. Our plans are based upon the assumptions that present market conditions in the business that we plan to operate will continue, that the proceeds of this offering will be applied efficiently and that the risks described in this prospectus will be dealt with successfully. There can be no assurance that such plans will be realized or that any of the assumptions will prove to be correct.

We may continue to generate operating losses and experience negative cash flow and it is uncertain whether we will achieve future profitability.

For the quarters ended March 31, 2009 and 2008, we incurred a net loss from operations of $(222,487) and $(202,095), respectively. For the years ended December 31, 2008 and December 31, 2007, we incurred a net loss from operations of $(1,027,045) and $(598,339), respectively. We may continue to incur operating losses until such time, if ever, as we are able to achieve sufficient levels of revenue from operations. Our ability to achieve profitability will depend on the market acceptance of our product offerings and our capacity to develop, introduce and sell our products to our targeted markets. There can be no assurance that we will ever generate significant sales or achieve profitability. Accordingly, the extent of future losses and the time required to achieve profitability, if ever, cannot be predicted at this point.

Our auditors have expressed a going concern opinion.

We have incurred recurring losses and had a working capital deficit of $1,087,978 at March 31, 2009, primarily as a result of our progress through the development stage to early operating stage and lack of revenue. Accordingly, the opinion of our independent auditors for the years ended December 31, 2008 and December 31, 2007 is qualified subject to uncertainty as to whether we will be able to continue as a going concern. This may negatively impact our ability to obtain additional funding that we may require or to do so on terms attractive to us and may negatively impact the market price of our stock.

As shown in the accompanying financial statements, while we had sales in 2007 and we generated nominal revenue in the first quarter of 2009, this revenue were insufficient to support operations and we have suffered recurring losses during our development stage. As a result, there are uncertainties that raise substantial doubt as to whether we will be able to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability or classification of recorded asset amounts or the amounts or classification of recorded liabilities that may result if we are unable to continue as a going concern.

We depend on a single certain manufacturing source whose inability to perform its obligations would harm our business.

We currently rely on Syno-Therm as our sole supplier of the microwave furnaces we distribute. We purchase, and will continue to purchase our microwave furnaces from such manufacturer. We do not intend to directly manufacture any of the equipment or parts to be used in our microwave products. We have a three-year term exclusive sales agreement with this supplier that expires in December 2010. Syno-Therm may not be able to continue to perform any or all of its obligations to us. Syno-Therm’s equipment manufacturing facility is located in Changsha, Hunan, P.R.C., and its ability to supply us with furnaces may be affected by Syno-Therm’s manufacturing capacities and quality controls and regional or worldwide economic, political or governmental conditions. Disruptions in international trade and finance, or in transportation may have a material adverse effect on our business, financial condition and results of operation.

Our reliance upon one manufacturer for our furnaces is expected to continue and involves several risks, including limited control over the availability of components, delivery schedules, pricing and product quality. We may experience delays, additional expenses and lost sales because of our dependency on a single manufacturer and supplier. If Syno-Therm could not supply us with adequate equipment in a timely manner, or if we could not locate a suitable alternative supplier or at all or negotiate favorable terms with such supplier in a timely manner, it would have a material adverse effect on our business. Industry standards and our market research indicate that lead times are common throughout the industry in furnace sales, but changes in our vendor relationship might create lead times that could be unacceptably long to some customers.

If supplies of components or materials by Syno-Therm are delayed or interrupted for any reason, our ability to produce and supply our products on a timely basis could be impaired. While we believe that alternative suppliers exist for most of our components and materials, we have not specifically identified any alternative suppliers for our microwave furnaces and we may be unable to replace Syno-Therm in a timely manner. Although we will attempt to match our furnace inventory to estimates of marketplace demand to the extent product orders materially vary from our estimates, we may experience constraints in our product delivery capacity. In addition, if we do not meet the minimum purchase amount required under our license with Syno-Therm, we could lose our exclusivity and Syno-Therm could cancel the Sales Agency Agreement.

Accordingly, our reliance on outside vendors generally and Syno-Therm in particular, involves a number of risks, including:

•	the possibility that one or more of our suppliers with whom we do not have supply agreements could terminate their services at any time without penalty;

•	the potential obsolescence of the furnaces and/or inability of our suppliers to obtain required components;

•	potential delays and expenses of seeking alternate sources of supply;

•	reduced control over pricing, quality and timely delivery; and

•	increases in prices of raw materials and key components.

We may not be successful in the implementation of our business plan.

If we raise the Minimum Offering, we should have sufficient working capital to implement our business plan as described in this prospectus. Our ability to fully implement such plan will depend upon our ability to execute our business plan efficiently and to obtain additional financing in the future, if our estimates prove to be wrong. No assurance can be given that we will be able to obtain additional capital or, if available, that such capital will be available on terms acceptable to us or at all, or that we will be able to generate profits from operations, or if profits are generated, that they will be sufficient to carry out our business plan, or that the plan will not be modified.

Our ability to successfully market our products to the intended range of customers depends on our products functioning as we plan, acceptance by our prospective customers, our ability to attract and retain employees with strong industry contacts and knowledge of our products. Individuals with specialized industry skills are in short supply and competition for qualified engineers and sales persons is intense. The loss of the services of our president, vice president, and/or secretary or the failure to attract new qualified personnel could adversely affect our business and growth prospects.

It is uncertain what our actual costs and profitability will be.

Our actual costs of distributing and marketing of our microwave furnaces and technologies for microwave processing systems and the costs of production of sintered products are unknown at this time.

In addition, even if our initial costs are as anticipated, our microwave furnaces may break down, prove unreliable or prove inefficient in a commercial setting. If so, related costs, delays and related problems may cause production of our products and technologies to be unprofitable. While we have the microwave furnaces, they may not perform as expected in a commercial production environment. We may experience cost and technical difficulties in having our products do so.

It is uncertain whether we will need additional financing.

Our cash requirements may vary materially from those now planned depending on numerous factors, including the scope and results of our marketing and business development activities, the results of future research and development and competition. We believe that the net proceeds from this offering will be sufficient to fund our working and other capital requirements for the next twelve months if the Minimum Offering is raised and for eighteen months if the Maximum Offering is raised. Thereafter, we may need to raise additional funds to finance our working capital requirements through private or public financings depending upon our ability to achieve a profitable level of operations. Such financing could include equity financing, which may be dilutive to stockholders, or debt financing, which would likely restrict our ability to borrow from other sources. In addition, such securities may contain rights, preferences or privileges senior to those of the rights of our current shareholders. We do not currently have any commitments for additional financing. There can be no assurance that additional funds will be available on terms attractive to us or at all. If adequate funds are not available, we may be required to curtail our planned production, sales and research and development activities and/or otherwise materially reduce our operations. Any inability to raise adequate funds could have a material adverse effect on our business, results of operation and financial condition.

There is uncertainty as to market acceptance of our technology and products and our sales cycle may be long.

Our principal target markets are the powdered metal and ceramics sintering industries. We have conducted our own research into the markets for our products; however, because we will be a new entrant into the market and have conducted limited preliminary test marketing, we have somewhat limited information on which to estimate our levels of sales, the amount of revenue our planned operations will generate and our operating and other expenses.

Our products will require our customers to adopt new production methods and invest new capital in their businesses. Manufacturers in these markets traditionally have substantial capital investments in their plant and equipment, including in their furnaces. In this market, the sale of our technologies will be subject to budget constraints and resistance to change of long-established production techniques and processes, which could result in significant reduction in our anticipated revenues. We cannot assure investors that customers will have the necessary funds to purchase our technology and products even though they may want to do so. Further, even if such customers have the necessary funds, we may experience delays and relatively long sales cycles due to their internal decision making policies and procedures and reticence to change. There can be no assurance that we will be successful in our efforts to market our products or to develop markets in the manner we contemplate.

Our industry is susceptible to technological advancements in production methods and our competitive advantage may be reduced if we fail to keep up with changes in the technological processes. Our services are subject to significant technological change and innovation. Technological developments are occurring and while the effects of such developments are uncertain, they may have a material adverse effect on the demand for our products and services. Additionally, we may not be able to match any technological changes in needs of our target customers, which will reduce demand for our products.

The sales cycles for our microwave furnaces and services are lengthy and unpredictable, and we may expend substantial funds and management effort with no assurance of sales.

Our sales efforts require the effective demonstration of the benefits, value, differentiation and validation of our products and services, and training of personnel and departments within a potential customer organization. Accordingly, the sales cycles for our microwave furnaces and services are typically lengthy and unpredictable. The process begins with the identification of potential customers in selected markets. If the customer is interested, the customer will usually send samples to us for initial analysis and testing. We then test run the product through our microwave furnace. Provided we are able to demonstrate the efficacy of our technology on the application sample to the customer, it may then perform extended durability and other testing. In most cases, we are unable to exert any control or influence over such testing. Upon conclusion of the customer testing, we are able to determine whether the customer will place an order with us or not. Often, the customer will need to adapt its product to work with our processes. We expect that the customer’s resistance to change, costs, access to capital and payback on investment will be factors in its decision to adopt and utilize our technology.

We may also be required to negotiate agreements containing terms unique to each prospective customer, which further lengthen the sales cycle. Furthermore, the capital spending policies of potential customers may have a significant effect on the timing of demand for our products. These policies are based on a wide variety of factors outside of our control, including the requirements of government grants, the resources available for purchasing research equipment and services, the spending priorities among various types of equipment and services and the policies regarding capital expenditures during recessionary periods, all of which can lengthen the sales cycles for our products and services. As a result, we may expend substantial funds and management effort in connection with our sales efforts with no assurance that we will sell our products or services. These lengthy sales cycles make it more difficult for us to accurately forecast revenue in future periods and may cause revenue and operating results to vary significantly from period to period.

If we are unable to compete in our market, you may lose all or part of your investment.

There are numerous other companies, including Centorr Vacuum Industries, Ipsen, Inc. and Nabertherm LLC that are engaged in the business of manufacturing conventional furnaces involved in the sintering of powdered metals or ceramics. All of these companies have substantially greater resources than we do and enjoy well established production facilities and processes, market presence, distribution networks and market share. It is likely that any or all of these other companies are in the process of, and have allocated substantially more resources than we have, in developing their own products that are or would be competitive with our products. Their ability to produce economies of scale may put us at a disadvantage.

Although U.S. production of microwave furnaces for our target industries does not exist, microwave furnaces are being produced in other countries that would provide significant competition to our expected microwave offerings if they were imported. However, we believe that the use of foreign-made microwave furnaces for sintering of powdered metals within the U.S. would potentially infringe upon our intellectual property rights. Increased competition or our failure to compete successfully is likely to result in price reductions, fewer customer orders, reduced gross margins, increased marketing costs, failure to acquire or retain market share, or any combination of these. There can be no assurance that we will be able to compete successfully against currently anticipated or future competitors or that competitive pressures will not have a material adverse effect on our business, operating results and financial condition. If we are not successful in competing against our current and future competitors, you could lose your entire investment. See “Description of Business-Competition.”

There are economic and general risks relating to our business.

The success of our activities is subject to risks inherent in our business generally, including demand for products and services; general economic conditions; changes in taxes and tax laws; and changes in government regulations and policies.

Electrical power is integral to our production processes.

While our microwave technology uses significantly less power than conventional high temperature processes, we do expect to use significant amounts of electrical power in our and our customers’ operations. Electrical power prices have been relatively stable, but they may not remain so. Any significant increase in the price of power sources will increase our costs of production.

Our products and production processes could subject us to possible environmental liability.

Metal processing and sintering technologies, such as those used by our competitors, as well as our microwave sintering systems, are subject to federal, state and local environmental laws. Under such laws, we may be liable for the treatment, cleanup, remediation and/or removal of any hazardous substances discovered at any property we use for our operations, despite the fact that our technology does not utilize the same potential environmentally impactive processes as our competitors. In addition, courts or government agencies may impose liability for, among other things, the improper release, discharge, storage, use, disposal or transportation of hazardous substances. We might use hazardous substances and, if we do, we will be subject to substantial risks that environmental remediation will be required.

Because the industry is highly regulated in environmental matters, there is a risk that we may incur costs despite our ability to avoid most of the environmental hazards that affect the industry. While we have not found that our processes discharge any harmful effluents and will continue to follow every safety and environmental regulation required, we will utilize high intensity electrical power and produce products that may be considered toxic or carcinogenic if handled improperly.

Defects in our products could impair our ability to sell our products or could result in litigation and other significant costs.

Detection of any significant defects in our metal processing and sintering systems may result in, among other things, delay in time-to-market, loss of market acceptance and sales of our products, diversion of development resources, injury to our reputation, or increased warranty costs. Because our products are technologically complex, they may contain defects that cannot be detected prior to shipment. These defects could harm our reputation and impair our ability to sell our products. The costs we may incur in correcting any product defects may be substantial and could decrease our profit margins. Additionally, errors, defects or other performance problems could result in financial or other damages to our customers, which could result in litigation. Product liability litigation, even if we prevail, would be time consuming and costly to defend. Our product liability insurance may not be adequate to cover claims. Our product liability insurance coverage per occurrence is $1,000,000 with a $2,000,000 aggregate for our general business liability coverage, with an additional $1,000,000 per occurrence. Our excess or umbrella liability coverage per occurrence is $1,000,000, with an aggregate of $1,000,000.

Product defects in our microwave furnaces can be caused by production processes or defects in component parts of Syno-Therm or raw materials that they use. Further, products manufactured by our customers using our products and technologies will be subject to their own sets of production defection or risks. This is common to every product manufactured which is based on modern powdered metal processing or sintering technology. The microwave furnaces we utilize come from one source. We will attempt to mitigate the possibility of shipping defective microwave furnaces product by fully testing them as they come in and thoroughly testing them before they are shipped out to our customers. While we believe that Syno-Therm is reliable and has good quality controls, we can make no assurances because we are not the manufacturer.

We are dependent on key personnel.

Our success will be largely dependent upon the efforts of our executive officers and certain key employees, Mr. Joseph Hines, Mr. Michael Kirksey, Mr. Robert Desberg and Dr. Kuruvilla Cherian. We have entered into employment agreements with Mr. Hines and Mr. Kirksey, that became effective October 1, 2008. Each such agreement has a term of three years, expiring in 2011. The loss of the services of these individuals could have a material adverse effect on our business and prospects. There can be no assurance that we will be able to retain the services of such individuals in the future. We are also dependent to a substantial degree on our technical and development staff. Our success will be dependent upon our ability to hire and retain additional qualified technical, research, management, marketing and financial personnel. We will compete with other companies with greater financial and other resources for such personnel. Although we have not to date experienced difficulty in attracting qualified personnel, there can be no assurance that we will be able to retain our present personnel or acquire additional qualified personnel as and when needed. If we are unable to attract and retain such personnel, we may not be successful in the implementation of our business plan. See “We may not be successful in the implementation of our business plan.”

We have limited marketing capability and may not successfully market our products.

We have limited marketing capabilities and resources. In order to achieve market penetration we will have to undertake significant efforts and expenditures to create awareness of, and demand for, our powdered metal processing technology and products. Our ability to penetrate the market and build our customer base will be substantially dependent on our marketing efforts, including our ability to establish strategic marketing arrangements with manufacturers and suppliers in the powdered metal sintering market. No assurance can be given that we will be able to enter into any such arrangements or if entered into that they will be successful. Our failure to successfully develop our marketing capabilities, both internally and through third-party alliances, would have a material adverse effect on our business, operating results and financial condition. Further, there can be no assurance that, if developed, such marketing capabilities will lead to sales of our furnaces and products.

We provide a limited, one-year warranty on our furnaces.

We provide a limited, one-year warranty covering equipment defects in manufacturing and installation, but not covering any related loss in manufacturing output or materials. We receive a warranty from our manufacturer, Syno-Therm, with the same coverage. In the unlikely event that Syno-Therm did not honor its warranty to us on the equipment, we would be forced to cover the entire cost of equipment repair or replacement if such equipment is defective under the terms of our warranty to the customer. It may be necessary to segregate certain warranty-covered revenue on our financial statements to effectively allow for potential claims and reserves for such claims.

We are uncertain of our ability to protect our patents and intellectual property.

We rely primarily on a combination of U.S. and foreign patent and trademark laws, trade secrets, license agreements, confidentiality procedures and contractual provisions to protect our proprietary rights, which are our key assets. There can be no assurance that any of our pending or future patent applications, whether or not being currently challenged by applicable governmental patent examiners, will be issued with the scope of the claims sought, if at all. There also can be no assurance that any patents or licenses or sublicenses relating thereto that we may obtain or are relied upon by our key suppliers of equipment, such as industrial microwave furnaces, will not be invalidated, circumvented or challenged. Furthermore, there can be no assurance that others will not develop technologies that are similar or superior to our technology or design around any patents owned by us. Unauthorized parties may attempt to copy aspects of our products or to obtain and use information we regard as proprietary. In addition, the laws of some foreign countries do not protect proprietary rights as fully as do the laws of the United States. There can be no assurance that our means of protecting its proprietary rights in the United States or abroad will be adequate or that others will not independently develop similar or superior technology.

In a similar manner, the patents licensed from Penn State have not been guaranteed by the licensor, and there are no assurances or warranties given or implied that the technology described in the patents licensed is protected from other use or that these patents do not infringe on technology licensed by other parties. In addition, while we are the exclusive licensee of eight out of the nine patents we license from Penn State, other licensees under the remaining non-exclusive license may be able to compete with us. No assurances can be made that these technologies will not be superseded, circumvented or challenged.

The patent on which we have a non-exclusive license, U.S. Patent 6,610,241, “Microwave Sintering of Multilayer Dielectrics with Base Metal Electrodes,” is not integral to our proposed business activities, and no licensing fees or other payments are associated solely with the non-exclusive patent license. If other non-exclusive licensees to this patent were to manufacture or license components based on this technology, we do not believe it would impact our business as we do not plan to produce items covered under this patent for the foreseeable future.

We rely on licenses to use various technologies that are material to our business.

We have a licensing agreement with Penn State granting us the right to use certain intellectual property contained in nine patents. The term of the licensing agreement continues until the end of the life of the last to expire patent. If we fail to make the payments under these licenses or if we lose or cannot maintain them on acceptable terms, it would cause us significant time and expense to redevelop our microwave furnaces and technologies for metal and ceramic powder sintering or halt our ability to market our products and technology, which would have a material adverse effect on our business, operating results and financial condition. Our rights to use these technologies and employ the inventions claimed in the licensed patents are subject to Penn State abiding by the terms of those licenses.

We license patent rights from third-party owners. If such owners do not properly maintain or enforce the patents underlying such licenses, our competitive position and business prospects will be harmed.

We are party to a number of licenses from Penn State that give us rights to third-party intellectual property that is necessary or useful for our business. We may also enter into additional licenses to third-party intellectual property in the future. Our success may in some instances depend on the ability of our licensor to obtain, maintain and enforce patent protection for its intellectual property because we do not control the prosecution of the patents to which we hold licenses, and we do not control the strategy for determining when any patents to which we hold licenses should be enforced. Instead, we rely upon our licensor to determine the appropriate strategy for prosecuting and enforcing those patents. For example, Penn State is responsible for filing, prosecuting and maintaining the patents and applications that we have licensed from it. Accordingly we are dependent on Penn State to prosecute the patent applications and maintain issued Penn State patents. In addition,

Penn State may determine not to pursue litigation against other companies that are infringing these patents, or may pursue such litigation less aggressively than we would. Without protection for the intellectual property we license, other companies might be able to offer substantially identical products for sale, which could adversely affect our competitive business position and prospects.

We may expand by acquiring other companies, which may divert management’s attention, result in additional dilution to our shareholders, and consume resources that are necessary to operate and sustain our business.

Our business strategy may include acquiring complementary services, technologies or businesses, given sufficient capital and attractive prospects. We also may enter into relationships with other businesses to expand our product or service offerings or our ability to provide service in foreign jurisdictions, which could involve preferred or exclusive licenses, additional channels of distribution, discount pricing, investments in other companies, or other strategies. Negotiating these transactions can be time-consuming, difficult and expensive. Our ability to close these transactions may often be subject to approvals that are beyond our control. Consequently, these transactions, even if undertaken and announced, may not close. We have no ongoing negotiations or current agreements or commitments for any acquisitions or similar transactions.

An acquisition, investment or business relationship may result in unforeseen operating difficulties and expenditures. In particular, we may encounter difficulties assimilating or integrating the businesses, technologies, products, personnel or operations of the acquired companies, particularly if the key personnel of the acquired company choose not to work for us, the target’s technology is not easily adapted to work with ours, or we are unable to retain the customers of any acquired business due to changes in management or otherwise. Acquisitions may also disrupt our business, divert our resources, and require significant management attention that would otherwise be available for operation and development of our business. Moreover, the anticipated benefits of any acquisition, investment or business relationship may not be realized or we may be exposed to unknown liabilities. For one or more of those transactions, we may:

•	issue additional equity securities that would dilute our stockholders;

•	use cash that we may need in the future to operate our business;

•	incur debt on terms unfavorable to us or that we are unable to repay;

•	incur large charges or substantial liabilities;

•	encounter difficulties retaining key employees of the acquired company or integrating diverse technology or business cultures; and/or

•	become subject to adverse tax consequences, substantial depreciation, or deferred compensation charges.

Any of these risks could harm our business and operating results.

Risks Related to this Registration

We will use discretion in the application of the proceeds of this offering.

We intend to use a large portion of the net proceeds of this offering to fund working capital. If significantly less than the entire offering is sold, we will be forced to allocate the reduced proceeds in the discretion of management. Due to the number and variability of factors that we will analyze before we determine how to use such net proceeds, we will have broad discretion in allocating a significant portion of the net proceeds from this offering without any action or approval of our shareholders. Accordingly, investors will not have the opportunity to evaluate the economic, financial and other relevant information that we will consider in determining the application of such net proceeds.

There is a limited market for your shares and you may not be able to sell them.

We intend to apply for listing of our common stock on The NASDAQ Capital Market. There can be no assurance that if such application is granted, that an active market will develop for our common stock on the NASDAQ. Additionally, there can be no assurance any broker will be interested in trading our stock. Therefore, it may be difficult to sell your shares of common stock if you desire or need to sell them. You may have no more liquidity in your shares of common stock even if we are successful in the future in registering with the SEC and listing on the NASDAQ.

There is no guarantee that our shares will be listed on the NASDAQ.

Prior to this offering, there has been no public market for our common stock. We intend to apply for listing of our common stock on the NASDAQ. As of the date of this prospectus, it is unclear whether we satisfy the NASDAQ listing requirements and whether we could expect that our common stock will be able to be listed on the NASDAQ. Our NASDAQ listing, thus, is not guaranteed. There can be no assurance that such application will be granted or that an active market will develop for our common stock on the NASDAQ. Even after deposit of an amount equal to the Minimum Offering in the Escrow Account, if we do not receive confirmation from the NASDAQ that our shares satisfy such listing requirements, the offering will terminate and all funds will be returned to investors without interest. Even if such listing is approved, there can be no assurance any broker will be interested in trading our stock. Therefore, it may be difficult to sell your shares of common stock if you desire or need to sell them. You may have no more liquidity in your shares of common stock even if we are successful in the future in registering with the SEC and listing on the NASDAQ.

If we do not meet the NASDAQ requirements for continued listing, our common stock may be delisted and our securities may become illiquid.

The NASDAQ requires that listed companies satisfy various requirements for continued listing of their securities, including requirements relating to, among other things, corporate governance, shareholder approval and voting, minimum trading price and shareholders’ equity. If we fail to satisfy any of the requirements for continued listing of our securities on the NASDAQ, our securities may be delisted.

If our securities are delisted from the NASDAQ, they will likely be quoted in the over-the-counter market in the “pink sheets” or the OTC Bulletin Board. Consequently, an investor would find it more difficult to trade our securities. In addition, if our common stock is delisted from the NASDAQ, it will be subject to the rules relating to “penny stocks.” These rules require brokers who sell securities subject to such rules to persons other than established customers and “institutional accredited investors” to complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning the risks of trading in the securities. Application of the penny stock rules to our securities will adversely affect the market liquidity of our securities, which may adversely affect the ability of purchasers in this offering to resell our securities.

Coalitions of a few of our larger stockholders have sufficient voting power to make corporate governance decisions that could have a significant effect on us and the other stockholders.

Our officers, directors, and principal stockholders (greater than five percent (5%) stockholders) together will control approximately 61.06% of our outstanding common stock on a fully diluted basis if the Minimum Offering is sold and 59.69% on a fully diluted basis if the Maximum Offering is sold. Our founders, Mssrs. Hines and Kirksey, will together control approximately 42.45% of our outstanding common stock on a fully diluted basis if the Minimum Offering is sold and 41.39% on a fully diluted basis if the Maximum Offering is sold. As a result, these stockholders, if they act together, will be able to exert a significant degree of influence over our management and affairs and over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, this concentration of ownership may delay or prevent a change in our control and might affect the market price of our common stock, even when a change in control may be in the best interest of all stockholders. Furthermore, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders. Accordingly, these stockholders could cause us to enter into transactions or agreements that we would not otherwise consider.

Our common stock could trade at prices below the initial public offering price.

There has not been a public trading market for shares of our common stock prior to this offering. An active trading market may not develop or be sustained after this offering. The initial public offering price for the shares of common stock sold in this offering has been determined by negotiation between us and the Underwriter. This price may not be indicative of the price at which our common stock will trade after this offering, and our common stock could easily trade below the initial public offering price.

The sale of substantial amounts of our common stock may have a depressive effect on the market price of the outstanding shares of our common stock, lower our value and make it more difficult for us to raise capital.

Of the 5,122,750 shares of our common stock outstanding at June 19, 2009, 3,678,150 are “restricted securities,” as that term is defined in Rule 144 promulgated under the Securities Act, and may be sold only in compliance with Rule 144, pursuant to registration under the Securities Act or pursuant to an exemption from such registration. A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to registration of shares of common stock of present shareholders, may have a depressive effect upon the price of our common stock in any market that may develop. An excessive sale of our shares may result in a substantial decline in the price of our common stock and limit our ability to raise capital, even if our business is doing well. Furthermore, the sale of a significant amount of securities into the market could cause the value of our securities to decline in value. Of our shares of common stock outstanding, 1,444,600 were eligible for sale under Rule 144 as of June 19, 2009. Further, at June 19, 2009, we had outstanding warrants exercisable to purchase 1,769,060 shares of common stock and 64,000 outstanding options exercisable to purchase shares of common stock. If all such outstanding warrants and options were exercised, we would have a total of 6,955,810 shares of common stock outstanding.

Sales of substantial amounts of common stock by our stockholders under Rule 144 or otherwise, or even the potential for such sales, could have a depressive effect on the market price of the shares of our common stock and could impair our ability to raise capital through the sale of our equity securities. See “Description of Securities,” “Security Ownership of Certain Beneficial Owners and Management” and “Underwriting.”

Our stock price may be volatile, and you may be unable to sell your shares at or above the offering price.

The market price of our common stock could be subject to wide fluctuations in response to, among other things, the factors described in this “Risk Factors” section or otherwise, and other factors beyond our control, such as fluctuations in the valuations of companies perceived by investors to be comparable to us.

Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively affect the market price of our common stock.

In the past, many companies that have experienced volatility in the market price of their stock have become subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

Our stock price is likely to be highly volatile because of several factors, including a limited public float.

The market price of our common stock is likely to be highly volatile because it will be a new issue and there may be a relatively thin trading market for our stock, which would cause trades of small blocks of stock to have a significant impact on our stock price. If this is the case, you may not be able to resell shares of our common stock following periods of volatility because of the market’s adverse reaction to volatility.

Other factors that could cause such volatility may include, among other things:

•	actual or anticipated fluctuations in our operating results;

•	the potential absence of securities analysts covering us and distributing research and recommendations about us;

•	we may have a low trading volume for a number of reasons, including that a large amount of our stock is closely held;

•	overall stock market fluctuations;

•	announcements concerning our business or those of our competitors;

•	our ability to raise capital when we require it, and to raise such capital on favorable terms;

•	changes in financial estimates by securities analysts or our failure to perform as anticipated by the analysts;

•	announcements of technological innovations;

•	conditions or trends in the industry;

•	litigation;

•	changes in market valuations of other similar companies;

•	future sales of common stock;

•	departure of key personnel or failure to hire key personnel; and

•	general market conditions.

Any of these factors could have a significant and adverse impact on the market price of our common stock. In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

The possible issuance of common stock subject to options and warrants may dilute the interest of stockholders.

We adopted a 2008 Stock Option and Restricted Stock Plan under which we may grant awards to purchase 1,500,000 shares of our common stock, of which 64,000 options were issued as of June 19, 2009. In addition, as of June 19, 2009, we have 1,769,060 shares issuable upon exercise of warrants granted to third parties in connection with prior private placements of our equity securities and debt. To the extent that outstanding stock options and warrants are exercised, or additional securities are issued, dilution to the interests of our stockholders may occur. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected since the holders of the outstanding options can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than those provided in such outstanding options.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our common stock.

Our Articles of Incorporation authorize the issuance of 50,000,000 shares of our common stock and 5,000,000 shares of preferred stock. The common stock and preferred stock, as well as the awards available for issuance under the 2008 Stock Option and Restricted Stock Plan, can be issued by our board of directors, without stockholder approval. Any future issuances of such stock would further dilute the percentage ownership of us held by public stockholders. Any preferred stock that is issued may rank ahead of our common stock in terms of dividends, liquidation rights and voting rights and could adversely affect the voting power and the rights of our holders of common stock. In addition, the issuance of the preferred stock may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of the common stock.

We have never paid dividends and have no plans to in the future.

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our shares of common stock and we do not expect to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in our common stock may have will be in the form of appreciation, if any, in the market value of their shares of common stock. See “Dividend Policy.”

We may experience difficulties in the future in complying with Section 404 of the Sarbanes-Oxley Act.

After we are a public company, we will be required to evaluate our internal controls under Section 404 of the Sarbanes-Oxley Act of 2002. We will be required to comply with the internal control requirements of Section 404 of the Sarbanes-Oxley Act. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations.

If we fail to maintain proper and effective internal controls in future periods, it could adversely affect our operating results, financial condition and our ability to run our business effectively and could cause investors to lose confidence in our financial reporting.

Shareholders purchasing shares in this offering will experience immediate and substantial dilution, causing their investment to immediately be worth less than their purchase price.

If you purchase common stock in this offering, you will experience an immediate and substantial dilution in the projected book value of the common stock from the price you pay in this initial offering. This means that if you buy stock in this offering at $6.00 per share, you will pay substantially more than our current shareholders. The following represents your dilution: (i) if the Minimum Offering is sold, you will have an immediate dilution of $5.29 per common share and an immediate increase in net tangible book value to our present shareholders from $(0.16) to $0.71 per share will occur, and (ii) if the Maximum Offering is sold, you will have an immediate dilution of $5.19 per common share and an immediate increase in book value to our new shareholders from $(0.16) to $0.81 per share will occur.

We will sell broker-dealer warrants to our Underwriter in this offering.

We will sell to the Underwriter, as additional compensation, warrants (“Underwriter’s Warrants”) to purchase one Underwriter’s Warrant for every twenty shares sold in the offering, which is 58,334 Underwriter’s

Warrants if we sell the Minimum Offering and 66,667 Underwriter’s Warrants if we sell the Maximum Offering. The Underwriter’s Warrants may be exercised at any time commencing one year from the completion of the offering and continuing for four years thereafter to purchase shares of common stock at an exercise price equal to 150% of the offering price of the shares in this offering.

During the term of the Underwriter’s Warrants, their holders will have the opportunity to profit from an increase in the price of the shares. The existence of the Underwriter’s Warrants may adversely affect the market price of the shares if they become publicly traded and the terms on which we can obtain additional financing. The holders of the Underwriter’s Warrants can be expected to exercise them at a time when we would, in all likelihood, be able to obtain additional capital on terms more favorable than those contained in the Underwriter’s Warrants. See “Underwriting” and “Description of Securities.”

We provide indemnification of our officers and directors and we may have limited recourse against these individuals.

Our Articles of Incorporation and Bylaws contain broad indemnification and liability limiting provisions regarding our officers, directors and employees, including the limitation of liability for certain violations of fiduciary duties. Our shareholders therefore will have only limited recourse against these individuals.

Investors funds will be placed in escrow during the offering period and investors will not have use of their funds during the offering period.

The Underwriters are offering a minimum of 1,166,667 shares of common stock and a maximum of 1,333,334 shares of common stock on a best efforts basis. No commitment by anyone exists to purchase all or any part of the shares offered hereby. Consequently, there is no assurance that the shares being offered will be sold and subscriber’s funds may be escrowed for as long as ninety (90) days, or longer if the Underwriter extends the offering period, and then returned without interest if within such time an aggregate of $7,000,000 of funds are not received in the Escrow Account and the NASDAQ has not confirmed that the shares offered hereby will be listed on the NASDAQ. Investors will not have use of any funds paid for the shares during the offering period. See “Underwriting.”

The Underwriter will not make a market in our common stock and has limited experience in conducting public equity offerings.

We have retained Midtown Partners & Co., LLC to serve as the Underwriter in our initial public offering. While the principals of Midtown Partners & Co., LLC have extensive investment banking background and experiences, Midtown Partners & Co., LLC has not led or co-led any prior public offerings. The limited experience of Midtown Partners & Co., LLC may deter investors from investing, which could result in lower dispersion of shares and a less active trading market than could be achieved if we engaged a more experienced underwriter. In addition, Midtown Partners & Co., LLC will not make a market in our common stock after this offering is completed. This may result in lower demand for the shares after the offering.

USE OF PROCEEDS

The net proceeds from the sale of the shares of common stock offered hereby are estimated to be approximately $6,080,000 if the Minimum Offering is sold and $6,950,000 if the Maximum Offering is sold. We intend to utilize the estimated net proceeds following the offering for the following purposes:

	Minimum Offering		Maximum Offering
	Amount	%	Amount	%
Gross Offering Proceeds (1)	$7,000,000	100.0	$8,000,000	100.0
Commissions (2)	560,000	8.0	640,000	8.0
Unaccountable Expense Allowance (3)	210,000	3.0	240,000	3.0
Offering Expenses (4)	150,000	2.1	170,000	2.1

Net Proceeds	$6,080,000	86.9	$6,950,000	86.9

Furniture and Fixtures, Equipment (5)	225,000	3.2	275,000	3.4
Marketing (6)	1,250,000	17.9	1,625,000	20.3
Microwave Furnaces (7)	600,000	8.6	600,000	7.5
Research and Development (8)	700,000	10.0	925,000	11.6
Repayment of Shareholder Loans (9)	876,000	12.5	861,000	10.8
Working Capital/Potential Acquisitions (10)	2,429,000	34.7	2,664,000	33.3

Net Cash Proceeds	6,080,000	86.9	6,950,000	86.9
Total Commissions, Unaccountable Expense Allowance, and Offering Expenses	920,000	13.1	1,050,000	13.1

Total Application of Gross Proceeds	$7,000,000	100.0	$8,000,000	100.0

(1)	We are offering the first 1,166,667 shares on a “best efforts, all-or-none” basis and the remaining 166,667 shares on a “best efforts” basis. If more than the Minimum Offering, but less than the Maximum Offering is sold, the net proceeds will be applied among all of the categories, as set forth below.
(2)	We are offering the shares through the Underwriter and will pay a commission of 8% per share sold, provided the Minimum Offering is sold. See “Underwriting.”
(3)	We will pay the Underwriter an unaccountable expense allowance of 3% of the price of each share sold, provided the Minimum Offering is sold.
(4)	We will pay the offering expenses, and we will then be reimbursed for such costs and expenses from the proceeds of the offering. The offering expenses include legal and accounting fees, blue sky fees, printing, postage and any general administrative expenses directly related to the offer and sale of the shares. See “Underwriting.”
(5)	Represents estimated costs of the acquisition of furniture, computer systems, laboratory equipment, power upgrade, analytical and other equipment and fixtures for the production facilities, offices and related tenant improvements.
(6)	Represents the estimated costs of website enhancement, public relations expenditures, tradeshow attendance, hiring sales personnel, preparation of sales materials to promote our products and for travel and related expenses.
(7)	Represents the cost of the acquisition of two research and demonstration furnaces.
(8)	Represent research and development expenses for materials and contract testing.
(9)	Represents repayment of amounts loaned to us by five stockholders. The loans from Mr. Hines are represented by non-interest bearing promissory notes in the principal amounts of $447,000, $63,600, $62,000, $55,000 and $60,000. All of such notes carry no interest and are payable after September 30, 2009. Of the total principal of $687,600 outstanding loaned from Mr. Hines, $500,000 will be repaid with proceeds from this offering. In addition, this includes the repayment of two loans, each in the amount of $150,000 for a total of $300,000, provided by Mr. Joseph C. Koch, a principal stockholder, in the fourth quarter of 2008 and loans in the amount of $76,000 provided by four minority shareholders, also in the fourth quarter of 2008 and the first and second quarters of 2009, each to fund working capital requirements. These additional loans are due and payable on January 5, 2010 and bear an interest rate of 10%.

(10)	Represents the estimated amounts which we will apply toward working capital to cover our expected operating deficits, rent, salaries and general and administrative expenses. We may also apply a portion of our working capital to additional marketing of our product and to strategic acquisitions that are complementary to our business. We have no active negotiations with any potential acquisition target. See “Underwriting.”

The foregoing represents our best estimate of the allocations of the proceeds of this offering based on our present plans and business conditions. The amounts and timing of expenditures described in the table below for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing. There can be no assurances that unforeseen events or changes in business conditions will not result in the application of proceeds of this offering in a manner other than is described in this prospectus. Any such reallocation of the net proceeds of the offering would be substantially limited to the categories set forth above. We believe we will have sufficient working capital for 12 months if the Minimum Offering is sold and 18 months if the Maximum Offering is sold. Pending application, any unused working capital amounts will be invested in interest bearing savings accounts, certificates of deposit and money market accounts where there is appropriate safety of principal.

Once the Minimum Offering is met, additional funds will be allocated as follows: 5% of additional funds to Furniture, Fixtures and Equipment until the full use is reached; 27% of additional funds to Marketing until the full use is reached; 15% of additional funds to Research and Development until the full use is reached; and 53% of additional funds to Working Capital until the full use is reached. Full use in these four categories combined will occur at $6,950,000 in Net Proceeds. No further Use of Proceeds for Debt Repayment will be needed after the Minimum is met.

DETERMINATION OF OFFERING PRICE

Prior to this offering, there has been no public market for our securities. The offering price of $6.00 per share was determined based on negotiations between the Underwriter and us. Factors considered in determining such price in addition to prevailing market conditions include an assessment of our future prospects. Such price does not have any relationship to any established criteria of value, such as book value or earnings per share. Such price is not indicative of the current market value of our assets. No valuation or appraisal has been prepared for our business. No assurance can be given that the shares can be resold at the public offering price.

DILUTION

If you purchase common stock in this offering, you will experience an immediate and substantial dilution in the projected net tangible book value of the common stock from the price you pay in this initial offering. The net tangible book value of our common stock as of March 31, 2009 was $(959,260), or $(0.16) per share of common stock. Net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of shares of common stock outstanding plus shares underlying convertible securities, such as options and warrants, held by officers, directors and affiliated persons and exercisable within 60 days of the statement date. This total potential outstanding number of common shares is 6,091,850 at June 19, 2009.

After giving effect to our sale of common stock in this offering and the receipt and application of the estimated net proceeds (at an initial public offering price of $6.00 per share, after deducting estimated offering expenses), our projected net tangible book value as of March 31, 2009 would be $5,120,740, or $0.71 per share, if the Minimum Offering is sold, and $5,990,740, or $0.81 per share, if the Maximum Offering is sold.

This means that if you buy stock in this offering at $6.00 per share, you will pay substantially more than our current common shareholders paid for their shares. The following represents your dilution:

•

If the Minimum Offering is sold, an immediate decrease in net tangible book value to our new shareholders from $6.00 to $0.71 per share and an immediate dilution to the new shareholders of $5.29 per share.

•

If the Maximum Offering is sold, an immediate decrease in net tangible book value to our new shareholders from $6.00 to $0.81 per share and an immediate dilution to the new shareholders of $5.19 per share.

The following table illustrates this per share dilution, based on the net tangible book value and the fully diluted number of common shares outstanding as of March 31, 2009:

	Minimum Offering	Maximum Offering
Offering price per share of common stock	$6.00	$6.00
Net tangible book value per share as of March 31, 2009	(0.16)	(0.16)
Net tangible book value per share after this offering	0.71	0.81
Increase attributable to sale of shares to new investors in this offering	0.87	0.97
Projected net tangible book value per share after this offering	0.71	0.81

Dilution per share to new investors	$5.29	$5.19

Percentage dilution per share to new investors	88%	87%

DESCRIPTION OF BUSINESS

Introduction

We are a development stage company that plans to develop, market and distribute industrial microwave technology for the sintering of powdered metals and advanced ceramic powders in the United States and Canada. We will deliver technology to domestic markets through the sale of high-temperature, industrial microwave furnaces and the sublicense of certain intellectual property associated with the microwave sintering of such materials. Sintering is the binding without melting, at a microscopic level, of small particles of metal or ceramics and is frequently used for the production of industrial parts or components.

We plan to derive our future revenue from several sources: (i) sale of industrial microwave furnaces that we purchase from Syno-Therm for high-temperature microwave processing of powdered metals and ceramics; (ii) fixed annual sublicense royalties we will receive from our customers from the sublicense of technology associated with the microwave sintering of powdered metals and advanced ceramics; and (iii) royalties on sales of imported of microwave sintered parts produced off-shore by third parties and sold in the U.S. under our sublicenses. Given sufficient capital and attractive prospects, we also intend to explore marketing our technology to the water treatment and mining equipment industries. Through June 19, 2009, we have derived nominal revenue from the sale of one furnace and nominal process development revenue, and we have received purchase orders in the amount of $450,000 for additional microwave furnaces.

After investigation of various materials technologies, in the spring of 2006, we licensed an industrial microwave intellectual property portfolio of nine patents from Penn State. Our licenses from Penn State are associated with the microwave processing of powdered metal and advanced ceramics, as well as other materials. We obtained exclusive licenses for eight U.S. patents, and a non-exclusive license for one additional U.S. patent, covering advances in material science, including the manufacture of industrial microwave furnaces, microwave processing of powdered metal and specialized microwave processing of advanced ceramic powders. We intend to pursue our target markets by sub-licensing the proprietary processes covered by the patents and selling microwave furnaces and equipment under our distribution agreement with Syno-Therm. These licenses are based on paying license issue fees through 2008 and a minimum royalty at escalating levels through the remaining life of the license. If the payment schedules are met, the license is non-cancellable for the life of the patents. See “License Agreement” for additional information regarding the terms of our license agreement with Penn State.

In 2007 we entered into a Sales Agency Agreement with Syno-Therm. We are the exclusive distributor for Syno-Therm microwave furnaces in North and South America. We believe that these high-temperature systems have significant technical advantages over low-temperature microwave equipment and allow for processing either batch or continuance flow material. Our agreement with Syno-Therm, which expires in 2010, is not cancellable if minimum purchases are made. Under the Sales Agency Agreement, Syno-Therm may not sell any equipment in North and South America during its term except through us, and we may not sell Syno-Therm equipment in Asia or any of Syno-Therm’s other protected areas. However, we may choose to sell microwave furnaces from other manufacturers if it is to our advantage to do so. See “Microwave Furnaces—Sales Agency Agreement” for additional information with respect to our agreement with Syno-Therm.

We believe that our technology has applications in the domestic powdered metal component production industry, where current production methodologies involve the use of gas or electric furnaces with relatively high energy consumption and slow cycle times. Based upon our research, we believe that microwave sintering of powdered metal and metal composites yields components with greater durability, at less than 20% of the energy consumption and with up to a 90% reduction in cycle time. Differences in hardness, density, and other characteristics, are apparent between conventionally produced powdered metal parts and microwave produced powdered metal parts, enabling test methods that clearly differentiate microwave sintered components. Utilizing the licensed microwave technology, we also plan to engage in product development to create other products through our research effort in conjunction with Penn State and Arizona State University.

History. We were founded in 2004 as an Arizona corporation to focus on commercialization of various aspects of materials science. We initially conducted research and product development for a novel method of producing high-purity metal oxides. That research generated new technology, a U.S. patent and progress in the development of commercial production methods and products. The patent that we own covers a methodology of production of certain ceramic powders, which may be complementary to our business in the future. As our research and development continued to evolve in 2006, we focused on the sale of microwave furnaces for high-temperature microwave processing for powdered metals and ceramics. In July 2008, we transferred the domicile of our corporation from Arizona to Nevada.

Business Strategy

The three core elements of our business strategy are:

•	Industry-wide promotion of the technologies where supply and demand factors create strong profit margins;

•	Protection of those technologies through proprietary or exclusively licensed patents and trademarks; and

•	Development of new materials technologies that can be applied near-term.

Microwave Furnaces

A vital part of our microwave technology packages are suitable furnaces for high temperature applications. Syno-Therm, our supplier, has considerable experience in producing microwave furnaces for a variety of high temperature uses, and builds models for the sintering of powder metals and ceramics and chemical synthesis. These microwave furnaces have computer controls and other advanced features and operate at temperatures of up to 1700° centigrade. These furnaces range from small laboratory models for experimental and analytical use through large custom multi-stage versions for continuous production of sintered metal powder parts, or large vacuum based furnaces for sensitive materials. The furnaces will be priced from approximately $12,000 for the smallest standard laboratory models to over $500,000 for the largest continuous systems. Microwave furnaces are often simpler in design and construction than similar capacity conventional furnaces, allowing for lower manufacturing costs, and construction in as little as sixty days for some models.

Other important parts of our microwave technology package include sublicenses of our licensed technology from Penn State and service and support of the microwave furnaces we have sold. We will charge annual sublicenses based on a percentage of the value of the output from the licensed microwave furnace, which will vary widely between applications. We plan to provide the technical and engineering support for installation and set-up. We intend to stock spare parts sufficient to provide a reserve for domestic replacements, but will draw the majority of spares from the furnace producers.

Sales Agency Agreement. We are party to a Sales Agency Agreement with Syno-Therm, effective as of December 15, 2007, which grants us the exclusive right to sell microwave furnaces and relevant devices in North and South America. The Agreement is for a three-year term, and may be terminated by Syno-Therm if we fail to purchase furnaces totaling over $300,000 in the first year of the Agreement, over $400,000 in the second year, and over $500,000 in the third year.

At December 31, 2008, we had annual purchases of $114,998, and an unfulfilled purchase order for $222,100 to Syno-Therm. The Syno-Therm Sales Agency Agreement is in force through December 15, 2009, with these purchases as the minimums have been met for the first year. This purchase order is being fulfilled in the second and third quarters of 2009.

Upon completion of this offering, we intend to purchase a continuous horizontal furnace from Syno-Therm at a cost of approximately $275,000 for use in our on-going research and development in order to reach a portion of our required purchase amount from Syno-Therm of $400,000 for 2009. This continuous system is vital to our research and process development efforts and for demonstration as part of our marketing efforts, as we believe it will be the first continuous, fully-microwave system in the Western Hemisphere suitable for high temperature use in sintering of powder metals and ceramics.

License Agreement

The second component of our microwave technology package is the intellectual property to produce powdered metal parts using the microwave furnace that we will sublicense to our customers. Without this sublicense a customer would not be able to utilize the microwave furnace to produce powdered metal parts or components. Penn State has licensed us its intellectual property under a License Agreement, dated July 20, 2006. The License Agreement grants us: (i) an exclusive right and license to, with the right to sublicense, the rights existing in eight patents and (ii) a nonexclusive right and license to, with the right to sublicense, the rights existing in one patent, to make and sell any process or product that is covered by at least one unexpired claim of such patent rights (the “Licensed Product”). Penn State retains for itself and for Penn State University the rights to practice under the patent rights for their own research and educational purposes.

In consideration for the licenses, we pay Penn State $25,000 in fees, plus a running royalty of 3% of revenue derived from the sale of a Licensed Product or from any fee collected by us where a Licensed Product is provided by our sub-licensee, plus royalties for all sublicensing revenue. We must pay a minimum of $25,000 in 2009, $50,000 in each of 2010, 2011, and 2012, $100,000 in each of 2013 through 2016, and $250,000 for each year thereafter for the remainder of the term, which continues until the end of the life of the last to expire patent, unless we terminate the License Agreement earlier, regardless of the total royalties we have collected in relation to sales of the Licensed Product. If we fail to make such payments, Penn State may terminate the License Agreement. The last patent expires in July 2021.

Advantages of Microwave Sintering for Powdered Metals and Advanced Ceramics

The powdered metal and ceramic industries use huge amounts of heat energy to sinter, or bind without melting, at a microscopic level, small particles of metal or ceramics. While sintering or firing of ceramics has been done for years, sintering of powdered metal is a more recent innovation that has been widely adopted in the production of industrial parts. In a typical sintering process, powdered metal, such as steel, copper and aluminum, is combined with a binder, pressed into a rough shape, treated at a temperature high enough to attach the powder grains to each other, cooled and, if required, finished.

We believe that there are several significant problems in the powdered metal component industry we can address. These include a dimensional variation in many parts; failure of parts to reach maximum density; inability to create certain desired sizes and shapes; and long, costly and energy-intensive process times. Because of these factors, we have concluded that the powdered metals component industry had difficulty meeting certain requirements or specifications of customers and therefore has not penetrated some high-value markets.

Based on published studies, we believe that the microwave sintering of powdered metal components, when compared with conventional sintering, has the following advantages:

•	Greater durability;

•	Greater density and hardness;

•	Less post-sintering finishing;

•	Lower shrinkage rate, closer to the desired “net shape”;

•	Less raw material waste;

•	Reduced energy consumption; and

•	Faster throughput (based on management’s estimates of shorter processing time).

An advantage of microwave heating is that the entire part couples in the energy field, directly absorbing energy throughout the volume. Conventional gas or electric furnaces may require as much as thirty hours of total heating time for certain materials. We estimate the savings in using microwave furnaces for sintering may be as much as 50% in energy costs and 25% in time, depending on the application. These advantages are made possible by the heating characteristics of the microwave sintering process: parts are internally heated by microwave stimulation rather than by being subjected to external convective or radiant heat. Energy is used only to process parts, not to heat the furnace. Microwave heating is much faster, resulting in smaller spaces between metal particles, greater density and hardness, as well as improved dimensional stability, which in many cases eliminates post-sintering finishing steps. This shortens processing time, increases throughput, and reduces manpower needs, maintenance costs and capital expenditures. We believe that this combination of effects will result in substantial cost savings.

Despite the advantages of our microwave sintering process, manufacturers in these markets traditionally have substantial capital investments in their plant and equipment, including in their furnaces. Accordingly, we expect that selling our technology in this market will be subject to budget constraints and resistance to change of long-established production techniques and processes, which could adversely affect the size and timing of our sales. Even if we convince our prospective customers of the efficacy of our technology, they may not have the necessary funds to purchase it. Further, even if such customers have the necessary funds, we may experience delays and relatively long sales cycles due to their internal decision making policies and procedures and reticence to change. There can be no assurance that we will be successful in our efforts to market our products or to develop markets in the manner we contemplate.

Microwave processing of ceramics is in limited use in the U.S. The microwave furnaces being used are low-temperature, very expensive and, in our view, ill-suited to process advanced ceramics, such as nitrides. Until now, management believes that the more rapid adoption of microwave processing in China and Japan has given producers there a distinct advantage over U.S. powdered metal and ceramic processors. A recent development in the advanced ceramics industry is the use of microwave to sinter zirconia (zirconium oxide) ceramics for dental bridges and crowns. These dental zirconia parts, used in place of metal as the support or “coping” for the porcelain bite surface, appear to be gaining considerable market share in dental crown and bridge work. Zirconia is being utilized used in bioceramic applications, as it is very compatible with living tissue and provides some structural advantages over metals; in addition, zirconia copings may provide a more natural, tooth-like appearance under porcelain than the more traditional metal copings. Microwave sintering of these zirconia copings, we believe, provides a considerably shorter sintering cycle time and generates a product with smaller grain size and better characteristics in flexural strength and wear resistance. We have demonstrated sinter cycle times of two hours in our laboratory microwave furnaces as compared with over eight hours in conventional sintering equipment.

Application of Microwave Processing to Wastewater and Mining

Given sufficient capital and other resources, we plan to explore the marketing of our microwave furnaces and sublicenses to the wastewater treatment and mining industries. In wastewater treatment, current processes are dependent upon the contaminant, location, end use of the flow and many other factors. We may consider the production and marketing of ready-to-use waste water treatment systems, where pumps, filters and/or screens and piping will be added to the microwave unit so that the buyer has a turnkey product. We are also in the process of negotiating additional licenses from a foreign company for wastewater treatment through microwave and its applications.

In metals mining, many current production processes demand that ore be broken and ground, a process known as comminution, into particles as fine as beach sand prior to chemical leaching. Our preliminary sample tests have shown that microwaving the rough mined ore prior to fine grinding makes the ore considerably easier to grind and may also make the metal available without further chemical processes.

Market and Industry Overview

Powdered Metal Industry. According to Global Industry Analysts, Inc., an international business research company, sales in the North American powdered metal component industry were valued at $5.9 billion in 2008, which does not include the value of powdered metal components used as OEM parts in imported equipment. Further, it forecasts annual growth of up to 2% through 2011. The Metal Powders Industry Federation estimates that tooling and equipment are sold annually to approximately 300 companies in the powdered metal industry totaling about $300 million, according to the current data available on its website.

Advanced Ceramics Industry. According to the Freedonia Group, an international business research company, in its December 2008 report, the advanced ceramics industry in the U.S. consists of over 200 producers, with demand of over $10.4 billion in 2007, and a historical annual growth rate of demand of over 3.8% through 2007. This includes sales of high-purity ceramic components for industrial use, but does not include more common ceramics such as dinnerware. According to the same source, the fastest growing segment of this industry will be for bioceramics, which are used in dental and medical applications. A strong growth segment of this market will be for ceramic-based dental crowns; according to the Freedonia Group, in an April 2008 report, overall growth in ceramics used in dental crowns is expected to grow at roughly 5% annually through 2017. We believe that the use of zirconia for dental crown copings will continue to grow strongly, and we have sold 15 furnaces in the first quarter of 2009 to be used in the microwave sintering of this material.

Wastewater Treatment Industry. The market for non-chemical water treatment in the U.S. was approximately $2.6 billion in 2006, with an annual growth rate of over 4.5% expected through 2011, according to the Freedonia Group in its January 2008 report. Technologies in this industry include UV treatment, filtration, sedimentation and thermal processes. We believe that continued emphasis on pollution control and efficiency will support the growth rate for non-chemical waste water treatment.

Mining Equipment Industry. The Freedonia Group, an international business research company, estimates that the North American mining equipment industry generated annual revenues of $4.6 billion in 2006, with $695 million devoted to crushing, pulverizing and screening equipment. It forecasts annual growth of North American mining industry revenues at over 5% through 2011 in its March 2008 report.

Sales and Marketing

We plan to market to the broad category of our customers within our targeted industries, although we believe that the customer with a high-value product (versus a commodity-type product) will be more likely to purchase our products, because it should have more flexibility in its cost structure to accommodate new equipment and more demanding product specifications which may be harder to achieve with conventional processes. We have made only limited marketing efforts to date and had one customer in 2007.

Powdered Metal. Initially, we intend to pursue customers in high-margin areas of powdered metal processing, such as medical instruments, turbine blades and aircraft engine parts. Harder, higher density parts produced via microwave may also take market share from other processing techniques, such as forging or casting that current powdered metal processes can not displace. As awareness of the value of microwave technology in the powder metal industry grows, and as energy costs increase, penetration of lower-margin industry segments may follow.

We plan to launch a public relations and marketing campaign targeting the powdered metal industry, designed to generate industry and national media coverage. Releases will include information on industry-wide energy savings through microwave, enhanced product quality through microwave, and informational releases about our projects and products.

We plan to advertise our products in industry publications, providing exposure to technical buyers and process engineers who make purchase decisions on sintering systems. We plan to participate in industry tradeshows, the Microwave Processing Consortium, direct mail to powdered metal producers, and other marketing venues. We intend to encourage potential customers to submit designs for sampling, and if possible, to visit laboratory production facilities at Arizona State University and Penn State, where we will have the ability to perform development work and process samples for customers.

We expect to distribute our microwave systems through select manufacturer’s representatives in the powder metal equipment industry. We will select representatives based on their past success and their focus on capital goods for the powder metal industry. We also plan to have an internal direct sales and customer service department to support our sales representatives.

Advanced Ceramics. We plan to market to the advanced ceramics industry in a similar manner to the powdered metal industry, with the following important differences:

•

We do not expect that a sublicense will be necessary for certain applications. In specific instances where the customer wishes to produce components covered by the licensed intellectual property, both the price and sublicense terms will be similar to those used in the powdered metal industry;

•	Public relations, advertising and other promotional campaigns will target the ceramics industry;

•	We plan to commence an active campaign into ceramics concurrent with the powdered metal marketing program which is well underway; and

•

We are utilizing a distributor in the dental laboratory markets to sell microwave furnaces for sintering of zirconia crown and bridge materials. This distributor sells a complete zirconia system, including the zirconia materials, a CAD/CAM milling machine to shape each custom crown, and the microwave sintering furnace.

Wastewater Treatment Industry. If we pursue this industry, we expect the initial market segment will be the discharge from pharmaceutical and electronics streams, because microwave has a strong advantage in the breakdown of cyclic compounds generated by these industries. Additional target segments could include chemical processing and petroleum processing, which may be added as research and market analyses dictate.

Mining Equipment Industry. If we pursue the mining industry, we will focus on enhanced ore grinding, or comminution, that can be readily mated to industry standard conveyor/material handling systems. Due to its Arizona location, and the suitability of its ores to microwave processing, we will initially target the Arizona copper industry, with other locations and metallic ores to follow.

Research and Development

Development work on the use of microwaves for high-temperature industrial processing continues to take place at the Microwave Processing and Engineering Center at Penn State University under the direction of Dr. Dinesh Agrawal. As a full member of the Microwave Processing Consortium at the University, we have, in association with the other full members, rights of first refusal to any intellectual property developed with Consortium funding.

If various governmental agencies, including the Department of Defense and the National Science Foundation, make requests for proposals on projects appropriate for us, we plan to apply for grants to support product development and applications for our technology package. There can be no assurance that such grant proposals will be forthcoming or that we will obtain any grants.

During 2008 and 2007, we spent $133,143 and $154,384, respectively, on research and development. During the first quarters of 2009 and 2008 we spent $27,121 and $23,951 respectively on research and development. These expenditures were primarily for salaries, materials and equipment used in process development activities. In choosing to license technology, rather than develop marketable technology internally, we have minimized our research and development expenditures. As part of our sales and marketing programs, we will process certain materials for existing or potential clients in our demonstration microwave system, which will entail some expense to us. However, if we are processing materials for current or potential customers that are proprietary, involve development of new processes, or involve substantial amounts of machine or employee time, we will require the customer to pay for such activities.

Competition

There are numerous other companies, including Centorr Vacuum Industries, C.I. Hayes, Harper International, Ipsen, Inc., Nabertherm LLC and ThermalTek, that are engaged in the business of manufacturing and marketing conventional electric or gas high temperature sintering and thermal process furnaces. In addition, there are other companies working to introduce microwave or combination microwave conventional furnaces in the United States, such as Carbolite, Muegge and Linn High Therm. All of these companies have substantially greater resources than we do and enjoy well established production facilities and processes, market presence, distribution networks and market share. It is likely that any or all of these other companies are in the process of, and have allocated substantially more resources than we have to, developing their own products that are or would be competitive with our products.

We are not aware of any direct U.S. competition in the powdered metal microwave furnace segment; however, there are approximately thirty producers of custom conventional furnaces. Dana Corporation developed technology to sinter powdered metal in a combination microwave/plasma apparatus, but sold this technology to a firm that we believe has no significant presence in the powdered metal industry. Competition in the high-temperature microwave furnace market for ceramics includes Linn (imported from Europe), Cober and CPI (small scale furnaces). We expect that competition will be based upon price differential at the start of our marketing campaign, with increased differentiation based on quality in later years.

Sources and availability of raw materials and principal suppliers

We intend to sell only equipment manufactured by Syno-Therm. We plan to actively search for other sources of high temperature microwave equipment to insure that we can offer our customers the most cost-effective and efficient equipment available in the market. We are unaware of any industrial process high temperature microwave equipment being built in North America that can currently meet such standards, and therefore will continue to import equipment for the foreseeable future. Increase in material costs used in the manufacture of high temperature microwave equipment may affect the price of our goods, but because these are generally the same materials used in the construction of all other high temperature furnaces, such increases should not harm our competitive position. We expect that the lead times from order to shipment of equipment will be from 60 to 90 days, which appear standard in the industry. We are not aware of scarcity of any component that might cause delays or cancellations, and all materials appear to be in good supply with the manufacturer.

Sales, marketing and distribution methods

Distribution of our equipment will be through a combination of ocean freight and common carrier through a West Coast port. The equipment will be delivered directly to the customer, with our personnel installing the equipment in concert with customer personnel. We estimate that our distribution times, including customs clearance and installation, should average 45 days, although we have no significant experience in this regard. We plan to carry sufficient insurance on freight to cover any costs associated with loss of cargo or damage in the event of any mishap. Distribution of customer samples and custom process orders is through parcel service or common carrier, depending upon weight.

Our sales efforts require the effective demonstration of the benefits, value, differentiation and validation of our products and services, and training of personnel and departments within a potential customer organization. Accordingly, we expect that the sales cycles for our microwave furnaces and services will be lengthy and unpredictable. The process will begin with the identification of potential customers in selected markets. If the customer is interested, the customer may send samples to us for initial analysis and testing. We would then test run the product through our microwave furnace. If we are able to demonstrate the efficacy of our technology on the application sample to the customer, it may then perform extended durability and other testing. In most cases, we are unable to exert any control or influence over such testing. Upon conclusion of the customer testing, we may be able to determine whether the customer will place an order with us or not. We expect that the customer will need to adapt its product to work with our processes. We expect that the customer’s resistance to change, costs, access to capital and payback on investment will be factors in its decision to adopt and utilize our technology.

We may also be required to negotiate agreements containing terms unique to each prospective customer, which may further lengthen the sales cycle. Furthermore, the capital spending policies of potential customers may have a significant effect on the timing of demand for our products. These policies are based on a wide variety of factors outside of our control, including the requirements of government grants, the resources available for purchasing research equipment and services, the spending priorities among various types of equipment and services and the policies regarding capital expenditures during recessionary periods, all of which can lengthen the sales cycles for our products and services. As a result, we may expend substantial funds and management effort in connection with our sales efforts with no assurance that we will sell our products or services. These lengthy sales cycles may cause revenue and operating results to vary significantly from period to period.

Intellectual Property

In addition to the patents that we have licensed from Penn State, the last of which expires 2021, we also own a patent on technology we developed that covers a methodology of production of certain ceramic powders. This patent will expire in 2024. We have also applied for trademark coverage of several names for products deriving from the intellectual property. We are not pursuing commercialization of this technology at this point.

Governmental Regulation

Effect of existing or probable governmental regulations on the business

We do not know of any current or impending governmental regulations that will impact our business significantly. Any upward changes in tariffs or duties on the type of goods that we import would cause an immediate cost impact, but we plan to pass such cost on to our customers, to the extent feasible under the circumstances.

Compliance with environmental laws

We are not aware of any issues with compliance with federal, state or local environmental laws regarding our products. Any emissions by our equipment will be a function of the materials processed in them, and as such, will be the responsibility of the operator of the equipment. Our equipment is likely to produce no more, and may produce less, harmful emissions than conventional equipment. In any case, we would expect those emissions to be minimal. Certain materials that are sintered in both microwave and conventional equipment may be considered mildly toxic (i.e. the material is listed in the Toxic Substance Control Act inventory), but any exposure will take place during preparation of the materials, and will be reduced to negligible levels by the consolidation during sintering. We will rely on our customers to have the appropriate compliance mechanisms in place, which should be identical with those in place for conventional processing.

When we perform research and development or custom processing activities in our facility, the only emissions possible are gaseous compounds, typically hydrocarbons, from the heating of the binders used to keep the powders cohesive during the heating process. The scale with which these are currently emitted is negligible; in the future, we may need to install an exhaust gas scrubber, at a likely cost of less than $5,000, to comply with any Arizona or Maricopa County Department of Environmental Quality regulations.

Insurance Coverage

We believe we have adequate product liability insurance. Our product liability insurance coverage per occurrence is $1,000,000 with a $2,000,000 aggregate for our general business liability coverage, with an additional $1,000,000 per occurrence. Our excess or umbrella liability coverage per occurrence is $1,000,000, with an aggregate of $1,000,000.

Employees

We have two contract consultants and three full-time employees at June 19, 2009.

DESCRIPTION OF PROPERTY

Our office and production and research and development facility consists of approximately 4,000 square feet and is located at 4708 East Van Buren Street, Phoenix, Arizona. The portion of the building leased to us also includes an 800 square foot enclosed yard. The lease will terminate on November 14, 2009, and may be renewed for additional periods. Monthly rent under this lease is $2,000. We lease these premises from an affiliate of Mr.  Hines, our president and one of our principal shareholders.

LEGAL PROCEEDINGS

We are not involved in any pending litigation, legal proceedings or claims.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND

RELATED STOCKHOLDER MATTERS

Our common stock has not been publicly quoted prior to the date of this prospectus. There can be no assurance that a market for our common stock will develop. We intend to list our common stock for trading on the NASDAQ or other public market after the registration statement, of which this prospectus is a part, becomes effective.

Holders of Common Stock

We have 66 shareholders of record of our common stock as of June 19, 2009.

Dividend Policy

To date, we have not declared or paid cash dividends on our shares of common stock. The holders of the shares of common stock purchased pursuant to this prospectus will be entitled to non-cumulative dividends on the shares of common stock, when and as declared by our board of directors, in its discretion. We intend to retain all future earnings, if any, for our business and do not anticipate paying cash dividends in the foreseeable future.

Any future determination to pay cash dividends will be at the discretion of our board of directors and will be conditions and such other factors as our board of directors may deem relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

Our board of directors adopted the 2008 Stock Option and Restricted Stock Plan (the “Plan”) and our shareholders approved the Plan on June 3, 2008. The Plan authorizes us to issue 1,500,000 shares of our common stock for issuance upon exercise of options and grant of restricted stock awards. We have issued 64,000 options under the Plan as of March 31, 2009.

The Plan authorizes us to grant (i) to the key employees incentive stock options to purchase shares of common stock and non-qualified stock options to purchase shares of common stock and restricted stock awards, and (ii) to non-employee directors and consultants’ non-qualified stock options and restricted stock. Our Compensation Committee will administer the Plans by making recommendations to the board or determinations regarding the persons to whom options or restricted stock should be granted and the amount, terms, conditions and restrictions of the awards.

The Plan allows for the grant of incentive stock options, non-qualified stock options and restricted stock awards. Incentive stock options granted under the Plan must have an exercise price at least equal to 100% of the fair market value of the common stock as of the date of grant. Incentive stock options granted to any person who owns, immediately after the grant, stock possessing more than 10% of the combined voting power of all classes of our stock, or of any parent or subsidiary corporation, must have an exercise price at least equal to 110% of the fair market value of the common stock on the date of grant. Non-statutory stock options may have exercise prices as determined by our Compensation Committee.

Equity Compensation Plan Information

As of December 31, 2008

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	64,000	$1.00	1,436,000
Equity compensation plans not approved by security holders	—	—	—

Total	64,000	$1.00	1,436,000

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our Financial Statements and notes thereto appearing elsewhere in this prospectus. The following discussion contains forward-looking statements, including, but not limited to, statements concerning our plans, anticipated expenditures, the need for additional capital and other events and circumstances described in terms of our expectations and intentions. You are urged to review the information set forth under the captions for factors that may cause actual events or results to differ materially from those discussed below.

Overview

We were formed in February 2004. Our corporate offices are located at 4708 East Van Buren Street, Phoenix, Arizona 85008, and our telephone number is (602) 218-9292.

Since our inception in 2004, we have been a development stage company, with activities to date focused on organizational activities, research and development, and creation of a business plan and strategies. In 2008 we commenced limited commercial operations through expanding our sales and marketing efforts.

For the Quarters Ended March 31, 2009 and 2008

Results from Operations

Revenues. Our revenues from operations for the quarters ended March 31, 2009 and 2008 were $28,493 and $0, respectively. We are still a development stage company through the first quarter of 2009, with limited commercial operations that have resulted in a purchase order from a significant customer of $295,000 and process development revenue from an additional customer for $28,493. We initially fulfilled a large portion of the $295,000 purchase order in the first quarter of 2009, but technical issues associated with the performance of the furnaces became apparent after the delivery of the first four units, and we chose, in cooperation with the manufacturer, to withdraw these units and resolve the issues, and to place these four units in our inventory. The fulfillment of the purchase order has restarted in the second quarter of 2009, subsequent to the technical considerations being fully resolved. There was no revenue recorded for these furnace sales in the first quarter of 2009, but we expect that this order will be completely fulfilled in the second and third quarters of 2009. By resolving the issues prior to acceptance, which were based on the performance of insulation and refractory materials supplied to Syno-Therm by third parties, we avoided warranty issues associated with this equipment.

Cost of Sales. Cost of sales for the process development work in the first quarter of 2009 and 2008 were $11,857 and $0 respectively. Cost of sales recorded in 2009 includes the costs for specialized materials and subcontractors.

Gross Profit. Gross profit for the quarter ended March 31, 2009 and 2008 was $16,636 and $0, respectively. Gross profit as a percent of sales was 58.4% for the first quarter of 2009.

Operating Expenses

Research and Development Expenses. Research and development costs, including consulting research and salary expenses, for the quarters ended March 31, 2009 and 2008 were $27,120 and $23,951, respectively, an increase of $3,169 (13.2%) related to the completion of certain research activities. These activities include purchase of materials, analytical services and consultant’s time in developing an internal knowledge base for support and in determining materials and techniques most appropriate for potential customer’s thermal processing needs.

Selling, General and Administrative Expenses. Selling, general and administrative costs for the quarters ended March 31, 2009 and 2008 were $171,300 and $177,724, respectively, a decrease of $6,424 (3.6%). The

$171,300 of selling, general and administrative costs for the quarter ended March 31, 2009 consists of management consulting expense of $53,930, payroll expense of $48,929, general and administrative expenses of $44,538 (including professional fees such as legal and accounting expenses of $14,741), rent expense of $6,000, and depreciation and amortization expense of $17,902; and the $177,724 for the quarter ended March 31, 2008 consists of management consulting services expenses of $100,278, payroll expense of $4,502, general and administrative expenses of $50,221 (including professional fees such as legal and accounting expenses of $14,077), rent expense of $6,000, and depreciation and amortization expense of $16,723. First quarter 2009 changes from first quarter 2008 in general and administrative expenses include (i) decreases in management consulting expense of $(46,348) offset by an increase in salary expense of $44,427 as we converted to a salaried basis for several positions; (ii) a decrease of $(6,346) as expenditures in advertising and conferences were moved to the second quarter 2009 due to timing issues; (iii) an increase in depreciation expense of $1,179 as additional equipment is expensed and (iv) a small increase in professional services of $664 is noted.

Interest Expense

Interest expense was $40,703 and $420 for the quarters ended March 31, 2009 and 2008, respectively, an increase of $40,283 (9591.2%), as we (i) utilized credit cards to purchase research and development materials, and (ii) accrued interest for notes signed in the fourth quarter of 2008 and the first quarter of 2009. Interest expense includes the noted interest rate of 10% on the bridge note debt, plus amortization of the debt premium booked as part of the bridge note transaction.

Operating Loss

Our operating losses were $(222,487) and $(202,095) for the quarters ended March 31, 2009 and 2008, respectively, an increase of $20,392 (10.1%).

Other Income

Other income for the quarters ended March 31, 2009 and 2008 was $1,391 and $0, respectively, due to the sublease of office space to a related party, and to interest earned on cash balances in 2009. See “Related Party Transactions.”

Net Loss. As a result of the above, for the quarters ended March 31, 2009 and 2008, we recorded a net loss of $(221,096) and $(202,095), respectively, an increase of $19,001 (9.4%). Based on the weighted average shares outstanding at March 31, 2009 and 2008 of 4,527,952 and 2,841,950 respectively, the loss per share, basic and diluted, is $(0.05) and $(0.07) respectively.

For the Years Ended December 31, 2008 and 2007

Results From Operations

Revenues. Our revenues from operations for the years ended December 31, 2008 and 2007 were $0 and $104,764, respectively. We were still a development stage company in 2008, but limited commercial operations commenced, resulting in a purchase order from a significant customer for $295,000 in the fourth quarter of 2008, which we now expect to fulfill in the second and third quarters of 2009. The revenue recorded in 2007 was from the sale of a single microwave furnace to a large industrial user, and includes revenue from the furnace sales, as well as amounts for freight, duty and customs clearance, and installation of the microwave furnace.

Cost of Sales. Cost of sales on units sold for the years ended December 31, 2008 and 2007 were $0 and $83,453 respectively. Cost of sales recorded in 2007 includes the cost of the furnace, freight, duty and customs clearance, and installation.

Gross Profit. Gross profit for the years ended December 31, 2008 and 2007 was $0 and $21,312, respectively, due to the commencement of limited commercial operations in 2008. Gross profit was 20.3% in

2007. An outside contractor was used in the installation of the equipment; future installations will not require this contractor because our personnel are now familiar with the installation process. We expect that the use of our personnel rather than contractors should reduce installation costs, a component of total cost of goods, and thereby increase gross profit.

Operating Expenses

Research and Development Expenses. Research and development costs, including consulting research expenses, for the years ended December 31, 2008 and 2007 were $133,143 and $154,384, respectively, a decrease of $21,250 (-13.8%) related to the completion of certain research activities. These activities include purchase of materials, analytical services and consultant’s time in developing an internal knowledge base for support and in determining materials and techniques most appropriate for potential customer’s thermal processing needs.

Selling, General and Administrative Expenses. Selling, general and administrative costs for the years ended December 31, 2008 and 2007 were $889,464 and $463,830, respectively, an increase of $425,634 (91.8%) due to the commencement of limited commercial operations and the expansion of activities relating to corporate development and finance. The $889,464 of selling, general and administrative costs for the year ended December 31, 2008 consists of management consulting services expenses of $445,366, general and administrative expenses of $352,234, rent expense of $24,000, and depreciation and amortization expense of $67,863; and the $463,830 for the year ended December 31, 2007 consists of management consulting services expenses of $178,960, general and administrative expenses of $159,663, rent expense of $24,000, and depreciation and amortization expense of $101,207. 2008 increases over 2007 in general and administrative expenses include (i) approximately $266,407 in management consulting fees as consultants were used in developing financing plans, in securing additional personnel including a marketing/sales manager and a consulting CFO, and in maintaining current operations; (ii) an increase of $45,361 as additional accounting and legal fees were incurred in corporate development; (iii) $102,325 in salary and payroll taxes as three employees converted from consulting to salary status for the fourth quarter and as a marketing/sales manager was hired in September; (iv) $3,574 as options granted to employees, consultants and directors were expensed; and (v) $46,259 in travel and conference expenses as personnel attended several technical conferences and made plant visits to the Company’s supplier in China.

Interest Expense. Interest expense was $4,437 and $1,437 for the years ended December 31, 2008 and 2007, respectively, an increase of $3,000 (208.8%), as we utilized credit cards to purchase research and development materials and accrued interest for notes signed in the fourth quarter of 2008.

Operating Loss

Due to limited sales to date, operating losses were ($1,027,045) and ($598,339) for the years ended December 31, 2008 and 2007, respectively, an increase of $428,706 (71.6%).

Other Income

Interest and other income for the years ended December 31, 2008 and 2007 was $2,344 and $4,744, respectively, due to the sublease of office space to a related party, and to interest earned on cash balances in 2008. See “Related Party Transactions.”

Income Tax Provision

There is no provision for taxes for either period because we were a development stage company in such periods, with limited revenues in 2008, and have incurred substantial losses since our inception. No tax benefit is recorded due to the uncertainty of future profitable operations to be able to utilize such tax benefits.

Net Loss. As a result of the above, for the years ended December 31, 2008 and 2007, we recorded a net loss of $(1,024,701) and ($593,595), respectively, an increase of $431,106 (72.6%).

Preferred Stock Dividends. We accrued no preferred stock dividends in 2008, as the preferred stock, sold through private placements in 2004 and 2005, had all been converted to common stock as of December 31, 2007. In 2007, we accrued $83,200 in preferred stock dividends, which were included as a non-cash item in our financial statements. We accrued $54,743 in preferred stock dividends in 2005 and $83,200 in 2006, for a total accrual of $221,143 through December 31, 2007. These accruals were based on an 8% annual dividend rate on the total invested in the preferred private placement of $1,040,000. At the time of conversion, $20,250 in accrued dividends payable to Joe Koch, a holder of more than 10% of our common stock, was converted to common stock. The remaining $200,893 in accrued preferred dividends, all payable to our President, Joseph Hines, was abandoned with no further claim.

Basic and Diluted Loss per Share. The basic and diluted loss per share was ($0.23) per share, based on a weighted average number of shares of 4,527,952, for the year ended December 31, 2008, and ($0.23) per share, based on a weighted average number of shares of 2,543,870 for the year ended December 31, 2007, for the reasons previously noted. When we add the preferred stock dividends of $83,200 accrued in 2007 to the Net Loss for 2007, we derive a Net Loss Available to Common Shareholders of $(676,795), or $(0.27) on a basic loss per common share.

Accumulated Deficit. As a development stage company, we have accumulated net losses totaling $(3,002,298) through December 31, 2008. In addition to the Net Losses for the years ended December 31, 2008 and 2007 as noted in the preceding paragraph entitled “Net Loss” we generated losses in the years ended December 31, 2006, 2005 and 2004 of $(537,560), $(591,043) and $(255,399) respectively. These losses were generated in founding, corporate structuring, discovering or licensing of technology, establishing vendor relationships and other activities necessary to the establishment of the Company prior to full commercial operations. With the accrued dividends from the preferred stock of $221,143 through December 31, 2007, Net Loss Available to Common Shareholders on a cumulative basis is $(3,223,441).

From Inception (Feb. 18, 2004 through March 31, 2009)

Results from Operations

Revenues. Our revenues from operations since inception are $133,257 from the sales of a single laboratory furnace and microwave process development services. We are still a development stage company through the first quarter of 2009, with limited commercial operations that have resulted in a purchase order from a significant customer of $295,000. We initially fulfilled a large portion of the $295,000 purchase order in the first quarter of 2009, but technical issues associated with the performance of the furnaces became apparent after the delivery of the first four units, and we chose, in cooperation with the manufacturer, to withdraw these units and resolve the issues, and to place these four units in our inventory. The fulfillment of the purchase order has restarted in the second quarter of 2009, subsequent to the technical considerations being fully resolved. We expect that this order will be completely fulfilled in the second and third quarters of 2009.

Cost of Sales. Cost of sales for the furnace and process development work since inception have been $95,309. Cost of sales includes the costs for specialized materials and subcontractors, installation costs, and shipping, freight, handling and customs clearance costs.

Gross Profit. Gross profit since inception has been $37,948. Gross profit as a percent of sales was 28.5% for this period.

Operating Expenses

Research and Development Expenses. Research and development costs, including consulting research and salary expenses, since inception have been $915,518. These activities include purchase of materials, analytical services and consultant’s time in developing an internal knowledge base for support and in determining materials and techniques most appropriate for potential customer’s thermal processing needs.

Selling, General and Administrative Expenses. Selling, general and administrative costs since inception through March 31, 2009, include $1,057,765 in Management Consulting expense as part of normal operations and in preparation for funding; $242,604 as we converted to a salaried basis for most positions (from consulting) in 2008 but had accrued payroll taxes for certain consulting basis employees prior to that time (these taxes are accrued but unpaid, as the consultants were responsible for paying their own taxes, and this accrual is relieved at three years from the date of accrual); $567,859 for general and administrative expense (including $122,964 in professional fees such as legal and accounting); $105,000 in rent; and $332, 358 in depreciation and amortization.

Interest Expense

Interest expense since inception through March 31, 2009 was $48,707, as we (i) utilized credit cards to purchase research and development materials and (ii) accrued interest for notes signed in the fourth quarter of 2008 and the first quarter of 2009. Interest expense includes the noted interest rate of 10% on the bridge note debt, plus amortization of the debt premium booked as part of the bridge note transaction.

Operating Loss

Our operating losses were $(3,231,863) for the period since inception through March 31, 2009.

Other Income

Interest and other income for the period since inception through March 31, 2009, was $8,469 due to the sublease of office space to a related party, and to interest earned on cash balances. See “Related Party Transactions.”

Net Loss. As a result of the above, for the period since inception through March 31, 2009, we recorded a net loss of $(3,223,394).

Preferred Stock Dividends. We accrued no preferred stock dividends in 2008 or 2009, as the preferred stock, sold through private placements in 2004 and 2005, had all been converted to common stock as of December 31, 2007. In 2007, we accrued $83,200 in preferred stock dividends, which were included as a non-cash item in our financial statements. We accrued $54,743 in preferred stock dividends in 2005 and $83,200 in 2006, for a total accrual of $221,143 through December 31, 2007. These accruals were based on an 8% annual dividend rate on the total invested in the preferred private placement of $1,040,000. At the time of conversion, $20,250 in accrued dividends payable to Joe Koch, a holder of more than 10% of our common stock, was converted to common stock. The remaining $200,893 in accrued preferred dividends, all payable to our President, Joseph Hines, was abandoned with no further claim.

Accumulated Deficit. As a development stage company, we have accumulated net losses totaling $(3,223,394) through March 31,2009. These losses were generated in founding, corporate structuring, discovering or licensing of technology, establishing vendor relationships and other activities necessary to the establishment of the Company prior to full commercial operations. With the accrued dividends from the preferred stock of $221,143 through December 31, 2007, Net Loss Available to Common Shareholders on a cumulative basis is $(3,444,537).

Liquidity and Capital Resources

We have provided for our cash requirements to date through private placements of our equity securities and from loans made by shareholders. From 2005 to 2006, we sold units comprised of one share of Series A Convertible Preferred Stock and one common stock purchase warrant in a private placement, resulting in a net of

$993,013. From 2006 through July 2008, we sold units composed of one share of common stock and one common stock purchase warrant in a private placement in which we raised a net of $1,260,489. As of March 31, 2009, we had a working capital deficit of $1,087,978, including related party payables of $916,945, of which $500,000 will be repaid from the proceeds of the offering to Mr. Hines, our President; $300,000 to Joseph Koch, a significant shareholder; and $76,000 to minority shareholders. In June 2008, we sold 425,000 restricted shares of our common stock at a price of $1.00 to individual investors, resulting in gross proceeds of $425,000. We sold additional units in the private placement to raise an additional $15,400 in July 2008; we have sold no additional units in the private placement since July 2008. In the fourth quarter of 2008, we obtained three loans, for a total of $310,000 from two stockholders, to meet our working capital requirements for the near term. These loans have an annual interest rate of 10%, are repayable on the earlier of the receipt of proceeds from this offering or in January 2010, and include a total of 310,000 warrants exercisable at an exercise price of $3.00 per share with a term of five years from the date of issue. Due to the equity component (warrants) of these loans, they were booked with a long-term debt component of $198,935 at December 31, 2008, with the remaining $111,065 as Additional Paid In Capital on our balance sheet. In the first and second quarters of 2009 we have raised an additional $66,000 in loans from minority shareholders with the same terms at 10% interest, repayable from the proceeds of this offering and bearing 66,000 warrants with a term of five years and exercisable at $3.00. In the second quarter of 2009, we raised an additional $244,900 through the issuance of equity as 19 of our existing shareholders exercised warrants held by them for common stock at an exercise price of $1.00 per share. As an incentive to exercise the warrants, Mr. Hines, our president, transferred a warrant, with an exercise price of $1.00 per share, from his personal holdings to replace every warrant exercised by such shareholders, with the net effect of this exercise on warrants outstanding being the same number of warrants held by other shareholders being unchanged, and the number of warrants held by Mr. Hines being reduced by 244,900.

Based on expected operating results, we anticipate that we will require a minimum of approximately $6,080,000 to fund our operations and full implementation of our business plan over the next twelve months. If we raise the Maximum Offering, we believe we will have enough capital to fund our operations for the next eighteen months. If the implementation of our business plan requires additional capital beyond the offering proceeds, we will need to raise additional working capital through additional offerings of debt or equity. Such additional equity offerings would reduce the percentage ownership of current stockholders.

Our auditors have given us a qualified audit report for 2008, as well as previously, due to a “going concern” opinion, as we have not met our cash needs through operating results. We project sales revenues in 2009 beyond what we have achieved in 2008, however, we believe we will have operating shortfalls for several months. We are not profitable at the current level of expenditure, however, and additional funds must be expended in several areas, including Sales and Marketing, Equipment and Working Capital Reserves to increase the contact with potential customers and the intellectual property and operating base of the Company. Please see “Use of Proceeds.” However, the “going concern” issue will continue to influence our activities as we are reliant on raising additional funds from financing activities until such time as operations are financially self supporting.

We have functioned on an operating shortfall basis since the Company was founded in 2004. In the years 2004 through 2008, we were a development stage company and did not expect to generate revenues that would support our activities, which were primarily business and technology development. We became an operating stage company in 2008, as we began to support a sales and marketing effort. We believe that the operating shortfall condition of the Company can be overcome by focusing on the following issues:

•

Sales and marketing efforts will be focused on suitable industries, and will be well supported and structured to generate near term revenues. We have begun addressing sales and marketing needs by hiring a qualified sales and marketing director from an industry we target; forming a marketing strategy based on demonstrable benefits of microwave processing in target industries; establishing an activity set we will implement in 2009, including expanded attendance at tradeshows and expanded advertising; and tying these activities to a marketing and sales budget that fits within our budgets for revenue and expense.

•

Products will be priced at a level that generates a minimum of thirty percent gross profit after all costs. Our previous large sale in 2007 generated margins lower than this benchmark, and we wish to exceed that margin moving forward. Our goal overall is thirty percent gross profit plus, but we may price certain orders somewhat lower to achieve market penetration, with the potential for follow-on higher margin sales. In addition, we will continue to work with our supplier to reduce cost of goods sold where possible based on discounts for grouped and repeat purchases and economies of scale.

•

Research and development efforts will be focused on process development for specific customer applications, and will be funded by the customer where possible. Generally, we will not do unfunded research, although, in some cases, we may choose to do so if potential for a result that can be applied immediately in one of our target industries is possible, if the discovery can be protected by patent or other intellectual property, or if the discovery expense can be kept low. We will undertake process development for customers at a price that insures we will recover costs plus a gross profit on our equipment, personnel, materials, etc. In 2009, we believe that we will start a process development program that is based on energy savings, has significant commercial potential and may be eligible for matching funds. These matching funds could come from the Science Foundation Arizona or others. We also believe that we may have opportunities to use equipment, acquired for research and development and demonstration, to produce components that we may sell directly or to offer production services to other companies.

•

General and administrative expenses will be kept as low as possible. We have generated relatively large general and administrative expenses relative to other expenses and revenues in 2007 and 2008. In the first quarter of 2009, selling, general and administrative expenses have been relatively close to those expenses from the same period of 2008, showing a decline of $6,424 due primarily to timing of certain marketing expenditures. We plan no overall reduction in the amount of our general and administrative expenditures, but the transfer of certain tasks such as sales and marketing to other functional areas and the replacement of funding tasks with regulatory tasks will help keep these expenses from growing in size significantly. We do expect increases in certain costs related to our activities as a public company in 2009 when this registration becomes effective, including, but not limited to, legal expenses, accounting expenses and investor relations expenses.

•

In summary, we will focus on moving from an operating shortfall situation to a position of sustainability by focusing on near term revenue generation, pricing our products at a profitable level, using process development efforts as a profit center rather than simple sales support, and controlling expenditures in other categories. The demand for our products appears to be increasing through the first half of 2009. In addition to the $295,000 purchase order from a customer in the ceramic industry, the same customer has indicated the potential for an additional purchase order for equipment in 2009. This purchase order for $295,000, originally expected to be fulfilled in the first quarter of 2009, is being fulfilled in the second and third quarters of 2009, as modifications to the equipment are made in accordance with customer requests. These modifications are the replacement of the insulation box and refractory materials, which are not structurally part of the furnaces but are added in after manufacture. The insulation and refractory materials shipped with the furnace did not meet the desired durability and thermal performance standards we had set for the equipment; we have tested other materials extensively and have found products that resolve these issues, and will restart fulfillment of this purchase in the second quarter of 2009. Another potential customer in the ceramic industry has signed a Joint Development Agreement on a process development program with the Company. In addition, we received a purchase order for $155,000 for a single, large microwave furnace from a technology innovation center in June of 2009. While these sales or prospective sales are encouraging, they do not constitute all of the 2009 revenue we must generate to reach a point of financial sustainability. Economic conditions, such as those in the automotive industry using powder metal components may delay our penetration of those markets, and overall world economic slowdowns may affect our activities. Revenues generated will help our liquidity in all cases, while revenue targets unmet are likely to decrease our liquidity as already demonstrated.

Cash flows for the twelve month period starting January 1, 2009 are likely to show large uses of cash in operating and investing activities offset by cash provided from financing activities.

•

We expect operating activities over the next twelve months to show a use of as much as $4,379,000 in cash for (i) sales and marketing expenses of $1,250,000 as we increase our efforts on our target markets, (ii) research and development costs of $700,000 for 2009 including funding a specific project on energy savings in industrial processing, (iii) working capital for general and administrative expenses of greater than $800,000, and working capital for an as yet unidentified acquisition or joint venture with a profitable microwave engineering firm of greater than $1,629,000 or a reserve for future activities, and (iv) a change in cash flow from increased depreciation as we depreciate the equipment to be purchased in investing activities.

•

We expect investing activities to show a use of cash of approximately $600,000 for purchases of microwave furnaces and furniture, fixtures and equipment of approximately $225,000, and the repayment of shareholders loans of $876,000.

•

We also expect financing activities to show cash provided of approximately $6,080,000 based on the completion of this offering, for an increase in cash position at the end of twelve months of approximately $890,000.

Our ability to generate cash at the conclusion of this twelve month period will be based entirely on operating results, as we have no plans at this time for additional financing. We received a purchase order from a customer for $295,000 in the fourth quarter of 2008 and additional purchases of microwave furnaces have been indicated by this customer for 2009; another customer has placed a purchase order for $155,000 for a furnace to be delivered in the third quarter of 2009. We believe that these new purchases may be indicative of overall market interest in our products. We believe that the use of cash for operations may be turned into a provider of cash by September 30, 2009 for the following reasons: (i) cash provided by financing activities will be utilized to expand sales and marketing and otherwise support marketing efforts; (ii) marketing efforts to date have begun to generate revenues, despite being minimal in expenditure; (iii) management will be able to more effectively focus on growing the Company subsequent to the founding and development, and funding stages; (iv) the beginnings of returns on the research processes started in 2008 and expanded in 2009 may generate revenues; and (v) strong indications from current customers and prospective customers indicate that market acceptance and penetration has begun. The monthly average operating use of cash from January through December 2008 was approximately $64,122; using a margin of 30%, this rate of expenditure would require $213,740 per month in revenues to sustain, which we have not yet achieved. We also believe that added expenditures are necessary as noted above, for our sales and marketing efforts, but that those efforts may generate additional revenue sources. We do not expect to be profitable in 2009, but we project that we may be sustainable from a cash standpoint by the fourth quarter of 2009. Until this cash flow sustainable position is reached, we will continue to have a “going concern” issue.

Pursuant to our license with Syno-Therm, we were obligated to purchase $300,000 in goods for inventory during 2008 from Syno-Therm. We have purchased goods of $114,998, and have placed an additional unfilled purchase order for $222,100, through March 31, 2009. The Syno-Therm Sales Agency Agreement will stay in force through December 15, 2009 with these purchases. We ordered these furnaces with a fifty percent purchase price deposit as required by Syno-Therm; in return, we have or will obtain a fifty percent deposit from our customer prior to the order from Syno-Therm. We sell these furnaces at a margin over the purchase price, so the collection of the deposit from the customer and the advance of the deposit to Syno-Therm increase our liquidity. In addition, we intend to purchase certain microwave furnaces from Syno-Therm in 2009 for our own use in sales and marketing and research and development through proceeds from this offering that would assist us to reach our 2009 minimums under the Syno-Therm Agreement, in combination with other purchases. If we were to lose our Agreement with Syno-Therm for any reason, we have identified other microwave furnace suppliers that we could work with.

We are obligated to make certain payments to the Penn State Research Foundation under our License Agreement. A fixed payment of $25,000 for the License Issue Fee was paid to PSRF in July 2008 and no further payments are required to be made during 2008, other than royalties that may be generated from revenues. We are aware of no royalties that will be due Penn State under this License Agreement at this time. In 2009, a minimum royalty payment of $25,000 will be payable to the Penn State Research Foundation.

We are obligated to pay lease expenses on certain pieces of equipment. This equipment includes a copier under a five year operating lease commitment at a monthly payment of $117 per month, with the lease agreement expiring in September of 2012; and a telephone system under a three year lease commitment at a monthly payment of $363 per month, with the lease agreement expiring in September of 2010. We are obligated to pay all operating expenses associated with the leases.

Recent Equity Transactions

In 2008, we continued to sell units at a price of $1.00 per unit through a private placement that was initiated in August 2006. The units consisted of one share of common stock and a warrant for one share of common stock, with an exercise price of $1.00 per share and a term of five years from the date of issue. Through July 2008, we issued 940,400 shares of common stock for proceeds of $940,400 through this private placement and a single common stock sale of $425,000, and we issued 35,000 shares of common stock for $35,000 upon an exercise of warrants. There were no sales of units under the private placement after July 2008. We believed that $1.00 per share was a fair market value at that point based on the potential market impact of our technology balanced against the development stage of our corporate activities and investors, in fact, purchased units for that price. We also incurred expenses of $236,599 in offering these units, which was charged against Stockholder’s Equity. Through June 30 2008, we also issued 19,000 options, at an exercise price of $1.00 and a term of five years, to a consultant, and we issued 5,000 options, at an exercise price of $1.00 and a term of seven years, to two outside directors.

We had discussions and signed a Letter of Intent with our underwriter, Midtown Partners, in February 2008. At the time of our initial discussions, we were still a development stage company with additional corporate infrastructure to build and minimal revenues. We had extensive discussions with Midtown Partners through the following months and Midtown Partners agreed with the Company as to a target price of $6.00 per share for an initial public offering. However, when this price was initially discussed, we had not yet reached several of the milestones that both parties considered important in supporting this price. The Letter of Intent included a provision permitting us to continue to sell our units in the private placement and equivalents up to $1,500,000 in gross proceeds.

In August 2008, we issued 25,000 options, with an exercise price of $1.00 per share and a term of seven years, to our consultant functioning as our Chief Financial Officer as part of his compensation package, and 2,500 options, also at $1.00 per share with a term of seven years, to an additional outside director. A portion of the option price of all options issued collectively during 2008 was booked as a deferred compensation charge to equity in the amount of $3,574. In September 2008, we issued 25,000 shares of common stock valued at $1.00 per share to a non-executive employee, again as part of a compensation package and to encourage that party to enter into an employment agreement with us. We considered $1.00 per share to be a fair value for these transactions in that (i) we were still a development stage company and required a mechanism to help compensate highly qualified personnel to aid us in reaching business goals; (ii) we had just sold units for $1.00 per unit in our private placement; and (iii) the registration statement had not been filed.

We filed our registration statement on Form S-1 in October 2008. This registration statement, and the subsequent amendments to it, has included a target price of $6.00 per share of common stock and a number of shares to be offered of 1,166,667 to 1,333,334, which would raise gross proceeds of $7 to $8 million and yield net proceeds of $6 to $7 million. Our Underwriting Agreement was negotiated in October 2008, prior to the filing of the registration statement.

In November and December 2008, we issued 310,000 warrants, with an exercise price of $3.00 per share and a term of five years, as part of a bridge note package. We believe that these warrant transactions were at an above fair market value, as they were issued as an incentive in securing operating capital loans to the Company that would be paid in full with competitive interest.

In December 2008, we also issued 12,500 options, at an exercise price of $1.00 per share and a term of seven years, to our directors. Of these options, 5,000 were earned for service in the third quarter 2008, and we believe these were issued at a fair value based on the other awards of stock and options to directors, consultants and employees during that period. The remaining 7,500 options were issued during the fourth quarter at a fair market value of $1.00 per share due to (i) the need to attract and retain qualified Board members, in light of the duties and potential liabilities placed upon those members; (ii) the $1.00 equity transactions during the calendar year; and (iii) cash compensation for Board members of $1,000 per quarter per outside director was foregone for the year.

From January through April 2, 2009, we issued 66,000 warrants, with an exercise price of $3.00 per share and a term of five years, and a further 10,000 warrants with an exercise price of $2.50 per share and a term of five years. The warrants issued at a $3.00 exercise price were part of a bridge note package, while the warrants issued at the $2.50 exercise price were warrants issued to a third party as part of the $425,000 common stock purchase in June of 2008. We believe that the warrant transactions were at a fair market value because (i) a considerable risk premium still existed at a $2.50 or $3.00 exercise price, because no public market had yet been established through an initial public offering, nor was any registration statement approved during the same period; (ii) during the same period, we moved from the development stage to revenue stage based on orders and activity.

From May 15, 2009 through June 19, 2009, 244,900 warrants for 244,900 shares of common stock were exercised by our shareholders. These warrants were issued as part of the Common Private Placement in 2007 and 2008, with an exercise price of $1.00 per share. As an incentive to exercise the warrants, Mr. Hines, our president, transferred a warrant, with an exercise price of $1.00 per share, from his personal holdings to replace every warrant exercised by such shareholders, with the net effect of this exercise on warrants outstanding being the same number of warrants held by other shareholders being unchanged, and the number of warrants held by Mr. Hines being reduced by 244,900.

Cash Flow

Cash Flow for the Quarters Ended March 31, 2009 and 2008

Net cash used in operating activities was $(111,189) and $(210,047) for the quarters ended March 31, 2009 and 2008, respectively. The use of cash in the first quarter of 2009 is the result of the net loss of $(221,096), a net change in operating assets and liabilities of approximately $57,942, and by non-cash items of $51,965, including $17,902 in depreciation and amortization, $2,237 in stock compensation expense and $31,826 in amortization of the debt premium associated with the bridge notes. In the first quarter of 2008, we used cash to to fund research and development and business plan activities and to conduct limited commercial operations; the cash used is the result of a net loss of $(202,095), a net change in operating assets and liabilities of approximately $(24,675), and non-cash charges of $16,723 for depreciation and amortization.

Cash used in investing activities was $(8,902) and $(708) for the quarters ended March 31, 2009 and 2008, respectively. The use of cash in investing activities for the first quarter of 2009 was due to the purchase of equipment and patent maintenance fees and in 2008 was due to the purchase of equipment.

Cash provided by financing activities was $56,837 and $286,799 for the quarters ended March 31, 2009 and 2008, respectively. In 2009, these monies were provided primarily through debt proceeds from the issuance of $51,000 in bridge notes and $30,000 in Founders Loans and offset by $(24,163) in expenses related to this registration. In 2008, these funds were provided by proceeds from the issuance of common stock from the PPM of $286,799.

The net result of these activities resulted in a decrease in cash of $(63,254) to $2,007 at March 31, 2009, and an increase in cash of $76,044 to $115,697 at March 31, 2008.

Cash Flow

Cash Flow For the Years Ended December 31, 2008 and 2007

Net cash used in operating activities was $(855,519) and $(423,769) for the years ended December 31, 2008 and 2007, respectively. The use of cash in 2008 is the result of the net loss of $(1,024,701), a net change in operating assets and liabilities of approximately $72,745, and by non-cash items of $67,863 in depreciation and amortization and $28,574 in stock compensation expense. While we were a development stage company in 2008, we also used cash to expand infrastructure, to fund research and development and business plan activities and to conduct limited commercial operations. The cash used in operating activities in 2007 is the result of a net loss of ($593,595), a net change in operating assets and liabilities of approximately $67,193, and partially offset by non-cash charges of approximately $101,207 for depreciation and amortization and $1,426 loss on disposal of equipment. For the year ended December 31, 2007, we were a development stage company and the use of our operating funds was primarily to fund research and development activities and general and administrative expenses.

Cash used in investing activities was $(117,536) and $(102,586) for the years ended December 31, 2008 and 2007, respectively. The use of cash in investing activities for 2008 was due to the purchase of equipment and in 2007 was due to the purchase of equipment and licensing intellectual property.

Cash provided by financing activities was $998,664 and $556,716 for the years ended December 31, 2008 and 2007, respectively. In 2008, these monies were provided primarily through the proceeds from the issuance of common stock of $703,802 from private placement activities, exercise of warrants on common stock of $35,000, proceeds from the notes payable from shareholders of $284,862 less payment of the final portion of the Penn State License Fee of ($25,000). In 2007, these funds were provided by proceeds from the issuance of common stock of $422,466, payment of a portion of the Penn State License Fee of $(50,495), proceeds from related party debt of $66,145 and from founders loans by our President of $118,600, carried at no interest.

The net result of these activities resulted in an increase in cash of $25,609 to $65,262 for the year ended December 31, 2008, and an increase in cash of $30,361 to $39,653 for the year ended December 31, 2007.

In the fourth quarter of 2008, we obtained three loans, for a total of $310,000 from two stockholders, to meet our working capital requirements for the near term. In the first quarter of 2009, two additional loans for a total of $51,000 from two minority stockholders were obtained to meet our working capital requirements.

Cash Flow from Inception (Feb. 18, 2004) Through March 31, 2009

Net cash used in operating activities was $(2,590,956) for this period. Operating cash losses are based on a Net Loss of $(3,223,394), a net change in operating assets and liabilities of approximately $225,790, and partially offset by depreciation and amortization of $332,358 and by other non-cash charges of approximately $74,290. For the period from inception through March 31, 2009, we were a development stage company and the use of our operating funds was primarily to fund research and development activities and corporate development activities.

Cash used in investing activities for the period from inception through March 31, 2009 was $(626,402), based on the purchase of $416,369 in tenant improvements and equipment, and $210,033 in license of the Penn State patent portfolio and the development of a patent.

Cash provided by financing activities for the period from inception through March 31, 2009 was $3,219,365. These funds were generated through the proceeds (i) from the issuance of common stock of $2,165,765 from private placement activities (including conversion of the preferred stock and dividends);

(ii) proceeds from the exercise of warrants of $35,000; (iii) proceeds from related party debt borrowings of $423,000; and proceeds from Founders Loans of $595,600.

The net result of these activities resulted in an increase in cash of $2,007 from $0 at inception through March 31, 2009.

Research and Development Costs

Nature of estimates required. We expense all research and development costs as incurred. We incurred costs related to research and development as we prepare our products for market, and will continue to incur these costs as we develop and enhance our products.

Assumptions and approach used. As we begin to move to production, many of these costs will be shifted to expenses related to the production of this product (cost of sales), thus reducing our research and development expense. However, we continue to provide support to the development of enhancements to our existing products as well as invest resources in the development of new products.

Sensitivity analysis. Management continually evaluates our efforts in new product development so that we properly classify costs to either production of existing product or research and development costs related to bringing new/enhanced products to market.

Off-Balance Sheet Arrangements

There were no off-balance sheet arrangements at March 31, 2009 or at March 31, 2008.

Critical Accounting Policies and Estimates

Our financial statements are prepared in accordance with U.S. Generally Accepted Accounting Principles. Preparation of the statements in accordance with these principles requires that we make estimates, using available data and our judgment, for such things as valuing assets, accruing liabilities and estimating expenses. The following is a discussion of what we feel is the most critical estimates that we must make when preparing our financial statements. Certain accounting estimates used in the preparation of our financial statements require us to make judgments and estimates and the financial results we report may vary depending on how we make these judgments and estimates. Management regularly reviews these estimates and judgments for impairment, valuation and other changes in estimate. Our critical account estimates are set forth below and have not changed during 2007, 2008 or 2009. There were no changes to any estimates or judgments that had a material impact on the financial presentation.

Use of estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could materially differ from those estimates.

Concentration of Credit Risk. Currently, the Company has no financial instruments that would potentially subject it to concentrations of credit risk.

Revenue recognition. Revenue is recognized when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable, and collection is probable. The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition.” In accordance with EITF 00-21, the Company evaluates each arrangement to determine whether any of the deliverables represent installments, and if so, the Company accounts for them as separate units of accounting.

Estimated returns and allowances are accrued at the time of sale. The Company has warranted equipment sold for a period of up to two years. To date, all warranty issues have been covered by the manufacturer. Management does not expect to incur any costs related to the warranty at March 31, 2009.

Shipping and handling charges. The Company collects estimated shipping and handling charges from customers in its invoices, and includes those collected charges in revenues in the Statement of Operations. The Company reflects actual shipping and handling costs as part of its cost of goods sold in the Statement of Operations.

Research and development. Research and development costs are expensed as incurred.

Cash and cash equivalents. Cash and cash equivalents include money market funds which are carried at cost, plus accrued interest, which approximates market. The Company does not believe that it is subject to any unusual credit or market risk for these instruments. All cash and cash equivalents have an original maturity of three months or less.

Trade Accounts Receivable. Trade accounts receivable are recorded on shipment of products to customers and are generally due net thirty days. The trade receivables are not collateralized and interest is not accrued on past due accounts. Periodically, management reviews the adequacy of its provision for doubtful accounts based on historical bad debt expense results and current economic conditions using factors based on the aging of its accounts receivable. Additionally, the Company may identify additional allowance requirements based on indications that a specific customer may be experiencing financial difficulties. Actual bad debt results could differ materially from these estimates. At December 31, 2008 and 2007 and March 31, 2009 and 2008, no allowance for doubtful accounts was considered necessary.

Inventory. Inventories consist principally of parts and are stated at cost, based upon the specific identification method.

Property and equipment. Property and equipment are recorded at cost. Property and equipment are depreciated over their estimated useful lives using the straight-line method over three to five years. Additions are capitalized when acquired, and the cost of maintenance and repairs is charged to expense as incurred.

Intangible assets. Intangible assets are amortized on a straight-line basis over the estimated useful life of five years. The Company reviews recoverability of the carrying value of long-lived assets using methodology prescribed by SFAS 144.

Advertising. Advertising costs are being expensed as incurred. Advertising costs for the years ended December 31, 2008 and 2007 were $7,378 and $11,169, respectively, and $0 and $3,054 for the quarter ended March 31, 2009 and 2008, respectively.

Warranty obligation. The Company has warranted equipment sold for a period up to two years. To date, all warranty issues have been covered by the manufacturer. Management has not incurred any costs related to the warranty at December 31, 2008 or 2007 or at March 31, 2009 or 2008.

Income taxes. The Company accounts for income taxes under the provisions of SFAS No. 109. “Accounting for Income Taxes,” whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between bases used for financial reporting and income tax purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

On July 2006, FASB Interpretation (FIN) No. 48, “Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109” (“Fin 48”) was issued. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. It also prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The implementation of Fin 48 has not had a material effect on the Company’s results of operations, financial condition or cash flows. Due to our operating losses incurred to date, we currently pay no income taxes.

Loss per share. Basic EPS is computed as net loss available to common stockholders divided by weighted average shares outstanding. In accordance with Statement of Financial Accounting Standards No. 128, “Earnings per Share,” net loss available to common stockholders is computed by reducing net income (or increasing net loss) by any unpaid, but earned, preferred stock dividends. The potential common shares that can be issued total 2,077,960, 2,000,860 and 1,087,200 at March 31, 2009, December 31, 2008 and 2007, respectively. However, because the presentation of these potential common shares would be anti-dilutive to the loss per share, basic and diluted loss per share are calculated using the same amounts. The potential common shares that can be issued are composed of (i) outstanding warrants from the private placements of 1,548,700 and 1,087,200 at December 31, 2008 and December 31, 2007, respectively; (ii) outstanding warrants issued to third parties in placing the private placements of 79,260 and 0 at December 31, 2008 and December 31, 2007, respectively; and (iii) options issued to employees, contractors and directors of 64,000 and 0 at December 31, 2008 and 2007 respectively, and (iv) warrants issued as part of the bridge loan package to certain shareholders of 310,000 and 0 at December 31, 2008 and December 31, 2007, respectively.

Fair Value Measurements. In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” The Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements, and does not require any new fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements. The Statement is effective for the fiscal years beginning after November 15, 2007. The adoption of SFAS No. 157 did not have a material impact on the Company’s consolidated financial statements.

Quantifying Misstatements. In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB No. 108”), which provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment, requires registrants to quantify misstatement using both the balance sheet and income statement approaches and to evaluate whether either approach results in quantifying an error that is material based on relevant quantitative and qualitative factors. This guidance is effective for the first fiscal period ending after November 15, 2006. The adoption of SAB No. 108 did not have a material effect on the Company’s results of operations, financial condition or cash flows.

Stock based compensation. The Company adopted the provisions of SFAS 123(R). “Share Based Payments,” in June 2008 with the adoption of the Company’s Stock Option Plan. Accordingly, compensation costs for all share-based awards are measured based on the grant date fair value of those awards and recognized over the period in which the services are required to be performed in exchange for the award (generally over the vesting period of the award). The Company determines the fair value of the awards using the following information: strike price, share price at valuation date, volatility of stock at valuation date, life expectancy of award and risk free investment rate equal to the interest rate of U.S. Treasury five-year bonds at date of award. The Company uses these factors to perform a Black Scholes calculation to determine the fair value of the awards and records the resulting amounts as compensation. The Company has no outstanding employee options or share-based payment awards with market or performance conditions.

Reclassifications. Certain prior year amounts in the accompanying financial statements have been reclassified to conform to the current year’s presentation.

Recent Pronouncements and Accounting Changes

In April 2009, the FASB issued Staff Position SFAS No. 107-1 and Accounting Principles Board (“APB”) Opinion No. 28-1, “Interim Disclosures about Fair Value of Financial Instruments” (“SFAS No. 107-1 and APB No. 28-1”). SFAS No. 107-1 and APB No. 28-1 amend FASB Statement No. 107, “Disclosures about Fair Values of Financial Instruments”, to require disclosures about fair value of financial instruments in interim financial statements as well as in annual financial statements. SFAS No. 107-1 and APB No. 28-1 also amend APB Opinion No. 28, “Interim Financial Reporting,” to require those disclosures in all interim financial statements. SFAS No. 107-1 and APB No. 28-1 are effective for interim periods ending after June 15, 2009, but early adoption is permitted for interim periods ending after March 15, 2009. We plan to adopt SFAS No. 107-1 and APB 28-1, but do not believe this guidance will have a significant impact on our disclosures.

In November 2008, the Financial Accounting Standards Board (“FASB”) ratified Emerging Issues Task Force (“EITF”) Issue No. 08-6, “Equity Method Investment Accounting Considerations” (“EITF 08-6”). EITF 08-6 clarifies the accounting for certain transactions and impairment considerations involving equity method investments. EITF 08-6 is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited. The Company is in the process of evaluating the impact, if any, of EITF 08-6 on its financial statements.

In November 2008, the FASB ratified EITF Issue No. 08-7, “Accounting for Defensive Intangible Assets” (“EITF 08-7”). EITF 08-7 clarifies the accounting for certain separately identifiable intangible assets which an acquirer does not intend to actively use but intends to hold to prevent its competitors from obtaining access to them. EITF 08-7 requires an acquirer in a business combination to account for a defensive intangible asset as a separate unit of accounting which should be amortized to expense over the period the asset diminishes in value. EITF 08-7 is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited. The Company is in the process of evaluating the impact, if any, of EITF 08-7 on its financial statements.

On August 27, 2008, the SEC announced that it will issue for comment a proposed roadmap regarding the potential use by U.S. issuers of financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”). IFRS is a comprehensive series of accounting standards published by the International Accounting Standards Board (“IASB”). Under the proposed roadmap, the Company could be required in fiscal 2014 to prepare financial statements in accordance with IFRS, and the SEC will make a determination in 2011 regarding the mandatory adoption of IFRS. The Company has not yet assessed the impact that this potential change would have on its consolidated financial statements.

In May 2008, the FASB issued FASB Staff Position (“FSP”) APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).” This FSP specifies that issuers that have convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. This FSP is effective for financial statements issued in fiscal years (and interim periods) beginning after December 15, 2008 (calendar year 2009), and should be applied retrospectively to all past periods presented even if the instrument has matured, has been converted, or has otherwise been extinguished as of the FSP’s effective date. The Company determined that FSP APB 14-1 does not currently have a material impact on its financial statements as its existing convertible debt instruments are not required to be settled in cash, nor do they give the Company an option to settle in cash, upon conversion.

In April 2008, the FASB issued FSP No. 142-3 (“FSP No. 142-3”) “Determination of the Useful Life of Intangible Assets.” FSP No. 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets” to include an entity’s historical experience in renewing or extending similar arrangements, adjusted for entity-specific factors, even when there is likely to be “substantial cost or material modifications.” FSP No. 142-3 states that in the absence of historical experience an entity should use assumptions that market participants would make regarding renewals or extensions, adjusted for entity-specific factors. The guidance for determining the useful life of intangible assets included in this FSP will be applied prospectively to intangible assets acquired after the effective date of January 1, 2009. The Company is in the process of evaluating the impact, if any, of FSP No. 142-3 on its financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, and amendment of FASB Statement No. 133” (SFAS No. 161). SFAS No. 161 amends and expands the disclosure requirements of SFAS No. 133 with the intent to provide users of financial statements with an enhanced understanding of: (i) how and why an entity uses derivative instruments;(ii) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations; and (iii) how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows. This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 31, 2008, with early application encouraged. The adoption of the provisions of SFAS No. 161 did not have a material impact on the Company’s accounting practices.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS No. 141R”). SFAS No. 141R will significantly change the accounting for business combinations in a number of areas, including the treatment of contingent consideration, contingencies, acquisition costs, in-process research and development and restructuring costs. SFAS No. 141R includes an amendment to SFAS No. 109, “Accounting for Income Taxes.” Under SFAS No. 141R, an acquiring entity is required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141R also includes a substantial number of new disclosure requirements. SFAS No. 141R applies to the Company prospectively for business combinations with acquisition dates on or after December 29, 2009. The Company expects that SFAS No. 141R will have an impact on accounting for business combinations once adopted, but the effect is dependent upon acquisitions at that time.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” which permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS No. 159 also includes an amendment to SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities” which applies to all entities with available-for-sale and trading securities. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company adopted SFAS No. 159 effective December 31, 2007, and did not elect the fair value option for any existing eligible items.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” The Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements, and does not require any new fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements. The Statement is effective for the fiscal years beginning after November 15, 2007. FSP No. 157-2 delays the effective date of FAS Statement No. 157 for nonfinancial assets and nonfinancial liabilities to fiscal years beginning after November 15, 2008. In October 2008, the FASB issued FSP No. 157-3, “Determining the Fair Value of a Financial Asset in a Market that is Not Active.” FSP No. 157-3 clarifies the application of FAS No. 157 in an inactive market. The adoption of SFAS No. 157 did not have a material impact on the Company’s consolidated financial statements.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names, positions and ages of our directors and executive officers. Our directors were elected by the majority written consent of our shareholders in lieu of a meeting. Our directors are typically elected at each annual meeting and serve for one year and until their successors are elected and qualify. Officers are elected by our board of directors and their terms of office are at the discretion of our board.

Name	Age	Position
Joseph Hines	80	President, CEO, and Chairman of the Board
Michael Kirksey	53	Executive Vice President, COO and Director
Gregg A. Linn	46	Chief Financial Officer
Peter Blonsky (1)(2)(3)	50	Director
Jason Mayer (1)(2)(3)	41	Director
Lester R. Garnas (1)(2)(3)	69	Director

(1)	Member of Audit Committee.
(2)	Member of Compensation Committee.
(3)	Member of Nominating Committee.

Joseph Hines has been our President, Chief Executive Officer and Chairman of the Board since 2004, when he co-founded us. From 2002 through 2008, Mr. Hines has been the owner of Desert Valley Consulting, his wholly-owned consulting firm. From 1982 through 2002, Mr. Hines was President, Chief Executive Officer and Chairman of the board of directors of Zila, Inc. (NASDAQ: ZILA). Prior to his employment with Zila, Inc., Mr. Hines served as Executive Vice President of the Chemical/Plastics Group of Dart Industries.

Michael Kirksey has been our Executive Vice President and a member of our board of directors since 2004, when he co-founded us. During 2002 and 2003, Mr. Kirksey served in consulting or contract CFO roles for several startup companies. From 1996 to 2001, he was Interim President, Director of Finance, and Financial Analyst of Rowpar Pharmaceuticals, Inc., a pharmaceutical development and marketing firm, and President of its subsidiary, Micropure, Inc. From 1991 to 1996, he was Executive Vice President of GroMax, Inc., an agricultural equipment manufacturer and marketer. Mr. Kirksey received an undergraduate degree in Biochemistry from the University of Arizona in 1977 and received a Masters degree in Business Administration from Arizona State University in 1979.

Gregg A. Linn has been our Chief Financial Officer since August, 2008. From 2001 to 2004 and 2007 through 2008, Mr. Linn was president of Red Rock Advisors, LLC in Scottsdale, Arizona, providing guidance to a public hi-tech manufacturing firm and consulting for a number of emerging growth and turnaround companies, with emphasis on capital formation, mergers and acquisition. From 2004 to 2007, he was chief operating officer and chief financial officer of Vital Living, Inc., in Phoenix, Arizona, a publicly traded nutritional supplements company. Mr. Linn received an undergraduate degree in Accounting and Business from Michigan State University in 1984 and a Masters in Business Administration, summa cum laude, from Pace University in 1992. Mr. Linn is a certified public accountant.

Peter Blonsky, Ph.D. has been a member of our board of directors since June, 2008. From 2005 to 2008, Dr. Blonsky was a technical and business development consultant to us. Prior to that, Dr. Blonsky was Director of Applications Engineering and Business Development at Eagle-Picher Industries, Inc., a privately-held, diversified advanced technologies company providing power solutions, gaskets, precision milled parts, and filtration aids located in Phoenix, Arizona during 2005. From 2000 to 2005, he was the Vice President of Business and Product Development at H & T Battery Components, a global company producing deep drawn and stamped metal components located in Waterbury, Connecticut. Dr. Blonsky received a doctorate in Inorganic Chemistry from Northwestern in 1992 and a Masters in Business Administration from Xavier University in 1994. Dr. Blonsky is the inventor or co-inventor on seventeen U.S. and Foreign patents.

Jason Mayer has been a member of our board of directors since June, 2008. He has been a vice president at The Biltmore Bank of Arizona since July 2008. From 2002 through June 2008, Mr. Mayer was a Vice President for Commercial Lending at National Bank of Arizona. He was a senior commercial lender for Wells Fargo Bank N.A. from 2000 through 2002. Mr. Mayer holds a M.S. in Accounting from the University of Wisconsin (1995) and BBA also from the University of Wisconsin (1991). Mr. Mayer is a Certified Public Accountant.

Lester Garnas has been a member of our board of directors since July, 2008. For the past 30 years, Mr. Garnas has been president of his wholly-owned business consulting company, Edgemark Strategic Solutions, LLC, a Pennsylvania limited liability company. Such firm specializes in providing for-profit and non-profit companies with consulting advice and business solutions in marketing and organizational development, with special emphasis on business positioning, analysis and strategy. Representative clients have included American Express, Eastman Kodak, McGraw Hill Companies, The Financial Times, London and other European organizations, as well as start-up companies. Mr. Garnas holds a B.A. degree in Marketing from Parsons University (1962).

Certain Other Key Employees

Kuruvilla Cherian, Ph.D., age 60, has been our Director of Applied Research since 2006. In this capacity Dr. Cherian advises us regarding the development of new approaches to materials processing using microwave and other forms of electromagnetic radiation and applications of these processes for industrial use. From 2002 to 2006 he was the Senior Materials Scientist for Dana Corporation in its Microwave Technologies Division. From 2000 through 2002, Dr. Cherian was Chief Scientist and V.P. of Research with QQC Lasers and Advanced Materials Division. From 1994 through 2000, Dr. Cherian was involved with two major research projects on microwave effects: first for a joint project between Pennsylvania State University and the Naval Research Laboratory and second for a joint project between Pennsylvania State University and the University of Queensland. He holds a doctorate in Solid State Physics and Materials Science from Sardar Patel University, Gujarat, India, which he received in 1984. Dr. Cherian’s work has been published internationally in such journals as Materials Technology, Journal of Materials Research and Nature.

Janice Backus, age 60, has been our Corporate Secretary and Human Resources Director since incorporation. She was the Corporate Secretary of Zila, Inc., from 1982 through 2004, with responsibility for regulatory reporting, senior executive support and operational management of facilities. From 2002 to the present, Ms. Backus has owned and operated her own dance studio.

Robert Desberg, age 51, has been our Director of Sales and Marketing since September, 2008. From 1999 to 2008, he was a manager of Business Development for H.C. Starck, Inc., a global manufacturer of refractory metals and fabricated components for electronics, medical, aerospace and industrial markets. He served in product management, business development and sales capacities for such company. From 1989 to 1998 he was aerospace product manager for Hoogovens Aluminum Corp., and from 1985 to 1989, he was a metallurgical engineering supervisor at Agro-Tech Corporation (formerly TRW). Mr. Desberg was a senior metallurgical engineer (landing gear systems) for Cleveland Pneumatic Corporation (now BF Goodrich) from 1981 to 1985. He was a metallurgical engineer at Republic Steel Corporation (now Warren Consolidated) from 1979 to 1981. Mr. Desberg has a Bachelor of Science degree in Metallurgy and Materials Science from Case Western Reserve University.

Committees of the Board of Directors

Our board of directors has three committees: an Audit Committee, a Compensation Committee and a Corporate Governance Nominating Committee. Each committee has a written charter approved by the board of directors outlining the principal responsibilities of the committee. These charters are also available on our website. All of our directors, other than our Chief Executive Officer, plan to meet in executive sessions with each committee without management present on a regular basis in 2008.

Audit Committee

Our Audit Committee appoints our independent auditors, reviews audit reports and plans, accounting policies, financial statements, internal controls, audit fees, and certain other expenses and oversees our accounting and financial reporting process. Specific responsibilities include: selecting, hiring and terminating our independent auditors; evaluating the qualifications, independence and performance of our independent auditors; approving the audit and non-audit services to be performed by our auditors; reviewing the design, implementation, adequacy and effectiveness of our internal controls and critical accounting policies; overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters; reviewing any earnings announcements and other public announcements regarding our results of operations, in conjunction with management and our public auditors; and preparing the report that the SEC will require in our annual proxy statement.

The Audit Committee is comprised of three directors, each of whom is independent, as defined by the rules and regulations of the SEC and the listing standards of the NASDAQ. The members of our Audit Committee are Mr. Mayer, Dr. Blonsky and Mr. Garnas. On April 7, 2008 the Audit Committee adopted a written charter. Mr. Mayer is the Chairman of the Committee and the board of directors has determined that Mr. Mayer qualifies as an “audit committee financial expert,” as defined under the rules and regulations of the SEC, qualifies as “financially sophisticated” under the listing standards of the NASDAQ, and is independent as noted above.

Compensation Committee

Our Compensation Committee assists our board of directors in determining the development plans and compensation of our officers, directors and employees. Specific responsibilities include approving the compensation and benefits of our executive officers; reviewing the performance objectives and actual performance of our officers; and administering our stock option and other equity compensation plans.

Our Compensation Committee is comprised of three Directors, whom the board considers to be independent under the rules of the SEC and the listing standards of the NASDAQ. On April 7, 2008, the board of directors adopted a written charter. The members of our Compensation Committee are Dr. Blonsky, Chairman, Mr. Mayer and Mr. Garnas.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee assists our board of directors by identifying and recommending individuals qualified to become members of our board of directors, reviewing correspondence from our stockholders, and establishing, evaluating and overseeing our corporate governance guidelines. Specific responsibilities include the following: developing criteria for membership on our board of directors, recruiting, reviewing and nominating candidates for election to our board of directors, evaluating and making recommendations regarding the functions, contributions and composition of committees of our board of directors, making recommendations to our board of directors regarding corporate governance matters; reviewing stockholder nominees for election to our board of directors, and developing and recommending governance and nominating guidelines and principles applicable to our board of directors.

Our Nominating Committee is comprised of three Directors, whom the board considers to be independent under the rules of the SEC and the listing standards of the NASDAQ. The members of our Nominating Committee are Dr. Blonsky, Chairman, Mr. Mayer and Mr. Garnas. The Nominating Committee was created by our board of directors on April 7, 2008, when the board of directors adopted a written charter.

Consulting and Employment Agreements; Termination of Employment and Change-in-Control Arrangements

The Company has entered into an employment agreement with Mr. Hines, as of October 1, 2008. The agreement will have a term of three years. Mr. Hines will receive a base salary of $96,000 annually during the term of the agreement, including an additional automobile allowance of $500 per month. Mr. Hines is also eligible to participate in any bonus or stock option plan of the Company.

The Company has entered into an employment agreement with its executive vice president and chief operating officer, Mr. Kirksey, as of October 1, 2008. The agreement will have a term of three years. Mr. Kirksey will receive a base salary of $120,000 annually during the term of the agreement, including an additional automobile allowance of $500 per month. Mr. Kirksey is also eligible to participate in any bonus or stock option plan of the Company.

The Company’s corporate secretary, Ms. Backus, has also entered into an employment agreement with the Company, as of October 1, 2008. The agreement will have a term of three years. Ms. Backus will receive a base salary of $65,000 annually during the term of the agreement, including an additional automobile allowance of $300 per month. Ms. Backus is also eligible to participate in any bonus or stock option plan of the Company.

Each of the above employment agreements automatically renews at the end of the term for successive one-year terms unless one party provides a written notice of non-renewal to the other party thirty (30) days prior to the last day of the term. The employment agreements may be terminated prior to the end of the term by: (i) the Company for “Cause,” as defined therein; (ii) the executive for “Good Reason”; or (iii) upon thirty days written notice given to the other party for any reason except death or disability. “Cause” is defined as, among other things, a willful and substantial failure to fulfill the duties as required under the agreement. If the Company terminates the agreement for Cause, the Company shall be relieved of all further obligations thereunder other than the obligation to pay the executive: (i) his or her salary through date of termination; (ii) any deferred compensation due the executive; and (iii) any other benefits to the extent unpaid. “Good Reason” is defined as, among other things, the failure of the Company to substantially comply with its requirements under the agreement. If the executive terminates the agreement for Good Reason, the Company shall pay the executive: (i) his or her annual salary that would have been payable over the balance of the term of the agreement, provided that Company will pay such amount to the executive over the period that the compensation would have been due had the termination not occurred; (ii) any declared and accrued, but as of then unpaid, bonus or stock options grant, all of which shall be deemed immediately vested; (iii) any accrued vacation pay; (iv) any amounts payable pursuant to the Company’s benefit plans. If the executive terminates his or her employment for other than for Good Reason, the Company’s obligations shall terminate other than for: (i) his or her salary through date of termination; (ii) any deferred compensation due the executive; and (iii) any other benefits to the extent unpaid.

If the executive dies prior to the completion of the term, the agreement will automatically terminate. Upon executive’s death, the Company’s obligations under the agreement terminate other than for: (i) payment of any death benefit compensation under other contracts; (ii) payment of the amounts due under the term life insurance policy; (iii) full vesting and non-forfeiture of stock options granted to the executive, and (iv) the timely payment or provision of other benefits. If the Company determines that the executive has become disabled, the agreement shall terminate thirty days after executive’s receipt of written notice. Upon termination for disability, the Company’s obligations under the agreement terminate other than for: (i) salary payments through the termination date; (ii) accrued bonus through the termination date; (iii) payment of pension, 401(k), and other disability benefits; (iv) full vesting and non-forfeiture of stock options; and (v) the receipt of fully-paid welfare-benefit plans.

Upon a “Change in Control,” generally defined as a majority change in Company ownership or Board membership, if the executive terminates the agreement for Good Reason or if the Company terminates for other than Cause within one year of the Change in Control, the Company shall: (i) pay his or her annual salary that would be payable for a 24-month period, provided that it will pay such amount to the executive over the period that the compensation would have been due had the termination not occurred; (ii) any declared and accrued, but as of then unpaid, bonus or stock options grant, all of which shall be deemed immediately vested. The Company also has a consulting agreement with Red Rock Advisors, LLC pursuant to which Gregg Linn is engaged as our chief financial officer on an independent contractor basis. The agreement was entered into on August 15, 2008 and terminates on July 31, 2009. Pursuant to the agreement, the Company is obligated to pay Mr. Linn $5,000 per month prior to the effectiveness of this registration statement and $6,000 per month thereafter. In addition, Mr. Linn has been granted 25,000 options, which vested on August 15, 2008. In addition, Mr. Linn will receive 30,000 options upon the completion of the initial public offering under this registration statement. All options will be exercisable at $1.00 per share and will have a term of five years from the date of grant. We have granted options to no other executive officer to date.

EXECUTIVE COMPENSATION

The table below sets forth all cash compensation paid or proposed to be paid by us to the chief executive officer and the most highly compensated executive officers, and key employees for services rendered in all capacities to us during fiscal years 2008 and 2007.

Summary Compensation Table

As of December 31, 2008

Name (a)	Year (b)	Consulting Fees ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f) (1)	All Other Compensation ($) (i)	Total ($) (j)
Joseph Hines, Chairman, CEO and President	2008	$80,000	-0-	-0-	-0-	-0-	$80,000
	2007	$60,000	-0-	-0-	-0-	-0-	$60,000

Michael Kirksey, Executive Vice President, General Manager and Director	2008	$80,000	-0-	-0-	-0-	-0-	$80,000
	2007	$60,000	-0-	-0-	-0-	-0-	$60,000

Karl Cherian, Ph.D., Director of Applied Research	2008	$119,250	-0-	-0-	-0-	-0-	$119,250
	2007	$108,000	-0-	-0-	-0-	-0-	$108,000

Janice L. Backus, Secretary	2008	$54,167	-0-	-0-	-0-	-0-	$54,167
	2007	$50,000	-0-	-0-	-0-	-0-	$50,000

Gregg A. Linn Chief Financial Officer	2008	$22,500	-0-	-0-	25,000	-0-	$47,500

Compensation Policy. Our executive compensation plan is based on attracting and retaining qualified professionals who possess the skills and leadership necessary to enable us to achieve earnings and profitability growth to satisfy our stockholders. We must, therefore, create incentives for these executives to achieve both our goals and individual performance objectives through the use of performance-based compensation programs.

No one component is considered by itself, but all forms of the compensation package will be considered in total. Wherever possible, we will use objective measurements to quantify performance, but many subjective factors still come into play when determining performance.

Compensation Components. The main elements of our compensation package will consist of salary, stock options, and bonus. We plan to review the salary for each executive officer and compare it to the prior year, with consideration given for increase based on performance. During 2007, our executive officers were independent contractors and had base fees of $60,000 each. We made no equity awards to our officers or directors in 2007. Our executive officers became employees on October 1, 2008, which is the effective date of our employment agreements with them. After we commence revenue operations we will review their compensation packages for possible adjustments. Salary adjustments will be based on both individual and our performance and will include both objective and subjective criteria specific to each executive’s role and responsibility with us. To date, we have been granted no bonuses.

Contracts for the compensation for Mr. Hines and Mr. Kirksey in the amount of $96,000 and $120,000, respectively, on an annual basis, are based on the three-year length of the contracts and the need to pay viable salaries for the position. At March 31, 2008, Mr. Hines and Mr. Kirksey received compensation increases from the previous rate of $5,000 per month to $7,000 per month. These actual rates, equivalent to $84,000 annually, represent voluntary pay cuts from the stated contract amounts. No immediate increase is planned in these compensation rates despite the stated contract amounts, nor is any difference being accrued to the Company. When we find it advisable to increase salaries due to need and opportunity, any changes in actual compensation rates from the current level will be determined and reviewed by the Compensation Committee prior to any adjustments.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2008

Name (a)	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Joseph Hines Chairman, CEO and President	—	—	—	$—	—	—	—	—	—
Michael Kirksey, Executive Vice President, General Manager and Director	—	—	—	$—	—	—	—	—	—
Karl Cherian, Ph.D., Director of Applied Research	—	—	—	$—	—	—	—	—	—
Janice L. Backus, Secretary	—	—	—	$—	—	—	—	—	—
Gregg A. Linn, Chief Financial Officer	25,000	25,000	—	$1.00	8/15/2013	—	—	—	—

The table above indicates options granted under the Plan to officers in fiscal 2008. Mr. Linn received 25,000 options as part of the 2008 Stock Option Plan, all of which were vested at the time of issuance. All of these options have an exercise price of $1.00 each and have a 5-year expiration period from the date of issuance.

Stock Option Plan

Our board of directors adopted the 2008 Stock Option and Restricted Stock Plan (the “Plan”) and our shareholder approved the Plan on June 3, 2008. The Plan authorizes us to issue 1,500,000 shares of our common stock for issuance upon exercise of options and grant of restricted stock awards. As of June 19, 2009, we have issued 64,000 options under the Plan, 25,000 of which were granted to Gregg Linn, our Chief Financial Officer.

The Plan allows for the grant of incentive stock options, non-qualified stock options and restricted stock awards. The Plan authorizes us to grant (i) to the key employees incentive stock options to purchase shares of common stock and non-qualified stock options to purchase shares of common stock and restricted stock awards, and (ii) to non-employee directors and consultants’ non-qualified stock options and restricted stock. Our Compensation Committee will administer the Plan by making recommendations to the Board or determinations regarding the persons to whom options or restricted stock should be granted and the amount, terms, conditions and restrictions of the awards.

Incentive stock options granted under the Plan must have an exercise price at least equal to 100% of the fair market value of the common stock as of the date of grant. Incentive stock options granted to any person who owns, immediately after the grant, stock possessing more than 10% of the combined voting power of all classes of our stock, or of any parent or subsidiary corporation, must have an exercise price at least equal to 110% of the fair market value of the common stock on the date of grant. Non-statutory stock options may have exercise prices as determined by our Compensation Committee.

The Compensation Committee is also authorized to grant restricted stock awards under the Plan. A restricted stock award is a grant of shares of the common stock that is subject to restrictions on transferability, risk of forfeiture and other restrictions and that may be forfeited in the event of certain terminations of employment or service prior to the end of a restricted period specified by the Compensation Committee.

Compensation of Directors

We had no non-employee directors in 2007 and paid no cash compensation or issued no stock options to persons serving as directors. During 2008, we granted the non-employee directors, who are neither employees nor our affiliates, options to purchase 2,500 shares of common stock per calendar quarter of service on the Board and our Audit, Compensation and Corporate Governance and Nominating Committees. To date, we have granted a total of 20,000 director options to our three outside directors. The options will be exercisable at $1.00 per share for a term of seven years and such options will vest as follows: 2,500 upon grant and 2,500 in each succeeding quarter, provided that the grantee remains a director. Beginning in 2009, non-employee members of our board of directors will accrue compensation per quarter of $1,000 for their services as Board members. The non-employee directors will be reimbursed for their out-of-pocket costs in attending the meetings of the board of directors.

Director Compensation

As of December 31, 2008

Name (a)	Fees earned or paid in cash ($) (b)	Stock awards ($) (c)	Option awards ($) (d)	Non-equity incentive plan compensation ($) (e)	Nonqualified deferred compensation earnings ($) (f)	All other compensation ($) (g)	Total ($) (h)
Joseph Hines	—	—	-0-	—	—	—	-0-
Michael Kirksey	—	—	-0-	—	—	—	-0-
Peter Blonsky	—	—	$7,500	—	—	—	$7,500
Jason Mayer	—	—	$7,500	-0-	—	-0-	$7,500
Lester R. Garnas	—	—	$5,000	-0-	—	-0-	$5,000

Mr. Hines and Mr. Kirksey received no compensation in 2008 as Board members. All compensation received in 2008 for service as officers is noted in the Executive Compensation table.

For all outside Board members (Messrs. Blonsky, Mayer and Garnas), no fees were paid for serving on the Board during 2008 and the first quarter of 2009. In 2008, outside Board members received compensation of options to purchase 2,500 shares of common stock per calendar quarter of service. Beginning in the second quarter of 2009, each outside Board member will receive compensation of $1,000 per quarter of service.

Consulting Agreement

On February 1, 2008, we entered into a consulting agreement with Steven Scott for consulting services relating to our financing, evaluating financing alternatives and sources for us and the introduction of firms to provide investor relations services. Mr. Scott receives consulting fees of $7,500 per month during the term of such agreement, which has been extended and terminates on January 31, 2010.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS

AND CERTAIN CONTROL PERSONS

We lease our production, research and development and office facility, located at 4708 East Van Buren Street, Phoenix, Arizona from JH Realty, LLC (“JH Realty”), an entity wholly owned by Mr. Hines, our President, Chief Executive Officer and Chairman of the Board, at a rate of $2,000 per month. We believe this rental rate to be at or below market in the area for similar facilities. The lease terminates on November 14, 2009, and we may renew it for additional 12 month periods. The portion of the building leased to us contains approximately 4,000 square feet along with an 800 square foot enclosed yard. We have made $150,355 in improvements to the leased premises through December 31, 2008. We may remove these improvements provided we repair any damage caused by the removal. On December 31, 2007, we issued a non-interest bearing promissory note to JH Realty in the principal amount of $62,000, consolidating older promissory notes and representing outstanding rent due on our leased premises for the years 2005, 2006 and 2007. Such note is due and payable on September 30, 2009.

In 2005, Mr. Hines converted his outstanding non-interest bearing loans to us, totaling $940,000, into units comprised of 470,000 shares of Series A Convertible Preferred Stock and common stock purchase warrants. Such warrants are exercisable to purchase stock at a price of $1.00 per share through 2010. In 2007, Mr. Hines converted all of his Preferred Stock into 940,000 shares of common stock and declined to receive any dividends that we paid on the Preferred Stock at that point. In 2006, Mr. Hines made non-interest bearing advances to us totaling $447,000 to finance our operations. In 2007 Mr. Hines made loans to us of $63,600 and $55,000. All of these loans are represented by non-interest bearing notes due and payable after September 30, 2009. We intend to repay a total of $500,000 principal amount of these loans from the proceeds of this offering, leaving $65,600 due Mr. Hines after the completion of this offering.

We used the funds loaned by Mr. Hines to provide working capital for the Company. In 2006, a total of $447,000 was loaned by Mr. Hines to the Company in monthly amounts (excepting May) ranging from $2,000 to $67,000. During this period, the Company experienced an operating loss of $(537,560) and also added $139,940 to our patent portfolio from the award of U.S. Patent 7,105,079 and the license value of the Penn State patent portfolio. The cash flow shortfall during 2006 was primarily associated with the market development and technological process development for microwave furnaces.

In 2007, we used funds totaling $118,000 loaned by Mr. Hines to fund working capital for the Company. These funds were loaned to us in amounts ranging from $1,600 to $25,000 in January, February, March, July, October and November of 2007. During 2007, we experienced an operating loss of $(598,339). The cash flow shortfall during 2007 was primarily associated with the market development and technological process development for microwave furnaces.

In March and May of 2009, we used funds totalling $70,000 loaned by Mr. Hines to fund working capital for the Company. $60,000 of these loans were made at no interest, and with a due date of September 30, 2009, while the remaining $10,000 loan was made at no interest and with no due date. In June of 2009, we repaid $10,000 of these loans to Mr. Hines out of proceeds from warrant exercises.

In April 2006, we entered into an Agreement and Mutual Release (the “Agreement and Mutual Release”) with Rosemary Drlik, Romuald Drlik and their wholly-owned corporation, Avion Romuald, S.A. (“ARSA”), relating to certain metal oxide technology under development. Prior to April 2006, we employed Rosemary Drlik as our director of purchasing and Romuald Drlik as our Vice President of Research and Development. Mrs. Drlik also was a member of our Board of Directors and ARSA owned more than ten percent of our outstanding common stock at such time. Under the terms of the Agreement and Mutual Release, we transferred to ARSA certain equipment with a book value of $10,227 which we utilized in our metal oxide development projects; the parties agreed to share technology developments relating to the production of metal oxides; and they granted each other a non-exclusive, non-transferable license to ARSA for certain proprietary or patented technology relating to the production of metal oxides, with accompanying royalty cross-payment obligations if one or both of the parties generates net revenue based upon the implementation of such technology. We are not actively pursuing the commercialization of our metal oxide technology given our focus on microwave sintering. In April 2006 Mr. and Mrs. Drlik resigned from all positions they held with us and Mr. Hines purchased 625,000 shares of common stock from ARSA for $20,000, which stock represented its entire ownership interest in us.

In July 2008, Mr. Peter Blonsky, a member of our Board of Directors, received compensation for consulting services rendered prior to becoming a director of our Company, of 19,000 options to purchase shares of our common stock with an exercise price of $1.00 per share and a term of five years.

A principal stockholder, Joseph Koch, made two loans to the Company of $150,000 each in November 2008 and December 2008, for a total of $300,000, to fund working capital requirements for the fourth quarter 2008 and the first quarter 2009. Each of these loans have an annual interest rate of 10%, have a maturity date of January 5, 2010, are payable from the proceeds of this offering if completed before the maturity date, and include 150,000 warrants per note. A minority shareholder also made a loan to the Company under the same terms for $10,000, and including 10,000 warrants. These warrants have a term of five years from the date of issue and are exercisable at a price of $3.00 per share. Using APBO No. 14, the Company determined that the noteholders had purchased the 310,000 warrants for $111,065 and had paid $198,935 for the debt, based on the relative fair values of the respective equity and debt instruments issued. The resulting debt premium is presented on the face of the balance as a part of the related party payables, net of current portion and is being amortized over the life of the payable. In February and April of 2009, three additional minority shareholders made loans totaling $66,000 to the Company on the same terms, and accompanied by the issue of 66,000 warrants with a term of five years and exercisable at $3.00.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 19, 2009, the number and percentage of outstanding shares of common stock beneficially owned by (a) each person known by us to beneficially own more than five percent of such stock, (b) each director of the Company, (c) each named officer of the Company, and (d) all our directors and executive officers as a group. We have no other class of capital stock outstanding.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2) Before Offering	Percent of Class Before Offering (3)	Percent After Sale of Minimum Offering (3)	Percent After Sale of Maximum Offering (3)
Joseph Hines, Chairman, CEO and President (4)	2,265,100	42.36%	34.77%	33.90%
Michael Kirksey, Executive Vice President, General Manager and Director (5)	500,000	9.76%	7.95%	7.74%
Gregg A. Linn, Chief Financial Officer (6)	25,000	0.49%	0.40%	0.39%
Peter Blonsky, Ph.D., Director (7)	49,500	0.96%	0.78%	0.76%
Jason Mayer, Director (8)	17,500	0.34%	0.28%	0.27%
Lester R. Garnas, Director (9)	15,000	0.29%	0.24%	0.23%
Janice Backus, Corporate Secretary (10)	75,000	1.46%	1.19%	1.16%
Arlan Akerlind (11)	415,000	7.86%	6.44%	6.28%
Joseph C. Koch (12)	1,070,250	18.95%	15.71%	15.33%
All executive officers and directors as a group (7 persons)	2,947,100	54.46%	44.80%	43.69%

(1)	The address of these persons is c/o 4708 East Van Buren Street, Phoenix, Arizona 85008.
(2)	The foregoing beneficial owners hold investment and voting power in their shares.
(3)	The percent of Common Stock owned is calculated using the sum of (A) the number of shares of Common Stock owned and (B) the number of warrants and options of the Beneficial Owner that are exercisable within 60 days, as the numerator, and the sum of (Y) the total number of shares of Common Stock outstanding (5,122,750) and (Z) the number of warrants and options of the Beneficial Owner that are exercisable within 60 days as the denominator.
(4)	Includes 225,100 warrants and 0 options to purchase shares of common stock exercisable within 60 days.
(5)	Includes 0 options to purchase shares of common stock exercisable within 60 days.
(6)	Includes 25,000 options to purchase shares of common stock exercisable within 60 days.
(7)	Includes 26,500 options to purchase shares of common stock exercisable within 60 days.
(8)	Includes 7,500 options to purchase shares of common stock exercisable within 60 days.
(9)	Includes 5,000 options to purchase shares of common stock exercisable within 60 days.
(10)	Includes 0 options to purchase shares of common stock exercisable within 60 days.
(11)	Includes 155,000 warrants and 0 options to purchase shares of common stock exercisable within 60 days.
(12)	Includes 525,000 warrants and 0 options to purchase shares of common stock exercisable within 60 days.

UNDERWRITING

Midtown Partners & Co., LLC (“Midtown”) has agreed, subject to the terms and conditions of the underwriting agreement among the Company and Midtown as representative of the several underwriters, to act as the sales agent of the Company for the sale of shares offered pursuant to this prospectus at the public offering price of $6.00, less the underwriting discount set forth on the cover page of this prospectus.

The underwriters have made no commitment to purchase all or any part of the shares of common stock offered pursuant to this prospectus but have agreed to use their best efforts to sell the Minimum Offering of 1,166,667 shares of common stock and the Maximum Offering of 1,333,334 shares of common stock within ninety days of the date of this prospectus, subject to an extension at the underwriters’ option for an additional ninety day period. All funds received in connection with the sale of the shares will be promptly transmitted to Signature Bank, a New York State chartered bank, (the “Escrow Agent”) pursuant to the terms of an escrow agreement among the Company, the Escrow Agent and Midtown.

The Underwriting Agreement provides for reciprocal indemnification between the Company and Midtown against certain liabilities in connection with this prospectus and the registration statement, of which this prospectus forms a part, including liabilities under the Securities Act.

All payments for subscriptions hereunder should be made payable to “Signature Bank” as Escrow Agent for the Company’s Escrow Account. If, prior to the termination of the offering period, at least an aggregate of $7,000,000 of funds are not received in the Escrow Account and NASDAQ does not confirm the listing of the shares on the NASDAQ, the offering will terminate and funds deposited with the Escrow Agent will be returned to investors promptly without interest. The shares are being offered by the Underwriter subject to the delivery of an opinion of our counsel and various other conditions.

Midtown has advised us that they propose to offer the shares to the public at the initial public offering price set forth on the cover page of this prospectus. The Underwriter may allow to certain dealers, who are members of FINRA, concessions, not in excess of $ per share, of which no reallowance will be made to other dealers who are members of FINRA.

We have agreed to pay to Midtown a commission of 8% of the price of each share sold in this offering, as well as a non-accountable expense allowance of 3% of the gross proceeds of the offering, of which $25,000 has been paid as of the date of this prospectus. We have also agreed to pay all expenses in connection with qualifying the shares offered hereby for sale under the laws of such states as the underwriters may designate, including expenses of counsel retained for such purpose by the underwriters, which fees shall not exceed $48,000.

We will sell to Midtown, as additional compensation, warrants (“Underwriter’s Warrants”) to purchase one Underwriter’s Warrant for every twenty shares sold in the offering, which is 58,334 Underwriter’s Warrants if we sell the Minimum Offering and 66,667 Underwriter’s Warrants if we sell the Maximum Offering. The Underwriter’s Warrants may be exercised at any time commencing one year from the completion of the offering and continuing for four years thereafter to purchase shares of common stock at an exercise price equal to 150% of the offering price of the shares in this offering.

In accordance with subparagraph (g) (1) of Rule 2710 of the NASD Rules, the Underwriter’s Warrants shall not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness of the Registration Statement or commencement of sales of the public offering, except as provided in subparagraph (g)(2) of Rule 2710 of the NASD Rules.

Midtown is principally engaged in providing securities brokerage, investment banking and related financial services to individuals, institutions and corporations. Midtown also provides consulting and financial services to private and public entities seeking to obtain or participate in financing arrangements. Although the executive officers of Midtown have extensive investment banking background and experience, Midtown has never led or co-led any public equity offerings.

Prior to this offering, there has been no public trading market for our securities. Consequently, the initial public offering price of the shares has been determined by negotiations between us and Midtown and bears no relationship to our earnings, book value, net worth or other financial criteria of value and may not be indicative of the market price of our common stock after this offering. Among the factors considered in determining the offering price were our financial condition and prospects, market prices of similar securities of comparable publicly-traded companies, certain financial and operating information of companies engaged in activities similar to ours and the general condition of the securities market. Additionally, the initial public offering price of our shares may not be indicative of the prices that may prevail in the public market.

Stabilization, Short Positions and Penalty Bids

The underwriters may engage in stabilizing transactions, syndicate covering transactions, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Securities Exchange Act of 1934 (the “Exchange Act”):

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;

•

Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. If the underwriters sell more shares than could be covered by the maximum number of shares offered hereby, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering; and

•

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or delaying a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NASDAQ or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor the underwriters make representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Foreign Regulatory Restrictions on Purchase of Shares

We have not taken any action to permit a public offering of shares of our common stock outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of shares of our common stock and the distribution of the prospectus outside the United States.

Italy. This offering of shares of common stock has not been cleared by Consob, the Italian Stock Exchanges regulatory agency of public companies, pursuant to Italian securities legislation and, accordingly, no shares may be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to the shares be distributed in Italy, except (1) to professional investors (operatori qualificati); or (2) in circumstances which are exempted from the rules on solicitation of investments pursuant to Decree No. 58 and Article 33, first paragraph, of Consob Regulation No. 11971 of May 14, 1999, as amended. Any offer, sale or delivery of the shares or distribution of copies of this prospectus or any other document relating to the shares in Italy under (1) or (2) above must be (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Decree No. 58 and Legislative Decree No. 385 of September 1, 1993, or the Banking Act; (ii) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in Italy and their characteristics; and (iii) in compliance with any other applicable laws and regulations.

Germany. The offering of shares of common stock is not a public offering in the Federal Republic of Germany. The shares may only be acquired in accordance with the provisions of the Securities Sales Prospectus Act (Wertpapier-Verkaudfspropsektgestz), as amended, and any other applicable German law. No application has been made under German law to publicly market the shares in or out of the Federal Republic of Germany. The shares are not registered or authorized for distribution under the Securities Sales Prospectus Act and accordingly may not be, and are not being, offered or advertised publicly or by public promotion. Therefore, this prospectus is strictly for private use and the offering is only being made to recipients to whom the document is personally addressed and does not constitute an offer or advertisement to the public. The shares of common stock will only be available to persons who, by profession, trade or business, buy or sell shares for their own or a third party’s account.

France. The shares of common stock offered by this prospectus may not be offered or sold, directly or indirectly, to the public in France. This prospectus has not been or will not be submitted to the clearance procedure of the Autorité des Marchés Financiers, or the AMF, and may not be released or distributed to the public in France. Investors in France may only purchase the shares offered by this prospectus for their own account and in accordance with articles L. 411-1, L. 441-2 and L. 412-1 of the Code Monétaire et Financier and decree no. 98-880 dated October 1, 1998, provided they are “qualified investors” within the meaning of said decree. Each French investor must represent in writing that it is a qualified investor within the meaning of the aforesaid decree. Any resale, directly or indirectly, to the public of the shares offered by this prospectus may be effected only in compliance with the above mentioned regulations.

“Les actions offertes par ce document d’information ne peuvent pas être, directement ou indirectement, offertes ou vendues au public en France. Ce document d’information n’a pas été ou ne sera pas soumis au visa de l’Autorité des Marchés Financiers et ne peut être eclare ou eclarer au public en France. Les investisseurs en France ne peuvent acheter les actions offertes par ce document d’information que pour leur compte eclar et conformément aux articles L. 411-1, L. 441-2 et L. 412-1 du Code Monétaire et Financier et du décret no. 98-880 du 1 octobre 1998, sous eclare qu’ils soient des investisseurs eclarer au sens du décret susvisé. Chaque investisseur doit eclarer par écrit qu’il est un investisseur qualifié au sens du décret susvisé. Toute revente, directe ou indirecte, des actions offertes par ce document d’information au public ne peut être effectuée que conformément à la réglementation susmentionnée.”

Switzerland. This prospectus may only be used by those persons to whom it has been directly handed out by the offeror or its designated distributors in connection with the offer described therein. The shares of common stock are only offered to those persons and/or entities directly solicited by the offeror or its designated distributors, and are not offered to the public in Switzerland. This prospectus constitutes neither a public offer in Switzerland nor an issue prospectus in accordance with the respective Swiss legislation, in particular but not limited to Article 652A Swiss Code Obligations. Accordingly, this prospectus may not be used in connection with any other offer, whether private or public and shall in particular not be distributed to the public in Switzerland.

United Kingdom. In the United Kingdom, the shares of common stock offered by this prospectus are directed to and will only be available for purchase to a person who is an exempt person as referred to at paragraph ® below and who warrants, represents and agrees that: (a) it has not offered or sold, will not offer or sell, any shares offered by this prospectus to any person in the United Kingdom except in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of section 85 of the Financial Services and Markets Act 2000 (as amended) (“FSMA”); (b) it has complied and will comply with all applicable provisions of FSMA and the regulations made thereunder in respect of anything done by it in relation to the shares offered by this prospectus in, from or otherwise involving the United Kingdom; and (c) it is a person who falls within the exemptions to Section 21 of the FSMA as set out in the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (“the Order”), being either an investment professional as described under Article 19 or any body corporate (which itself has or a group undertaking has a called up share capital or net assets of not less than £500,000 (if more than 20 members) or otherwise £5 million) or an unincorporated association or partnership (with net assets of not less than £5 million) or is a trustee of a high value trust or any person acting in the capacity of director, officer or employee of such entities as defined under Article 49(2)(a) to (d) of the Order, or a person to whom the invitation or inducement may otherwise lawfully be communicated or cause to be communicated. The investment activity to which this document relates will only be available to and engaged in only with exempt persons referred to above. Persons who are not investment professionals and do not have professional experience in matters relating to investments or are not an exempt person as described above, should not review nor rely or act upon this document and should return this document immediately. It should be noted that this document is not a prospectus in the United Kingdom as defined in the Prospectus Regulations 2005 and has not been approved by the Financial Services Authority or any competent authority in the United Kingdom.

Israel. The shares of common stock offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (ISA). The shares may not be offered or sold, directly or indirectly, to the public in Israel. The ISA has not issued permits, approvals or licenses in connection with the offering of the shares or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the shares being offered. Any resale, directly or indirectly, to the public of the shares offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Sweden. Neither this prospectus nor the shares of common stock offered hereunder have been registered with or approved by the Swedish Financial Supervisory Authority under the Swedish Financial Instruments Trading Act (1991:980) (as amended), nor will such registration or approval be sought. Accordingly, this prospectus may not be made available nor may the shares offered hereunder be marketed or offered for sale in Sweden other than in circumstances which are deemed not to be an offer to the public in Sweden under the Financial Instruments Trading Act. This prospectus may not be distributed to the public in Sweden and a Swedish recipient of the prospectus may not in any way forward the prospectus to the public in Sweden.

Norway. This prospectus has not been produced in accordance with the prospectus requirements laid down in the Norwegian Securities Trading Act 1997, as amended. This prospectus has not been approved or disapproved by, or registered with, either the Oslo Stock Exchange or the Norwegian Registry of Business Enterprises. This prospectus may not, either directly or indirectly, be distributed to Norwegian potential investors.

Denmark. This prospectus has not been prepared in the context of a public offering of securities in Denmark within the meaning of the Danish Securities Trading Act No. 171 of 17 March 2005, as amended from time to time, or any Executive Orders issued on the basis thereof and has not been and will not be filed with or approved by the Danish Financial Supervisory Authority or any other public authority in Denmark. The offering of shares of common stock will only be made to persons pursuant to one or more of the exemptions set out in Executive Order No. 306 of 28 April 2005 on Prospectuses for Securities Admitted for Listing or Trade on a Regulated Market and on the First Public Offer of Securities exceeding EUR 2,500,000 or Executive Order No. 307 of

28 April 2005 on Prospectuses for the First Public Offer of Certain Securities between EUR 100,000 and EUR 2,500,000, as applicable.

Electronic Distribution of Prospectus

A prospectus in electronic format relating to our offering may be made available on the Internet sites or through other online services maintained by the Underwriter or selling group members participating in this offering, or their affiliates. In those cases, prospective investors may view offering terms online and may be able to open an account online with the underwriters to participate in the public offering.

Other than the prospectus in electronic format, the information on the Underwriter’s or any selling group member’s website and any information contained in any other website maintained by the Underwriter or a selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us, any underwriter or any selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

SHARES ELIGIBLE FOR FUTURE SALE

The sale of a substantial amount of our common stock in the public market after this offering, or the perception that such sales may occur, could adversely affect the prevailing market price of our common stock. Furthermore, because some of our shares will not be available for sale shortly after this offering due to the contractual and legal restrictions on resale described below, the sale of a substantial amount of common stock in the public market after these restrictions lapse could adversely affect the prevailing market price of our common stock and our ability to raise equity capital in the future.

Sales of Restricted Securities

Upon the completion of this offering, we will have 6,289,417 shares of common stock outstanding if the Minimum Offering is sold and 6,456,084 shares of common stock outstanding if the Maximum Offering is sold. Currently, we have 5,122,750 shares outstanding.

Of the 5,122,750 outstanding shares at June 19, 2009, 1,444,600 shares are restricted securities we sold in prior private placements, of which 1,444,600 are currently eligible for sale under Rule 144 under the Securities Act of 1933 as of June 19, 2009, and the same number of shares will be eligible at June 30, 2009. At December 31, 2009, the eligible shares for sale under Rule 144 will be 1,659,500. The remaining 3,678,150 shares of common stock are held by the executives, directors and their affiliates and are “restricted” shares under Rule 144 and, therefore, generally may be sold in the public market only in compliance with Rule 144. Further, 1,303,800 warrants are exercisable to purchase shares of restricted common stock at $1.00 per share at various dates, the last of which is July 15, 2013, 79,260 warrants are exercisable to purchase shares of restricted common stock at $1.20 per share, expiring July 1, 2013, 376,000 warrants are exercisable to purchase shares at $3.00, each with a term of five years from the date of issuance, the last expiration date of which is February 11, 2014, 10,000 warrants issued in February 2009 to a third party (as compensation for a private stock sale in 2008), with an exercise price of $1.00 and a five year term, with the total number of warrants issued and unexercised as of June 19, 2009, at 1,769,060. The total number of options issued at June 19, 2009 is 64,000. At the time these options were issued, the Company had sold common stock in private placements within the previous six months at $1.00 per share, supporting the option exercise price of $1.00 per share.

We granted piggyback registration rights to the purchasers of units composed of one share of common stock and one common stock purchase warrant made from 2006 to July 2008. These rights were subject to the consent of the Underwriter, which has not been granted. If the Underwriter does not consent to the registration of these shares in this registration statement, the Company has no requirement or obligation to pay those affected shareholders any cash or non-cash penalty and thus no accounting entry is required.

Of the shares to be outstanding after the closing of this offering, the shares sold in this offering will be freely tradable without restriction under the Securities Act, except that any shares purchased in this offering by our “affiliates,” as that term is defined in Rule 144 under the Securities Act of 1933, generally may be sold in the public market only in compliance with Rule 144.

Rule 144

In general, under Rule 144, a person who is one of our affiliates and has beneficially owned those shares of common stock for at least six months would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

•

1% of the number of our shares of common stock then outstanding, which is expected to equal approximately 62,894 shares immediately after this offering if the Minimum Offering is sold and approximately 64,561 shares if the Maximum Offering is sold, and

•	the average weekly trading volume of our common stock on the NASDAQ during the four calendar weeks before a notice of the sale on SEC Form 144 is filed.

Sales under Rule 144 are also subject to certain manner-of-sale provisions and notice requirements and to the availability of certain public information about us.

A person who is not one of our affiliates, and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, may sell the shares proposed to be sold according to the following conditions:

•

if the person has beneficially owned the shares for at least six months, including the holding period of any prior owner other than an affiliate, the shares may be sold, subject to continued availability of current public information about us; and

•	if the person has beneficially owned the shares for at least one year, including the holding period of any prior owner other than an affiliate, the shares may be sold without any Rule 144 limitations.

Stock Issued Under Our Stock Option Plan

We intend to file a registration statement on Form S-8 under the Securities Act to register 1,500,000 shares of common stock, with respect to awards to be granted or otherwise, under our 2008 Stock Option and Restricted Stock Plan. We have issued 64,000 options under the Plan through March 31, 2009. Shares that are issued upon the exercise of stock options or restricted stock issued under the Plan after the effective date of the Form S-8 registration statement will be eligible for resale in the public market without restriction, subject to Rule 144 limitations applicable to affiliates.

Lock-up Agreements

Pursuant to lock-up agreements with our Underwriter, each of Mr. Hines and Mr. Kirksey has agreed that he will not, without the prior written consent of the Underwriter, for a period of twelve (12) months following the closing date of this offering, sell any shares of common stock, or any options or warrants to purchase shares of common stock, or any other securities convertible into or exchangeable for shares of common stock, now owned or hereafter acquired by each of Mr. Hines and Mr. Kirksey.

INTEREST OF NAMED EXPERTS AND COUNSEL

The December 31, 2008 and 2007 financial statements appearing in the registration statement have been audited and the March 31, 2009 and 2008 interim financial statements have been reviewed by Farber Hass Hurley LLP, an independent registered public accounting firm, to the extent and for the periods indicated in their report appearing elsewhere herein, which report expresses a qualified opinion and includes an explanatory paragraph relating to our ability to continue as a going concern and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The legality of the securities offered hereby has been passed upon for us by Quarles & Brady LLP, Two North Central Avenue, Phoenix, Arizona 85004.

Lehman & Eilen LLP, Boca Raton, Florida is acting as counsel for the Underwriter in this offering.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 50,000,000 shares of common stock, par value $0.001 per share, of which 5,122,750 shares were issued and outstanding at June 19, 2009. The rights of the holders of the common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is issued.

The shares of common stock will be issued and maintained in book-entry form registered in the name of the nominee, The Depository Trust Company, except in limited circumstances. See “Book-Entry Procedures” below.

Voting

Holders of the common stock are entitled to one vote for each share in the election of directors and in all other matters to be voted on by the stockholders. There is no cumulative voting in the election of directors.

No Preemptive, Redemption or Conversion Rights

Holders of our common stock are not entitled to preemptive rights and our common stock is not subject to redemption or conversion. The holders of common stock are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to our common stock.

Dividends

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the time when and if declared by our board of directors.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share in all assets remaining after payment of all our debts and other liabilities and the liquidation preferences of any outstanding preferred stock.

Fully Paid

The common stock currently outstanding is, and the common stock offered by us hereby will, when issued, be validly issued, fully paid and non-assessable.

Preferred Stock

We are authorized to issue 5,000,000 shares of serial preferred stock, par value $0.001 per share, of which no shares are currently outstanding. Any future issues of preferred stock may, without action by our stockholders, be issued by our board of directors from time to time in one or more series for such consideration and with such relative rights, privileges and preferences as the board may determine. Accordingly, the board has the power to fix the dividend rate and to establish the provisions, if any, relating to voting rights, redemption rate, sinking fund, liquidation, preferences and conversion rights for any series of preferred stock issued in the future.

It is not possible to state the actual effect of any future series of preferred stock upon the rights of holders of the common stock because our board has the power to determine the specific rights of the holders of any future series of preferred stock. The board’s authority to issue preferred stock provides a convenient vehicle in connection with possible acquisitions and other corporate purposes, but could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock. Accordingly, the issuance of the preferred stock may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of the common stock.

There are currently no shares of our preferred stock designated or outstanding. Upon completion of this offering, no shares of our preferred stock will be outstanding, and we have no present plans to issue any shares of preferred stock.

Warrants

From December 2004 to December 2005, we sold 520,000 units at a price of $2.00 per unit to individual investors in a private placement, raising gross proceeds of $1,040,000. Each unit consisted of one share of Series A Convertible Preferred Stock (the “Preferred Stock”) and one redeemable common stock purchase warrant exercisable to purchase one share of common stock at a purchase price of $1.00 per share for a period of five years. Each share of Preferred Stock was convertible into two shares of common stock. We sold the securities through our officers, none of whom received compensation in connection with the placement. We sold the offering and the securities were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act. All outstanding shares of the Preferred Stock were converted into common stock in 2007. At December 31, 2007, 520,000 warrants to purchase shares of common stock at a price of $1.00 per share were outstanding. The warrants expire in 2009 and 2010, unless sooner redeemed by us upon satisfaction of certain conditions.

From May 2006 to August 31, 2008, we made a private placement of units at a price of $1.00 per unit to individual investors (the “Private Placement”). Each unit consisted of one share of common stock and one redeemable common stock purchase warrant exercisable to purchase one share of common stock at a price of $1.00 per share for a period of five years from their dates of issue. The warrants expire from 2011 to 2013. The warrants are redeemable by us upon satisfaction of certain criteria. We sold 1,072,600 units in the Private Placement, raising gross proceeds of $1,117,600, as 45,000 warrants were exercised at the time of the sale of the units, at a price of $1.00 per share. We sold the units through our officers and through a third party. The officers received no compensation for such sales. The third party sold 796,600 units and we paid him $103,038 in fees and in an unaccountable expense allowance. We also issued him a warrant exercisable to purchase 79,260 shares of common stock at a price of $1.20 per share for a four-year term. We sold the offering and the securities were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act.

In June 2008, we sold 425,000 shares of our common stock at a price of $1.00 to individual investors, raising $425,000 in gross proceeds. We sold the shares through a member of the Financial Industry Regulatory Authority (“FINRA”) and paid a commission of $34,000 as compensation for its services. We sold the offering and the securities were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act. In February 2009, we issued 10,000 warrants at a price of $2.50 per share and a term of five years to a member of this selling group.

In November 2008, December 2008, February 2009 and April 2009, we issued an additional 376,000 warrants, with a term of five years and an exercise price of $3.00 per share, to a principal stockholder, Joseph C. Koch, and four minority stockholders, as part of five working capital loans to the Company.

In May and June of 2009, we raised $244,900 as 19 of our shareholders exercised warrants with an exercise price of $1.00 per share, resulting in the issuance of 244,900 shares of our common stock. These warrants were issued as part of the Private Placement in 2007 and 2008. As an incentive to exercise the warrants, Mr. Hines, our president, transferred a warrant, with an exercise price of $1.00 per share, from his personal holdings to replace every warrant exercised by such shareholders, with the net effect of this exercise on warrants outstanding being the same number of warrants held by other shareholders being unchanged, and the number of warrants held by Mr. Hines being reduced by 244,900.

Board of Directors

The Board consists of five directors. The term of office of each director expires at each annual meeting of stockholders or until successors are elected.

Certain Anti-Takeover Provisions

Stockholders’ rights and related matters are governed by Nevada corporate law, our articles of incorporation and our bylaws. Certain provisions of the Nevada Revised Statutes may discourage or have the effect of delaying or deferring potential changes in control of us. The cumulative effect of these terms may be to make it more difficult to acquire and exercise control of us and to make changes in management. Furthermore, these provisions may make it more difficult for shareholders to participate in a tender or exchange offer for common stock and in so doing may diminish the market value of the common stock. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of our common stock.

Authorized but unissued shares. The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, such as for additional public offerings, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. One of the effects of the existence of authorized but unissued shares of our common stock may be to enable our board of directors to render it more difficult or to discourage an attempt to obtain control of us and thereby protect the continuity of or entrench our management, which may adversely effect the market price of our common stock. If in the due exercise of its fiduciary obligations, for example, our board of directors were to determine that a takeover proposal were not in the best interests of our shareholders, such shares could be issued by the board of directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. See “Risk Factors—We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our common stock.”

Amendment to bylaws. Our bylaws may be repealed, altered or amended by the majority vote of our shareholders or by the majority of our board of directors without further shareholder approval.

Advance notice of director nominations and matters to be acted upon at meetings. Our bylaws contain advance notice requirements for nominations for directors to our board of directors and for proposing matters that can be acted upon by stockholders at stockholder meetings.

Shareholder action by written consent. Our bylaws provide that shareholders may act by written consent if such written consent is signed by the number of shareholders as are required to pass such action and entitled to vote with respect to the subject matter thereof.

Special meeting of shareholders. Our bylaws provide that special meetings of shareholders may be called only by our board of directors, chairman of the board or our president, or as otherwise provided under Nevada law.

Transfer Agent

Our transfer agent is Computershare, located at 350 Indiana Street, Suite 800, Golden, Colorado. Computershare’s web address is www.computershare.com. All inquiries may be made at (303) 262-0705.

Book Entry Procedures

The Depository Trust Company, which we refer to herein as DTC, will act as securities depositary for the common stock. We will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of common stock sold in this offering. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the common stock that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the common stock will pass by book-entry registration of the transfer within the records of DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC.

Each person owning a beneficial interest in the common stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the common stock.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act. DTC holds securities that its participants, referred to as Direct Participants, deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, referred to as “Indirect Participants”. The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase the common stock within the DTC system, the purchase must be made by or through a Direct Participant. The Direct Participant will receive a credit for your shares of the common stock on DTC’s records. You, as the actual owner of your shares of common stock, are the “beneficial owner”. Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of common stock are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the shares of common stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

The laws of some states may require that specified purchasers of securities take physical delivery of the shares of common stock in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificates representing the shares of common stock.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under our amended and restated articles of incorporation, as amended or supplemented, DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of common stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of common stock are credited on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends on the shares of common stock will be made directly to DTC. DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners such as you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the common stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the common stock. In that event, we will print and deliver certificates in fully registered form for the common stock. If DTC notifies us that it is unwilling to continue as securities depositary, or if it is unable to continue or ceases to be a clearing agency registered under the Securities Exchange Act and a successor depositary is not appointed by us within ninety days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the shares of common stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Initial settlement for the shares of common stock will be made in immediately available funds. Secondary market trading between DTC’s participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

DISCLOSURE OF COMMISSION POSITION OF

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Nevada Private Corporation Act, under which we are organized, permits the inclusion in the articles of incorporation of a provision limiting or eliminating the potential monetary liability of directors to a corporation or its shareholders by reason of their conduct as directors. The provision would not permit any limitation on or the elimination of liability of a director for disloyalty to his corporation or its shareholders, failing to act in good faith, engaging in intentional misconduct or a knowing violation of the law, obtaining an improper personal benefit or paying a dividend or approving a stock repurchase that was illegal under the Nevada Private Corporation Act. Accordingly, the provisions limiting or eliminating the potential monetary liability of directors permitted by Nevada law apply only to the “duty of care” of directors, i.e., to unintentional errors in their deliberations or judgments and not to any form of “bad faith” conduct.

Our Articles of Incorporation contain a provision which eliminates the personal monetary liability of directors to the extent allowed under Nevada law. Accordingly, a shareholder is able to prosecute an action against a director for monetary damages only if he can show a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, an improper personal benefit or an illegal dividend or stock repurchase, as referred to in the amendment, and not “negligence” or “gross negligence” in satisfying his duty of care. Nevada law applies only to claims against a director arising out of his role as a director and not, if he is also an officer, his role as an officer or in any other capacity or to his responsibilities under any other law, such as the federal securities laws.

In addition, the articles of incorporation and bylaws provide that we will indemnify our directors, officers, employees and other agents to the fullest extent permitted by Nevada law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Spheric pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

No pending litigation or proceeding involving one of our directors, officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any such director, officer, employee or other agent.

WHERE TO GET MORE INFORMATION

It is our intent to become a reporting company under the Securities Exchange Act of 1934, as amended, upon the effectiveness of this prospectus. You may obtain annual, quarterly, and special reports and other information that we file with the Securities and Exchange Commission (“SEC”). You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Electronic filings filed on or after July 1, 1992 are available via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at the public reference facility. The SEC also maintains a web site that contains reports, proxy and information statements and other materials that are filed through EDGAR which can be accessed at http://www.sec.gov.

When we become a reporting company, our filings may also be accessed through the SEC’s website (http://www.sec.gov). We will provide a copy of any or all documents incorporated by reference herein (exclusive of exhibits unless such exhibits are specifically incorporated by reference therein), without charge, to each person to whom this prospectus is delivered, upon written or oral request to Spheric Technologies, Inc., at 4708 East Van Buren Street, Phoenix, Arizona 85008; our telephone number is 602-218-9292 and our web address is www.spherictechnologies.com.

We will furnish record-holders of our securities with annual reports containing financial statements, audited and reported upon by our independent auditors, quarterly reports containing unaudited interim financial information and such other periodic reports as we determine to be appropriate or as may be required by law.

SPHERIC TECHNOLOGIES, INC.

INDEX TO FINANCIAL STATEMENTS

Financial Statements:

Condensed Balance Sheets as of March 31, 2009 (Unaudited) and December 31, 2008 (Audited)	F-1

Condensed Statements of Operations for the three months ended March 31, 2009 and 2008 and from February 18, 2004 (“Inception”) through March 31, 2009 (Unaudited)	F-2

Condensed Statements of Cash Flows for the three months ended March 31, 2009 and 2008 and from Inception through March 31, 2009	F-3

Notes to the Condensed Financial Statements	F-4

Report of Independent Registered Public Accounting Firm	F-14

Balance Sheets as of December 31, 2008 and 2007	F-15

Statements of Operations for the years ended December 31, 2008 and 2007 and from February 18, 2004 (“Inception”) to December 31, 2008	F-16

Summary of Changes in Shareholders’ Deficit from Inception to December 31, 2008	F-17

Statements of Cash Flows for the years ended December 31, 2008 and 2007 and from Inception to December 31, 2008	F-18

Notes to the Financial Statements	F-19

SPHERIC TECHNOLOGIES, INC.

(A Development Stage Company)

CONDENSED BALANCE SHEETS

March 31, 2009 (Unaudited) and December 31, 2008 (Audited)

	March 31, 2009	December 31, 2008
	Unaudited	Audited
		Restated
ASSETS
Current assets
Cash and cash equivalents	$2,007	$65,261
Accounts receivable	28,493	—
Inventory	67,448	6,248
Employee advance	1,004	1,004
Prepaid expenses	13,661	18,432

Total current assets	112,613	90,945
Property and equipment, net	181,368	181,586
Deposits	49,850	111,050
Patent costs, net	101,023	109,806

Total assets	$444,854	$493,387

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$234,878	$153,215
Related party payables, net of debt premium	916,845	627,600
Payroll taxes	48,868	48,868

Total current liabilities	1,200,591	829,683
Customer Deposits	102,500	102,500
Related party notes, net of current portion and debt premium	—	198,935
Shareholders’ deficit
Preferred stock, $0.001 par value, 5,000,000 shares authorized, Series A, 520,000 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	—	—
Common stock, $0.001 par value, 55,000,000 shares authorized, 4,877,850 and 3,877,450 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	4,878	4,878
Additional paid in capital	2,360,279	2,359,689
Deficit accumulated during the developmental stage	(3,223,394)	(3,002,298)

Total shareholders’ deficit	(858,237)	(637,731)

Total liabilities and shareholders’ deficit	$444,854	$493,387

The accompanying notes are an integral part of these financial statements.

SPHERIC TECHNOLOGIES, INC.

(A Development Stage Company)

CONDENSED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2009 and 2008 (Unaudited)

and the period from February 18, 2004 (date of inception) through March 31, 2009 (Unaudited)

	March 31,		February 18, 2004 (Inception) to March 31, 2009
	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)
		Restated
Revenue	$28,493	$—	$133,257

Cost of revenue	11,857	—	95,309

Gross profit	16,636	—	37,948

Operating expenses
Research and development	27,121	5,951	484,661
Consulting fees, research	—	18,000	430,857
Consulting fees, management	53,930	100,278	1,057,765
General and administrative	44,538	50,221	567,859
Payroll expenses	48,929	4,502	242,604
Rent	6,000	6,000	105,000
Depreciation and amortization	17,902	16,723	332,358
Interest and finance charges	40,703	420	48,707

	239,123	202,095	3,269,811

Net loss from operations	(222,487)	(202,095)	(3,231,863)

Other income	1,391	—	8,469

Net loss	(221,096)	(202,095)	(3,223,394)

Less: Preferred stock dividends	—	—	221,143

Net loss available to common stockholders	$(221,096)	$(202,095)	$(3,444,537)

Loss per share, basic and diluted	$(0.05)	$(0.07)

Weighted average shares	4,527,952	2,841,950

The accompanying notes are an integral part of these financial statements.

SPHERIC TECHNOLOGIES, INC.

(A Development Stage Company)

CONDENSED STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2009 and 2008 (Unaudited)

and the period from February 18, 2004 (date of inception) through March 31, 2009 (Unaudited)

	March 31,		February 18, 2004 (Inception) to March 31, 2009
	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)
		Restated
Cash flows from operating activities:
Net loss	$(221,096)	$(202,095)	$(3,223,394)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	17,902	16,723	332,358
Loss on disposition of equipment	—	—	11,653
Stock compensation expense	2,237	—	30,811
Debt premium amortization	31,826	—	31,826
Increase (decrease) in cash resulting from changes in:
Accounts receivable	(28,492)	—	(28,492)
Inventory	(61,200)	—	(67,448)
Prepaid expenses	4,771	—	(13,661)
Employee advances	—	—	(1,004)
Deposits and other assets	61,200	(5,679)	(49,850)
Accounts payable and accrued expenses	81,663	(23,498)	234,877
Customer deposits	—	—	102,500
Payroll taxes	—	4,502	48,868

Net cash used in operating activities	(111,189)	(210,047)	(2,590,956)
Cash flows from investing activities:
Purchase of property and equipment	(7,252)	(708)	(416,369)
Patent costs	(1,650)	—	(210,033)

Net cash used in investing activities	(8,902)	(708)	(626,402)
Cash flows provided by financing activities:
Issuance of common stock, net of offering costs	(24,163)	286,799	2,165,765
Proceeds from issuance of long-term payable for license fee	—	—	75,495
Payments on license fee acquired with long-term payable	—	—	(75,495)
Proceeds from exercise of warrants	—	—	35,000
Proceeds from related party debt borrowings	51,000	—	423,000
Proceeds from founder’s loan borrowings	30,000	—	595,600

Net cash provided by financing activities	56,837	286,799	3,219,365

Net increase (decrease) in cash and cash equivalents	$(63,254)	$76,044	$2,007
Cash and cash equivalents, beginning	65,261	39,653	—

Cash and cash equivalents, end	$2,007	$115,697	$2,007

Supplemental disclosure of cash flow information
Cash paid for interest	$129	$420	$4,955
Cash paid for income taxes	$—	$—	$—

Non-cash investing and financing activities
Common stock issued in conversion of preferred stock	$—	$—	$1,060
Warrants issued in connection with related party debt	$22,516	$—	$133,581
Licensing fee acquired with long-term payable	$—	$—	$75,495

The accompanying notes are an integral part of these financial statements.

SPHERIC TECHNOLOGIES, INC.

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2009 and 2008 (Unaudited)

NOTE 1.	NATURE OF OPERATIONS

Organization

Spheric Technologies, Inc. (the “Company”) was incorporated in the state of Arizona on February 18, 2004. It became a Nevada corporation on July 17, 2008 under a plan of conversion in which it transferred its domicile from Arizona to Nevada.

Nature of Operations

The Company is the exclusive distributor in North and South America for high efficiency industrial microwave furnaces produced by a manufacturer in China and has sublicensed certain intellectual property relating to the microwave sintering of powdered metals and ceramics to produce industrial components or parts.

NOTE 2.	BASIS OF PRESENTATION

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has generated limited revenue and has incurred operating losses since inception of $3,223,394 at March 31, 2009 and has working capital deficit of $1,087,978 at March 31, 2009, generating significant doubt about its ability to continue as a going concern. The Company is continuing its attempt to raise additional capital through an initial public offering. Management is in the process of completing an offering with minimum proceeds of $6,080,000 and maximum proceeds of $6,950,000. These proceeds will enable the Company to operate for a minimum of twelve months. Management further expects to continue to increase sales activity and develop markets for its products. Management has indicated its intention to fund operating shortfalls in order to fund future research and working capital. If the Company is unsuccessful with the offering, or if Management’s plans do not succeed and is unable to fund operating shortfalls, the Company will be required to modify its plans, which may impact its ability to continue current operations.

The registration statement for the initial public offering disclose various risks to potential investors, including but not limited to: competition within the Company’s industry, the ability to raise sufficient capital, the ability to commercialize its production processes and to attract and retain customers to generate revenue and achieve profitable operations.

In the opinion of management, the accompanying unaudited financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and therefore do not include all information and footnotes necessary for a complete presentation of the financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America.

The unaudited financial statements do, however, reflect all adjustments, consisting of only normal recurring adjustments, which are, in the opinion of management, necessary to state fairly the financial position as of March 31, 2009 and the results of operations and cash flows for the related interim periods ended March 31, 2009 and 2008. However, these results are not necessarily indicative of results for any other interim period or for the year. It is suggested that the accompanying financial statements be read in conjunction with the financial statements and notes thereto contained in the Company’s December 31, 2008 audited financial statements.

Certain prior year amounts in the accompanying financial statements have been reclassified to conform to the current year’s presentation.

SPHERIC TECHNOLOGIES, INC.

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2009 and 2008 (Unaudited)

Recent Accounting Pronouncements

In April 2009, the FASB issued Staff Position SFAS No. 107-1 and Accounting Principles Board (“APB”) Opinion No. 28-1, “Interim Disclosures about Fair Value of Financial Instruments” (“SFAS No. 107-1 and APB No. 28-1”). SFAS No. 107-1 and APB No. 28-1 amend FASB Statement No. 107, “Disclosures about Fair Values of Financial Instruments”, to require disclosures about fair value of financial instruments in interim financial statements as well as in annual financial statements. SFAS No. 107-1 and APB No. 28-1 also amend APB Opinion No. 28, “Interim Financial Reporting,” to require those disclosures in all interim financial statements. SFAS No. 107-1 and APB No. 28-1 are effective for interim periods ending after June 15, 2009, but early adoption is permitted for interim periods ending after March 15, 2009. The Company plans to adopt SFAS No. 107-1 and APB 28-1, but does not believe this guidance will have a significant impact on the Company’s disclosures.

In November 2008, the Financial Accounting Standards Board (“FASB”) ratified Emerging Issues Task Force (“EITF”) Issue No. 08-6, “Equity Method Investment Accounting Considerations” (“EITF 08-6”). EITF 08-6 clarifies the accounting for certain transactions and impairment considerations involving equity method investments. EITF 08-6 is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited. The adoption of EITF No. 08-6 did not have a material impact on the Company’s financial statements.

In November 2008, the FASB ratified EITF Issue No. 08-7, “Accounting for Defensive Intangible Assets” (“EITF 08-7”). EITF 08-7 clarifies the accounting for certain separately identifiable intangible assets which an acquirer does not intend to actively use but intends to hold to prevent its competitors from obtaining access to them. EITF 08-7 requires an acquirer in a business combination to account for a defensive intangible asset as a separate unit of accounting which should be amortized to expense over the period the asset diminishes in value. EITF 08-7 is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited. The adoption of EITF No. 08-7 did not have a material impact on the Company’s financial statements.

On August 27, 2008, the SEC announced that it will issue for comment a proposed roadmap regarding the potential use by U.S. issuers of financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”). IFRS is a comprehensive series of accounting standards published by the International Accounting Standards Board (“IASB”). Under the proposed roadmap, the Company could be required in fiscal 2014 to prepare financial statements in accordance with IFRS, and the SEC will make a determination in 2011 regarding the mandatory adoption of IFRS. The Company has not yet assessed the impact that this potential change would have on its consolidated financial statements.

In May 2008, the FASB issued FASB Staff Position (“FSP”) APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).” This FSP specifies that issuers that have convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. This FSP is effective for financial statements issued in fiscal years (and interim periods) beginning after December 15, 2008 (calendar year 2009), and should be applied retrospectively to all past periods presented even if the instrument has matured, has been converted, or has otherwise been extinguished as of the FSP’s effective date. The Company determined that FSP APB 14-1 does not currently have a material impact on its financial statements as its existing convertible debt instruments are not required to be settled in cash, nor do they give the Company an option to settle in cash, upon conversion.

SPHERIC TECHNOLOGIES, INC.

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2009 and 2008 (Unaudited)

In April 2008, the FASB issued FSP No. 142-3 (“FSP No. 142-3”) “Determination of the Useful Life of Intangible Assets.” FSP No. 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets” to include an entity’s historical experience in renewing or extending similar arrangements, adjusted for entity-specific factors, even when there is likely to be “substantial cost or material modifications.” FSP No. 142-3 states that in the absence of historical experience an entity should use assumptions that market participants would make regarding renewals or extensions, adjusted for entity-specific factors. The guidance for determining the useful life of intangible assets included in this FSP will be applied prospectively to intangible assets acquired after the effective date of January 1, 2009. The Company is in the process of evaluating the impact, if any, of FSP No. 142-3 on its financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, and amendment of FASB Statement No. 133” (SFAS No. 161). SFAS No. 161 amends and expands the disclosure requirements of SFAS No. 133 with the intent to provide users of financial statements with an enhanced understanding of: (i) how and why an entity uses derivative instruments;(ii) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations; and (iii) how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows. This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 31, 2008, with early application encouraged. The adoption of the provisions of SFAS No. 161 did not have a material impact on the Company’s accounting practices.

NOTE 3.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following at March 31, 2009, and December 31, 2008.

	March 31, 2009	December 31, 2008
Computers and office equipment	$25,932	25,932
Office furniture	6,105	6,105
Machinery	217,478	210,226
Tenant improvements	150,355	150,355

	399,870	392,618
Less: accumulated depreciation	218,502	211,033

	$181,368	$181,585

During the three months ended March 31, 2009, and the year ended December 31, 2008, depreciation expense totaled $7,469 and $26,187, respectively.

SPHERIC TECHNOLOGIES, INC.

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2009 and 2008 (Unaudited)

NOTE 4.	INTANGIBLE ASSETS

Intangible assets consist of licenses and licensing agreements, as well as trademark and other intellectual rights. The Company is amortizing these intangible assets over their useful lives. Intangible assets consist of the following:

	March 31, 2009	December 31, 2008
Patent costs	$60,753	60,753
License costs	139,940	139,940
Trademark costs	9,340	7,690

	210,033	208,383
Less: accumulated depreciation	109,010	98,577

	$101,023	$109,806

Amortization expense for three months ended March 31, 2009, and year ended December 31, 2008 was $10,433 and $41,676, respectively.

Amortization for Patent costs for three months ended March 31, 2009 and year ended December 31, 2008 was $3,038 and $12,151, respectively. Amortization for License costs for three months ended March 31, 2009, and year ended December 31, 2008 was $6,997 and $27,988, respectively. Amortization for Trademark costs for three months ended March 31, 2009 and year ended December 31, 2008 was $398 and $1,538, respectively.

Amortization expenses for total intangible assets for the next five years are estimated to be as follows:

For the years ended December 31,
2009	$31,504
2010	39,660
2011	27,561
2012	1,899
2013	399

$101,023

NOTE 5.	COMMITMENTS AND CONTINGENCIES

Leases

The Company entered into a three-year lease agreement with its president for office and laboratory space in Phoenix, Arizona. The lease expired on November 15, 2007, and was subsequently renewed twice for one year each. The lease requires monthly rents of $2,000 through November 14, 2009. The lease also contains a renewal option and requires the Company to pay all utility, insurance and maintenance costs. Rent expense for the three months ended March 31, 2009 and the year ended December 31, 2008 was $6,000 and $24,000, respectively.

The Company also has operating leases for a copier (five year lease) and a telephone system (three year lease). The leases require monthly payments of $480 and the company is required to pay all operating expenses

SPHERIC TECHNOLOGIES, INC.

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2009 and 2008 (Unaudited)

associated with the leases. Equipment rental expense totaled $1,566 and $6,557 for the three months ended March 31, 2009 and the year ended December 31, 2008, respectively.

The Company’s future annual minimum lease payments as of December 31, 2008 are as follows:

Year Ending December 31,
2009	26,759
2010	4,670
2011	1,404
2012	1,053

$33,886

Litigation

As of March 31, 2009, there were no claims filed against the Company. However, the Company may, during its normal course of business, be subject from time to time to disputes and to legal proceedings against it.

NOTE 6.	STOCK AND WARRANT TRANSACTIONS

Preferred Stock

The Company has not issued any preferred shares in 2009.

Common Stock

The Company has not issued any common stock shares in 2009.

SPHERIC TECHNOLOGIES, INC.

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2009 and 2008 (Unaudited)

Stock Option Issuances

In June, 2008, the Company approved the adoption of its 2008 Stock Option Plan (the “Plan”) by which the Company’s Board of Directors may grant options to purchase Company common stock to the Company’s officers, employees, directors and consultants. The Plan reserves 1,500,000 shares of the Company’s common stock for issuances. The expense price under the plan may not be less than 100% of the fair market value of the Company’s common stock on the date of grant. As of March 31, 2009, $64,000 had been granted under the Plan. The option was granted with an exercise period of 5 or 7 years, at a strike price of $1.00 per share. The Company used a market share value of $1.00 per share, which reflects the last price the Company sold its shares at a private placement. The company calculated the fair value of these options using a Black-Scholes value of $0.7675 per option, assuming a weighted-average expected volatility of 100%, an expected term of five (5) years, no expected dividends, and a risk-free interest rate of 2.56%, resulting in a deferred compensation expense of $49,120, which is being amortized as follows:

Year Ending December 31,
2008	$3,574
2009	8,947
2010	8,947
2011	8,947
2012	8,947
2013	5,807
2014	2,193
2015	1,758

$49,120

Warrants

In February, 2009, in connection with services provided by a broker, the Company issued 10,000 warrants to purchase 10,000 shares of common stocks at $2.50 per share. The Company also issued warrants in connection with the bridge promissory notes, in which the Company agreed to issue warrants to holders to purchased that number of shares of common stock equal to the dollar amount of the notes at $3.00 per share. All of these warrants have a five year exercise period. The following table summarizes the activity of the warrants related to the private placement offerings and bridge promissory notes:

	March 31, 2009	December 31, 2008
Beginning balance, December 31	1,936,860	1,087,200
Issued	61,000	884,660
Exercised	—	(35,000)
Forfeited	—	—
Expired	—	—

Outstanding at end of period	1,997,860	1,936,860

SPHERIC TECHNOLOGIES, INC.

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2009 and 2008 (Unaudited)

NOTE 7.	STOCK BASED COMPENSATION

The Company account for equity instruments issued to employees in accordance with the provision of SFAS 123(R) which requires that such issuances be recorded at their fair value on the grant date. The recognition of expense is subject to periodic adjustments as the underlying equity instrument vests.

Stock-based compensation expense is included in general and administrative expense for each period as follows:

Stock-Based Compensation Type of Award:	March 31, 2009	December 31, 2008
Stock issued for services	$—	$25,000

Total stock-based compensation	$—	$25,000

NOTE 8.	PROVISION FOR INCOME TAXES

No provision for income taxes was recorded for the three months ended March 31, 2009 and year ended December 31, 2008 since the Company generated both book and tax losses. A valuation allowance has been established to offset the benefit of any deferred tax assets since the Company has not yet achieved a history of profitable operations. The Company’s deferred tax assets consist of the following:

	March 31, 2009	December 31, 2008
Net operating loss carry forward	$3,137,000	$2,999,800

Estimated deferred tax benefit	$1,254,800	1,199,900
Valuation allowance	(1,254,800)	(1,199,900)

	$—	$—

Provision for income tax benefits were as follows:
Tax benefit, at statutory rates	$(53,700)	$(392,000)
Increase in valuation allowance	53,700	392,000

	$—	$—

At December 31, 2008, the Company had net operating carryforwards for federal purposes that expire in various years through 2028 and for state purposes that expire in various years through 2013. The extent to which these loss carryforwards can be used to offset future taxable income may be limited.

NOTE 9.	RELATED PARTY TRANSACTIONS

The Company’s president and principal shareholder advanced substantial portions of the Company’s start-up and development expenses. As of March 31, 2009, the president had advanced funds totaling $595,600 for the Company’s operations, which advances are represented by non-interest bearing promissory notes due June 30, 2009. In 2005, expenses and advances which totaled $559,500 were converted to preferred stock.

SPHERIC TECHNOLOGIES, INC.

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2009 and 2008 (Unaudited)

The Company has consulting agreements with various key personnel, including its president, vice president and secretary. During the three months ended March 31, 2009 and year ended December 31, 2008, the Company paid $21,000 and $272,333, respectively, to various stockholders and officers for consulting services. The Company may be exposed to claims from taxing authorities that the officers are employees. As such, the Company has recorded an estimate for potential payroll taxes. Starting in the 4th quarter of 2008, the Company has included certain officers in its payroll and no estimated potential payroll tax liability was recorded for the 4th quarter.

The Company’s credit card liability is guaranteed by the Company’s president, which amounted to $18,968 and $11,719 at March 31, 2009 and December 31, 2008, respectively.

The Company leased a portion of its office space and storage to another company generating rental revenue of $1,320 and $1,320 for the three months ended March 31, 2009 and the year ended December 31, 2008 respectively. The owner of the other company is related to the Company’s president.

Notes payable, related party consists of advances of $62,000 from certain officers of the Company. These amounts due to related parties are unsecured and non-interest bearing. The Company also borrowed $361,000 from shareholders, which loan are represented by 10% interest bearing bridge promissory notes due between January 5th, 2010 and February 11th, 2010. The Company also granted 361,000 warrants in connection with the loans. As per APBO No. 14, the Company determined that the note holders had purchase 361,000 warrants for $133,680 and had paid $249,320 for the debt, based on the relative fair values of the respective equity and debt instruments issued.

The Company valued the warrants using a Black-Scholes calculation which uses the following factors:

Date of grant	11/04/08	12/12/08	12/29/08	02/05/09	02/11/09
Number of warrants	150,000	150,000	10,000	10,000	41,000
Expiration period	5 years	5 years	5 years	5 years	5 years
Strike price	$3.00	$3.00	$3.00	$3.00	$3.00
Share price	$1.00	$1.00	$1.00	$1.00	$1.00
Risk free interest rate	2.56%	1.55%	1.55%
Black-Scholes value	$0.5919	$0.5838	$0.5838	$0.5853	$0.5853
Value of warrants	$88,785	$87,570	$5,838	$5,853	$23,997

The debt premium was calculated by adding the value of the warrants to the debt principal, dividing the value of the warrants by the total debt and multiplying that result by the debt principal. Accordingly, the debt premium of $133, 680 was recognized on the $361,000 principal value of the bridge promissory notes, which is being amortized as additional interest expense over the term of the debt. The interest expense for the debt premium was $31,826 for the three months ended March 31, 2009.

SPHERIC TECHNOLOGIES, INC.

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2009 and 2008 (Unaudited)

The related party debt matures as follows:

	March 31, 2009	December 31, 2008
Founders loan, non interest bearing	$595,600	$565,600
Advances, non interest bearing	62,000	62,000
Bridge Loans, bearing interest at 10% per annum, maturing in 2010	361,000	310,000

	1,018,600	937,600
Less current portion	1,018,600	627,600

	$—	$310,000

The Debt matures as follows:

Year Ending December 31,
2009	$657,600
2010	361,000
2011	—
2012	—
2013	—
Thereafter	—

$1,018,600

NOTE 10.	LICENSING AGREEMENT

The Company has entered into a licensing agreement with The Penn State Research Foundation (PSRF) effective July 20, 2006. The agreement grants the Company the exclusive right to use the intellectual property contained in certain patents owned by PSRF.

In consideration of the rights granted under the agreement, the Company is to pay a non-refundable fee of $10,000 which was due on December 20, 2007 and $15,000 due on July 20, 2008. All fees were paid in July, 2008. In addition, the Company is to pay a running royalty of 3% of net sales, with the following minimum payments:

Year ending December 31:
2009	$25,000
2010-2012	50,000
2013-2016	100,000
2016 until end of license agreement term	250,000

SPHERIC TECHNOLOGIES, INC.

(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2009 and 2008 (Unaudited)

The Company is also to pay royalties on a percentage of all sublicense revenue according to the following schedule:

2008	10%
2009	15%
2010 until end of license agreement term	20%

The Company is to reimburse PSRF for all reasonable and ordinary fees and external costs incurred relating to the filing, prosecution, and maintenance of patents. For those expenses that PSRF has already incurred, the Company paid PSRF $0, and $50,495 during the three months ended March 31, 2009 and year ended December 31, 2008, respectively.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Spheric Technologies, Inc.

We have audited the accompanying balance sheets of Spheric Technologies, Inc. (a development stage company) (the “Company”) as of December 31, 2008 and 2007, and the related statements of operations, stockholders’ deficit, and cash flows for the years ended December 31, 2008 and 2007, and for the period from February 18, 2004 (inception) to December 31, 2008. Spheric Technologies, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Spheric Technologies, Inc. (a development stage company) as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years ended December 31, 2008 and 2007, and for the period from February 18, 2004 (inception) to December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred recurring losses from operations and has a working capital deficit as of December 31, 2008 that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

As disclosed in Note 2 to the financial statements, the Company restated its 2007 statement of operations to amend the loss per share related to its preferred stock dividends.

/s/ FARBER HASS HURLEY LLP

Granada Hills, California

March 17, 2009

SPHERIC TECHNOLOGIES, INC.

(A Development Stage Company)

BALANCE SHEETS

December 31, 2008 and 2007

	DECEMBER 31,
	2008	2007
		Restated
ASSETS
Current assets
Cash and cash equivalents	$65,261	$39,653
Accounts receivable	—	4,095
Inventory parts	6,248	—
Employee Advance	1,004	—
Prepaid expenses	18,432	505

Total current assets	90,945	44,253
Property and equipment, net	181,586	90,235
Deposits	111,050	452
Patent costs, net	109,806	151,483

Total assets	$493,387	$286,423

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$153,215	$56,398
Related party payables	627,600	652,738
License fees payable, net of current portion	—	25,000
Payroll taxes	48,868	43,757

Total current liabilities	829,683	777,893
Customer Deposits	102,500	—
Related party notes, net of current portion and debt premium	198,935

Total liabilities	1,131,118	777,893
Shareholders’ deficit
Common stock, $0.001 par value, 55,000,000 shares authorized, 4,877,850 and 3,877,450 shares issued and outstanding at December 31, 2008 and 2007, respectively	4,878	3,877
Additional paid in capital	2,359,689	1,482,250
Deficit accumulated during the developmental stage	(3,002,298)	(1,977,597)

Total shareholders’ deficit	(637,731)	(491,470)

Total liabilities and shareholders’ deficit	$493,387	$286,423

The accompanying notes are an integral part of these financial statements.

SPHERIC TECHNOLOGIES, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2008 and 2007

	December 31,		February 18, 2004 (Inception) to December 31, 2008
	2008	2007
		Restated
Revenue	$—	$104,764	$104,764

Cost of revenue	—	83,452	83,452

Gross profit	—	21,312	21,312

Operating expenses
Research and development	36,814	15,384	457,541
Consulting fees, research	96,329	139,000	430,857
Consulting fees, management	445,367	178,960	1,003,835
General and administrative	352,234	159,663	716,995
Rent	24,000	24,000	99,000
Depreciation and amortization	67,863	101,207	314,456
Interest and finance charges	4,438	1,437	8,004

	1,027,045	619,651	3,030,688

Net loss from operations	(1,027,045)	(598,339)	(3,009,376)

Other income	2,344	4,744	7,078

Net loss	(1,024,701)	(593,595)	(3,002,298)

Less: Preferred stock dividends	—	83,200	221,143

Net loss available to common stockholders	$(1,024,701)	$(676,795)	$(3,223,441)

Loss per share, basic and diluted	$(0.23)	$(0.27)

Weighted average shares	4,527,952	2,543,870

The accompanying notes are an integral part of these financial statements.

SPHERIC TECHNOLOGIES, INC.

(A Development Stage Company)

SUMMARY OF CHANGES IN SHAREHOLDERS’ DEFICIT

From February 18, 2004 (“Inception”) to December 31, 2008

	Preferred Stock		Common Stock		Additional Paid in Capital	Deficit Accumulated During the Development Stage	Total
	Shares	Amount	Shares	Amount
Inception, February 18, 2004	—	$—	—	$—	$—	$—	$—
Stock issued during 2004 at a price of $0.001 per share	—	—	2,250,000	2,250	—	—	2,250
Preferred shares issued during 2004 for $2.00 per share, includes warrants, five-year term and exercise price of $1.00 per share, equal to number of shares issued	215,250	215	—	—	430,285	—	430,500
Net loss for year ended December 31, 2004	—	—	—	—	—	(255,398)	(255,398)
Balance at December 31, 2004	215,250	215	2,250,000	2,250	430,285	(255,398)	177,352

Preferred shares issued during 2005 for $2.00 per share, includes warrants, five-year term and exercise price of $1.00 per share, equal to number of shares issued	304,750	305	—	—	609,195	—	609,500
Costs incurred for PPM offering	—	—	—	—	(46,987)	—	(46,987)
Net loss for year ended December 31, 2005	—	—	—	—	—	(591,045)	(591,045)
Balance at December 31, 2005	520,000	520	2,250,000	2,250	992,493	—	148,820

Stock issued through PPM during 2006 for $1.00 per share, includes warrants, five-year term and exercise price of $1.00 per share, equal to number of shares issued	—	—	75,000	75	74,925	—	75,000
Cost incurred for PPM offering	—	—	—	—	(6,602)	—	(6,602)
Net loss for year ended December 31, 2006	—	—	—	—	—	(537,559)	(537,559)
Balance at December 31, 2006	520,000	520	2,325,000	2,325	1,060,816	(1,384,002)	(320,341)

Stock issued through PPM during 2007 for $1.00 per share, includes warrants, five-year term and exercise price of $1.00 per share, equal to number of shares issued	—	—	492,200	492	491,708	—	492,200
Costs incurred in stock offering	—	—	—	—	(69,734)	—	(69,734)
Conversion of preferred stock to common stock	(520,000)	(520)	1,060,250	1,060	(540)	—	—
Net loss for year ended December 31, 2007	—	—	—	—	—	(593,595)	(593,595)

Balance at December 31, 2007	—	—	3,877,450	3,877	1,482,250	(1,977,597)	(491,470)
Stock issued through PPM during 2008 for $1.00 per share, includes warrants, five-year term and exercise price of $1.00 per share, equal to number of shares issued	—	—	940,400	941	939,459	—	940,400
Costs incurred in stock offering	—	—	—	—	(236,599)	—	(236,599)
Deferred compensation expense	—	—	—	—	3,574	—	3,574
310,000 warrants, five-year term and exercise price of $3.00 per share, issued in connection with notes payable	—	—	—	—	111,065	—	111,065
Stock issued in warrant exercise at $1.00 per share	—	—	35,000	35	34,965	—	35,000
Stock issued in payment of services	—	—	25,000	25	24,975	—	25,000
Net loss for year ended December 31, 2008	—	—	—	—	—	(1,024,701)	(1,024,701)

Balance at December 31, 2008	—	$—	4,877,850	$4,878	$2,359,689	$(3,002,298)	$(637,731)

The accompanying notes are an integral part of these financial statements.

SPHERIC TECHNOLOGIES, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2008 and 2007

	December 31,		February 18, 2004 (Inception) to December 31, 2008
	2008	2007
		Restated
Cash flows from operating activities:
Net loss	$(1,024,701)	$(593,595)	$(3,002,298)
Adjustments to reconcile change in net assets to net cash provided by (used in) operating activities:
Depreciation and amortization	67,863	101,207	314,456
Loss on disposition of equipment	—	1,426	11,653
Stock compensation expense	28,574	—	28,574
Change in cash resulting from changes in:
Accounts receivable	4,095	(4,095)	—
Inventory	(6,248)	—	(6,248)
Prepaid expenses	(17,927)	—	(18,432)
Employee advances	(1,004)	—	(1,004)
Deposits and other assets	(110,598)	35,757	(111,050)
Accounts payable and accrued expenses	96,816	17,683	153,215
Customer deposits	102,500	—	102,500
Payroll taxes	5,111	17,848	48,868

Net cash used in operating activities	(855,519)	(423,769)	(2,479,766)

Cash flows from investing activities:
Purchase of property and equipment	(117,536)	(94,895)	(409,117)
Patent costs	—	(7,691)	(208,383)

Net cash used in investing activities	(117,536)	(102,586)	(617,500)

Cash flows provided by financing activities:
Issuance of common stock	703,802	422,466	2,189,928
Proceeds from issuance of long-term payable for License Fee	—	—	75,495
Payments on License Fee acquired with long-term payable	(25,000)	(50,495)	(75,495)
Proceeds from exercise of warrants	35,000	—	35,000
Proceeds from related party debt borrowings	284,862	66,145	372,000
Proceeds from Founder’s loan borrowings	—	118,600	565,600

Net cash provided by financing activities	998,664	556,716	3,162,528

Change in cash and cash equivalents	25,609	30,361	65,262
Cash and cash equivalents at beginning of year	39,653	9,292	—

Cash and cash equivalents at end of year	$65,262	$39,653	$65,262

Supplemental disclosure of cash flow information
Cash paid for interest	$1,260	$1,437	$4,826
Cash paid for income taxes	$—	$—	$—

Non-cash investing and financing activities
Common stock issued in conversion of preferred stock	$—	$1,060	$—
Warrants issued in connection with related party debt	$111,065	$—	$—
Licensing Fee acquired with long-term payable	$—	$—	$75,495

The accompanying notes are an integral part of these financial statements.

SPHERIC TECHNOLOGIES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2008 AND 2007

NOTE 1.	NATURE OF OPERATIONS

Organization

Spheric Technologies, Inc. (the “Company”) was incorporated in the state of Arizona on February 18, 2004. It became a Nevada corporation on July 17, 2008 under a plan of conversion in which it transferred its domicile from Arizona to Nevada.

Nature of Operations

The Company is the exclusive distributor in North and South America for high efficiency industrial microwave furnaces produced by a manufacturer in China and has sublicensed certain intellectual property relating to the microwave sintering of powdered metals and ceramics to produce industrial components or parts.

NOTE 2.	RESTATEMENT OF LOSS PER SHARE FOR PREFERRED STOCK DIVIDEND

The accompanying financial statements have been restated to apply the provisions of SFAS 128, “Earnings per Share”. The Company restated its 2007 earnings per share to reflect preferred stock dividends declared in the period resulting in an increase in the loss available to common stockholders. Loss per share was then calculated on the loss available to common stockholders. In its original presentation of the statement of operations, the Company did not increase net loss by the preferred stock dividends, understating loss per share by $0.04. The restatement did not affect any reported amounts on the Company’s balance sheet or cash flow statement. No effect to retained earnings has occurred as a result of this restatement.

NOTE 3.	BASIS OF PRESENTATION

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has generated limited revenue and has incurred operating losses since inception of $3,002,298 as of December 31, 2008 and has working capital deficit of $738,738 at December 31, 2008, generating significant doubt about its ability to continue as a going concern. The Company is continuing its attempt to raise additional capital through a private placement offering and an initial public offering. Management is in the process of completing an offering with minimum proceeds of $5,520,000 and maximum proceeds of $7,360,000. These proceeds will enable the Company to operate for a minimum of twelve months. Management further expects to continue to increase sales activity and develop markets for its products. Management has indicated its intention to fund operating shortfalls in order to fund future research and working capital. If the Company is unsuccessful with the offering, or if Management’s plans do not succeed and is unable to fund operating shortfalls, the Company will be required to modify its plans, which may impact its ability to continue current operations.

The private placement memorandum and initial public offering disclose various risks to potential investors, including but not limited to: competition within the Company’s industry, the ability to raise sufficient capital, the ability to commercialize its production processes and to attract and retain customers to generate revenue and achieve profitable operations.

NOTE 4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets

SPHERIC TECHNOLOGIES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2008 AND 2007

and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could materially differ from those estimates.

Concentration of Credit Risk

Currently, the Company has no financial instruments that would potentially subject it to concentrations of credit risk.

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable, and collection is probable. The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition.” In accordance with EITF 00-21, the Company evaluates each arrangement to determine whether any of the deliverables represent installments, and if so, the Company accounts for them as separate units of accounting. As of December 31, 2008, the Company had no arrangements that included multiple deliverables. Estimated returns and allowances are accrued at the time of sale. The Company has warranted equipment sold for a period of up to two years. To date, all warranty issues have been covered by the manufacturer. Management does not expect to incur any costs related to the warranty at December 31, 2008.

Shipping and Handling Charges

The Company collects estimated shipping and handling charges from customers in its invoices, and includes those collected charges in revenues in the Statement of Operations. The Company reflects actual shipping and handling costs as part of its cost of goods sold in the Statement of Operations.

Advertising Costs

Advertising and promotional costs are expensed as incurred. Advertising and promotional expenses were $7,378 and $11,169 for the years ended December 31, 2008 and 2007, respectively.

Income Taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, “Accounting for Income Taxes,” whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between bases used for financial reporting and income tax purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

On July 2006, FASB Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109 (“Fin 48”) was issued. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. It also prescribes a recognition threshold and measurement attribute for the financial statement

SPHERIC TECHNOLOGIES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2008 AND 2007

recognition and measurement of a tax position taken or expected to be taken in a tax return. The adoption of FIN 48 had no material impact on the Company’s results of operations, financial condition or cash flows.

Research and Development Expenses

Research and development costs are expensed as incurred.

Stock-Based Compensation

The Company adopted the provision of SFAS 123(R), Share-based Payments, in June 2008, with the adoption of the Company’s Stock Option Plan. Accordingly, compensation costs for all share-based awards are measured based on the grant date fair value of those awards and recognized over the period during which the services are required to be performed in exchange for the award (generally over the vesting period of the award).

The Company determines the fair value of the awards using the following information: strike price, share price at valuation date, volatility of stock at valuation date, life expectancy of award, and risk free investment rate equal to the interest rate of U.S. Treasury 5 year bonds at date of award. As the Company’s stock does not currently trade on any market, the Company uses a share value of $1.00, the price at which the Company most recently was able to sell its shares in a private placement offering. The Company uses these factors to perform a Black Scholes calculation to determine the fair value of the awards and records the resulting amounts as compensation. The Company has no outstanding employee options or share-based payment awards with market or performance conditions. The implementation of SFAS 123(R) did not have a material effect on the Company’s financial statements.

Quantifying Misstatements

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB No. 108”), which provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB No. 108 requires registrants to quantify misstatement using both the balance sheet and income statement approaches and to evaluate whether either approach results in quantifying an error that is material based on relevant quantitative and qualitative factors. This guidance is effective for the first fiscal period ending after November 15, 2006. The adoption of SAB No. 108 did not have a material effect on the Company’s results of operations, financial condition or cash flows.

Loss per Share

Basic EPS is computed as net loss available to common stockholders divided by weighted average shares outstanding. In accordance with SFAS No. 128, “Earnings per Share,” net loss available to common stockholders is computed by reducing net income (or increasing net loss) by any unpaid, but earned, preferred stock dividends. The potential common shares that can be issued total 2,000,860 and 1,087,200 at December 31, 2008 and 2007, respectively. However, because the presentation of these potential common shares would be antidilutive to the loss per share, basic and diluted loss per share are calculated using the same amounts.

Reclassifications

Certain prior year amounts in the accompanying financial statements have been reclassified to conform to the current year’s presentation.

SPHERIC TECHNOLOGIES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2008 AND 2007

Cash and Cash Equivalents

Cash and cash equivalents include money market funds which are carried at cost, plus accrued interest, which approximates market. The Company does not believe that it is subject to any unusual credit or market risk. All cash and cash equivalents have an original maturity of three months or less.

Trade Accounts Receivable

Trade accounts receivable are recorded on shipment of products to customers and are generally due net 30 days. The trade receivables are not collateralized and interest is not accrued on past due accounts. Periodically, management reviews the adequacy of its provision for doubtful accounts based on historical bad debt expense results and current economic conditions using factors based on the aging of its accounts receivable. Additionally, the Company may identify additional allowance requirements based on indications that a specific customer may be experiencing financial difficulties. Actual bad debt results could differ materially from these estimates. At December 31, 2008 and 2007, no allowance for doubtful accounts was considered necessary.

Inventory Parts

Inventories consist principally of parts and are stated at cost, based upon the specific identification method.

Property and Equipment

Property and equipment are depreciated over their estimated useful lives using the straight-line method over three to five years. Additions are capitalized when acquired. The cost of maintenance and repairs is charged to expense as incurred.

Intangible Assets

Intangible assets are being amortized, on a straight-line basis, over their estimated useful lives of five years. The Company reviews recoverability of the carrying value of long-lived assets using methodology prescribed in SFAS 144.

Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” The Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements, and does not require any new fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements. The Statement is effective for the fiscal years beginning after November 15, 2007. FSP No. 157-2 delays the effective date of FAS Statement No. 157 for nonfinancial assets and nonfinancial liabilities to fiscal years beginning after November 15, 2008. In October 2008, the FASB issued FSP No. 157-3, “Determining the Fair Value of a Financial Asset in a Market that is Not Active.” FSP No. 157-3 clarifies the application of FAS No. 157 in an inactive market. The adoption of SFAS No. 157 did not have a material impact on the Company’s consolidated financial statements.

Recent Accounting Pronouncements

In November 2008, the Financial Accounting Standards Board (“FASB”) ratified Emerging Issues Task Force (“EITF”) Issue No. 08-6, “Equity Method Investment Accounting Considerations” (“EITF 08-6”).

SPHERIC TECHNOLOGIES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2008 AND 2007

EITF 08-6 clarifies the accounting for certain transactions and impairment considerations involving equity method investments. EITF 08-6 is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited. The Company is in the process of evaluating the impact, if any, of EITF 08-6 on its financial statements.

In November 2008, the FASB ratified EITF Issue No. 08-7, “Accounting for Defensive Intangible Assets” (“EITF 08-7”). EITF 08-7 clarifies the accounting for certain separately identifiable intangible assets which an acquirer does not intend to actively use but intends to hold to prevent its competitors from obtaining access to them. EITF 08-7 requires an acquirer in a business combination to account for a defensive intangible asset as a separate unit of accounting which should be amortized to expense over the period the asset diminishes in value. EITF 08-7 is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited. The Company is in the process of evaluating the impact, if any, of EITF 08-7 on its financial statements.

On August 27, 2008, the SEC announced that it will issue for comment a proposed roadmap regarding the potential use by U.S. issuers of financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”). IFRS is a comprehensive series of accounting standards published by the International Accounting Standards Board (“IASB”). Under the proposed roadmap, the Company could be required in fiscal 2014 to prepare financial statements in accordance with IFRS, and the SEC will make a determination in 2011 regarding the mandatory adoption of IFRS. The Company has not yet assessed the impact that this potential change would have on its consolidated financial statements.

In May 2008, the FASB issued FASB Staff Position (“FSP”) APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).” This FSP specifies that issuers that have convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. This FSP is effective for financial statements issued in fiscal years (and interim periods) beginning after December 15, 2008 (calendar year 2009), and should be applied retrospectively to all past periods presented even if the instrument has matured, has been converted, or has otherwise been extinguished as of the FSP’s effective date. The Company determined that FSP APB 14-1 does not currently have a material impact on its financial statements as its existing convertible debt instruments are not required to be settled in cash, nor do they give the Company an option to settle in cash, upon conversion.

In April 2008, the FASB issued FSP No. 142-3 (“FSP No. 142-3”) “Determination of the Useful Life of Intangible Assets.” FSP No. 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets” to include an entity’s historical experience in renewing or extending similar arrangements, adjusted for entity-specific factors, even when there is likely to be “substantial cost or material modifications.” FSP No. 142-3 states that in the absence of historical experience an entity should use assumptions that market participants would make regarding renewals or extensions, adjusted for entity-specific factors. The guidance for determining the useful life of intangible assets included in this FSP will be applied prospectively to intangible assets acquired after the effective date of January 1, 2009. The Company is in the process of evaluating the impact, if any, of FSP No. 142-3 on its financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations”. SFAS No. 141R will significantly change the accounting for business combinations in a number of areas, including the treatment of contingent consideration, contingencies, acquisition costs, in-process research and development and

SPHERIC TECHNOLOGIES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2008 AND 2007

restructuring costs. SFAS No. 141R includes an amendment to SFAS No. 109, “Accounting for Income Taxes.” Under SFAS No. 141R an acquiring entity is required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141R also includes a substantial number of new disclosure requirements. SFAS No. 141R applies to us prospectively for business combinations with acquisition dates on or after December 29, 2009. The Company expects that SFAS No. 141R will have an impact on accounting for business combinations once adopted, but the effect is dependent upon acquisitions at that time.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” which permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS No. 159 also includes an amendment to SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities” which applies to all entities with available-for-sale and trading securities. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company adopted SFAS No. 159 effective December 31, 2007 and did not elect the fair value option for any existing eligible items.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” The Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements, and does not require any new fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements. The Statement is effective for the fiscal years beginning after November 15, 2007. FSP No. 157-2 delays the effective date of FAS Statement No. 157 for nonfinancial assets and nonfinancial liabilities to fiscal years beginning after November 15, 2008. In October 2008, the FASB issued FSP No. 157-3, “Determining the Fair Value of a Financial Asset in a Market that is Not Active.” FSP No. 157-3 clarifies the application of FAS No. 157 in an inactive market. The adoption of SFAS No. 157 did not have a material impact on the Company’s consolidated financial statements.

NOTE 5.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2008 and 2007:

	December 31, 2008	December 31, 2007
Computers and office equipment	$25,932	$21,273
Office furniture	6,105	6,105
Machinery	210,226	102,823
Tenant improvements	150,355	144,880

	392,618	275,081
Less: accumulated depreciation	211,033	184,845

	$181,585	$90,236

During the years ended December 31, 2008 and 2007, depreciation expense totaled $26,187 and $61,069, respectively.

SPHERIC TECHNOLOGIES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2008 AND 2007

NOTE 6.	INTANGIBLE ASSETS

Intangible assets consist of licenses and licensing agreements, as well as trademark and other intellectual rights. The Company is amortizing these intangible assets over their useful lives.

Intangible assets consist of the following:

	December 31, 2008	December 31, 2007
Patent costs	$60,753	$62,180
License costs	139,940	139,940
Trademark costs	7,690	6,263

	208,383	208,383
Less: accumulated depreciation	98,577	56,900

	$109,806	$151,483

Amortization expense at December 31, 2008 and 2007 was $41,676 and $40,162, respectively.

Amortization for Patent costs at December 31, 2008 and 2007 was $12,151 and $12,150, respectively. Amortization for License costs at December 31, 2008 and 2007 was $27,988 and $28,012, respectively. Amortization for Trademark costs at December 31, 2008 and 2007 was $1,538 and $0, respectively.

Amortization expenses for total intangible assets for the next five years are estimated to be as follows:

For the years ended December 31,
2009	$41,676
2010	39,330
2011	27,231
2012	1,569
2013	—

$109,806

NOTE 7.	COMMITMENTS AND CONTINGENCIES

Leases

The Company entered into a three-year lease agreement with its president for office and laboratory space in Phoenix, Arizona. The lease expired on November 15, 2007, and was subsequently renewed twice for one year each. The lease requires monthly rents of $2,000 through November 14, 2009. The lease also contains a renewal option and requires the Company to pay all utility, insurance and maintenance costs. Rent expense for the years ended December 31, 2008 and 2007 was $24,000 per year.

The Company also has operating leases for a copier (five year lease) and a telephone system (three year lease). The leases require monthly payments of $480 and the Company is required to pay all operating expenses associated with the leases. Equipment rental expense totaled $6,557 and $9,965 for the years ended December 31, 2008 and 2007, respectively.

SPHERIC TECHNOLOGIES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2008 AND 2007

The Company’s future annual minimum lease payments as of December 31, 2008 are as follows:

Year ending December 31,
2009	$26,759
2010	4,670
2011	1,404
2012	1,053

$33,886

Litigation

As of December 31, 2008, there were no claims filed against the Company. However, the Company may, during its normal course of business, be subject from time to time to disputes and to legal proceedings against it.

NOTE 8.	STOCK AND WARRANT TRANSACTIONS

Preferred stock

During 2004, the Board authorized the issuance of up to 962,500 shares of series A preferred stock. The preferred stock has voting rights, liquidation preferences and cumulative dividend rights of 8% per year. The dividends are payable quarterly, once net income has exceeded $250,000 per year. The preferred stock was redeemable at prices ranging from $2.30 to $2.50 per share plus accrued dividends after two years at the Company’s option. A warrant to purchase a share of the Company’s common stock was also issued with each share.

All 520,000 outstanding preferred shares and $20,250 of cumulative unpaid dividends were converted to 1,060,250 shares of common stock on December 31, 2007. The remaining $200,893 of cumulative unpaid dividends were forgiven by the shareholder, who is the President of the Company. The Company reflected this reduction in preferred dividends accrued with an offsetting entry to Paid-in-Capital.

Common stock

In connection with its private offering, the Company issued 940,400 and 492,200 shares in the years ended December 31, 2008 and 2007, respectively. In September 2008, the Company issued 25,000 shares to an employee for services. No options or warrants were issued in connection with the issuance. The shares were valued at $1.00 per share; the most recent price the Company was able to sell shares in its private placement offering.

Stock Option Issuances

In 2007 and 2006, there were no options granted.

In June 2008, the Company approved the adoption of its 2008 Stock Option Plan (the “Plan”) by which the Company’s Board of Directors may grant options to purchase Company common stock to the Company’s officers, employees, directors and consultants. The Plan reserves 1,500,000 shares of the Company’s common stock for issuances. The expense price under the plan may not be less than 100% of the fair market value of the Company’s common stock on the date of grant. As of December 31, 2008, 64,000 options had been granted

SPHERIC TECHNOLOGIES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2008 AND 2007

under the Plan. The options were granted with an exercise period of 5 or 7 years, at a strike price of $1.00 per share. The Company used a market share value of $1.00 per share, which reflects the last price the Company sold its shares at in a private placement. The Company calculated the fair value of these options using a Black-Scholes value of $0.7675 per option, assuming a weighted-average expected volatility of 100%, an expected term of five (5) years, no expected dividends, and a risk-free interest rate of 2.56%, resulting in a deferred compensation expense of $49,120, which is being amortized as follows:

Year ending December 31,
2008	$3,574
2009	8,947
2010	8,947
2011	8,947
2012	8,947
2013	5,807
2014	2,193
2015	1,758

$49,120

Warrants

In connection with the Company’s private offerings, it sold units at $1.00 each, which units were composed of one share of common stock and one warrant exercisable for one share of common stock at $1.00. In connection with the Company’s bridge promissory notes, the Company agrees to issue a warrant to holders to purchase that number of shares of common stocks equal to the dollar amount of the Notes at $3.00 per share. These warrants have a five year exercise period, with the last warrant to expire December 2013. The following table summarizes the activity of the warrants related to the private placement offerings and bridge promissory notes:

	Year ended
	December 31, 2008	December 31, 2007
Beginning balance, December 31,	1,087,200	595,000
Issued	884,660	492,200
Exercised	(35,000)	—
Forfeited	—	—
Expired	—	—

Outstanding at end of period	1,936,860	1,087,200

NOTE 9.	STOCK-BASED COMPENSATION

The Company accounts for equity instruments issued to employees in accordance with the provision of SFAS 123(R) which requires that such issuances be recorded at their fair value on the grant date. The recognition of expense is subject to periodic adjustments as the underlying equity instrument vests.

SPHERIC TECHNOLOGIES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2008 AND 2007

Stock-based compensation expense is included in general and administrative expense for each period as follows:

	Year ended
Stock-based compensation Type of award:	December 31, 2008	December 31, 2007
Stock issued for services	25,000	—

Total stock-based compensation	25,000	—

NOTE 10.	PROVISION FOR INCOME TAXES

No provision for income taxes was recorded for the years ended December 31, 2008 and 2007 since the Company generated both book and tax losses. A valuation allowance has been established to offset the benefit of any deferred tax assets since the Company has not yet achieved a history of profitable operations. The Company’s deferred tax assets consist of the following:

	Year ended
	December 31, 2008	December 31, 2007
Net operating loss carryforward	$2,999,800	$1,978,000

Estimated deferred tax benefit	$1,199,900	$808,400
Valuation allowance	(1,199,900)	(808,400)

	$—	$—

Provision for income tax benefits were as follows:
Tax benefit, at statutory rates	$(392,000)	$(255,000)
Increase in valuation allowance	392,000	255,000

	$—	$—

At December 31, 2008, the Company had net operating carryforwards for federal purposes that expire in various years through 2028 and for state purposes that expire in various years through 2013. The extent to which these loss carryforwards can be used to offset future taxable income may be limited.

NOTE 11.	RELATED PARTY TRANSACTIONS

The Company’s president and principal shareholder advanced substantial portions of the Company’s start-up and development expenses. As of December 31, 2008, the president had advanced funds totaling $565,600 for the Company’s operations, which advances are represented by non-interest bearing promissory notes due June 30, 2009. In 2005, expenses and advances which totaled $559,500 were converted to preferred stock.

The Company has consulting agreements with various key personnel, including its president, vice president and secretary. During the years ended December 31, 2008 and 2007, the Company paid $272,333 and $259,000, respectively, to various stockholders and officers for consulting services. The Company may be exposed to claims from taxing authorities that the officers are employees. As such, the Company has recorded an estimate

SPHERIC TECHNOLOGIES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2008 AND 2007

for potential payroll taxes. Started from the 4th quarter of 2008, the Company has included the officers in its payroll and no estimated potential payroll taxes liability was recorded for the 4th quarter.

The Company’s credit card liability is guaranteed by the Company’s president and executive vice president, which amounted to $11,719 and $13,923 at December 31, 2008 and 2007, respectively.

The Company leased a portion of its office space and storage to another company generating rental revenue of $1,320 and $6,160 in 2008 and 2007, respectively. The owner of the other company is related to the Company’s president.

During 2006, the President of the Company acquired the stock of another stockholder. The agreement provides for the transfer of certain licenses to the Company and certain equipment to the retiring shareholder. The equipment had a net book value of $10,227.

Notes payable, related party consists of advances of $62,000 from certain officers of the Company. These amounts due to related parties are unsecured and non-interest bearing. The Company also borrowed $310,000 from shareholders, which are represented by 10% interest bearing bridge promissory notes due on January 5, 2010. The Company also granted 310,000 warrants in connection with the loans. As per APBO No. 14, the Company determined that the noteholders had purchased 310,000 warrants for $111,065 and had paid $198,935 for the debt, based on the relative fair values of the respective equity and debt instruments issued. The Company valued the warrants using a Black-Scholes calculation which uses the following factors:

Date of grant	11/04/08	12/12/08
Number of warrants	150,000	150,000
Expiration period	5 years	5 years
Strike price	$3.00	$3.00
Share price	$1.00	$1.00
Risk free interest rate	2.56%	1.55%
Black-Scholes value	$0.5919	$0.5838
Value of warrants	$88,785	$87,570

The debt premium was calculated by adding the value of the warrants to the debt principal, dividing the value of the warrants by the total debt and multiplying that result by the debt principal. Accordingly, the debt premium of $111,065 was recognized on the $310,000 principal value of the bridge promissory notes, which is being amortized as additional interest expense over the two year life of the debt. This made the effective interest rate on the bridge notes approximately 16% over the life of the debt.

SPHERIC TECHNOLOGIES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2008 AND 2007

The related party debt matures as follows:

	2008	2007
Founders loan, non interest bearing	$565,600	$565,600
Advances, non interest bearing	62,000	52,738
Bridge loans, bearing interest at 10% per annum, maturing in 2010	310,000	—

	937,600	618,338
Less current portion	627,600	618,338

	$310,000	$—

The debt matures as follows:
Year ended:
December 31, 2009	$627,600
December 31, 2010	310,000
December 31, 2011	—
December 31, 2012	—
December 31, 2013	—
Thereafter	—

	$937,600

NOTE 12.	LICENSING AGREEMENT

The Company has entered into a licensing agreement with The Penn State Research Foundation (PSRF) effective July 20, 2006. The agreement grants the Company exclusive right to use the intellectual property contained in certain patents owned by PSRF.

In consideration of the rights granted under the agreement, the Company is to pay a non-refundable fee of $10,000 which was due on December 20, 2007 and $15,000 due on July 20, 2008. All fees were paid in July 2008. In addition, the Company is to pay a running royalty of 3% of net sales, with the following minimum payments:

Year ending December 31:
2009	$25,000
2010-2012	50,000
2013-2016	100,000
2016 until end of license agreement term	250,000

The Company is to also pay royalties on a percentage of all sublicense revenue according to the following schedule:

2008	10%
2009	15%
2010 until end of license agreement term	20%

The Company is to reimburse PSRF for all reasonable and ordinary fees and external costs incurred relating to the filing, prosecution, and maintenance of the patents. For those expenses that PSRF has already incurred, the Company paid PSRF $4,995 and $50,495 in 2008 and 2007, respectively.

No dealer, salesman or any other person has been authorized to give any information or to make any representation not contained in this prospectus in connection with the offer made by this prospectus. If given or made, such information or representation must not be relied upon as having been authorized by Spheric. This prospectus does not constitute an offer of any securities other than the registered securities to which it relates or an offer to any person in any jurisdiction in which such an offer would be unlawful. Neither delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that information contained herein is correct as of any time subsequent to the date of this prospectus.

Until                     , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Minimum of 1,166,667 shares of

common stock and a

Maximum of 1,333,334 shares of

common stock

SPHERIC TECHNOLOGIES, INC.

$             per share

PROSPECTUS

Midtown Partners

                    , 2009

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses of Spheric in connection with the offering described in the registration statement.

Securities and Exchange Commission Registration Fee	$352
Legal Fees and Expenses	125,000
Accounting Fees and Expenses	20,000
Other Expenses	5,000

Total Expenses	$150,352

Indemnification of Directors and Officers.

The Nevada Private Corporation Act, under which we are organized, permits the inclusion in the articles of incorporation of a provision limiting or eliminating the potential monetary liability of directors to a corporation or our shareholders by reason of their conduct as directors. The provision would not permit any limitation on or the elimination of liability of a director for disloyalty to his corporation or its shareholders, failing to act in good faith, engaging in intentional misconduct or a knowing violation of the law, obtaining an improper personal benefit or paying a dividend or approving a stock repurchase that was illegal under the Nevada Private Corporation Act. Accordingly, the provisions limiting or eliminating the potential monetary liability of directors permitted by the Law apply only to the “duty of care” of directors, i.e., to unintentional errors in their deliberations or judgments and not to any form of “bad faith” conduct.

Our Articles of Incorporation contain a provision which eliminates the personal monetary liability of directors to the extent allowed under Nevada law. Accordingly, a shareholder is able to prosecute an action against a director for monetary damages only if he can show a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, an improper personal benefit or an illegal dividend or stock repurchase, as referred to in the amendment, and not “negligence” or “gross negligence” in satisfying his duty of care. The Law applies only to claims against a director arising out of his role as a director and not, if he is also an officer, his role as an officer or in any other capacity or to his responsibilities under any other law, such as the federal securities laws.

In addition, our Articles of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and other agents to the fullest extent permitted by Nevada law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

No pending litigation or proceeding involving one of our directors, officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any director, officer, employee or other agent.

Recent Sales of Unregistered Securities

From December 2004 to December 2005, we sold 520,000 units at a price of $2.00 per unit to individual investors in a private placement, raising gross proceeds of $1,040,000. Each unit consisted of one share of Series A Convertible Preferred Stock (the “Preferred Stock”) and one redeemable common stock purchase warrant exercisable to purchase one share of common stock at a purchase price of $1.00 per share for a period of five years. Each share of Preferred Stock was convertible into two shares of common stock. We sold the securities through our officers, none of whom received compensation in connection with the placement. We sold the offering and the securities were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act. All outstanding shares of the Preferred Stock were converted into common stock in 2007. At December 31, 2007, 520,000 warrants to purchase shares of common stock at a price of $1.00 per share were outstanding. The warrants expire in 2009 and 2010, unless sooner redeemed by us upon satisfaction of certain conditions.

From May 2006 to August 31, 2008, we made a private placement of units at a price of $1.00 per unit to individual investors. Each unit consisted of one share of common stock and one redeemable common stock purchase warrant exercisable to purchase one share of common stock at a price of $1.00 per share for a period of five years from their dates of issue. The warrants expire from 2011 to 2013. The warrants are redeemable by us upon satisfaction of certain criteria. We sold 1,112,200 units in the placement, raising gross proceeds of $1,112,200. We sold the units through our officers and through a third party. The officers received no compensation for such sales. The third party sold 796,600 units and we paid him $103,038 in fees and in an unaccountable expense allowance. We also issued him a warrant exercisable to purchase 79,260 shares of common stock at a price of $1.20 per share for a four-year term. We sold the offering and the securities were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act.

In June, 2008, we sold 425,000 shares of our common stock at a price of $1.00 to individual investors, raising $425,000 in gross proceeds. We sold the shares through a member of the Financial Industry Regulatory Authority (“FINRA”) and paid a commission of $34,000 as compensation for its services. We sold the offering and the securities were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act.

A principal stockholder, Joseph Koch, made two loans to the Company of $150,000 each in November 2008 and December 2008, for a total of $300,000, to fund working capital requirements for the fourth quarter 2008 and the first quarter 2009. Each of these loans have an annual interest rate of 10%, have a maturity date of January 5, 2010, are payable from the proceeds of this offering if completed before the maturity date, and include 150,000 warrants per note. A minority shareholder also made a loan to the Company under the same terms for $10,000, and including 10,000 warrants. These warrants have a term of five years from the date of issue and are exercisable at a price of $3.00 per share. Using APBO No. 14, the Company determined that the noteholders had purchased the 310,000 warrants for $111,065 and had paid $198,935 for the debt, based on the relative fair values of the respective equity and debt instruments issued. The resulting debt premium is presented on the face of the balance as a part of the related party payables, net of current portion and is being amortized over the life of the payable. In February and April 2009, three additional minority shareholders made loans totaling $66,000 to the Company on the same terms, and accompanied by the issue of 66,000 warrants with a term of five years and exercisable at $3.00.

In May and June of 2009, we raised $244,900 as 19 of our shareholders exercised warrants with an exercise price of $1.00 per share, resulting in the issuance of 244,900 shares of our common stock. These warrants were issued as part of the Private Placement in 2007 and 2008. As an incentive to exercise the warrants, Mr. Hines, our president, transferred a warrant, with an exercise price of $1.00 per share, from his personal holdings to replace every warrant exercised by such shareholders, with the net effect of this exercise on warrants outstanding being the same number of warrants held by other shareholders being unchanged, and the number of warrants held by Mr. Hines being reduced by 244,900.

Exhibits

Exhibit Number	Description	Reference
1.1	Form of Underwriting Agreement with Midtown Partners.	Filed herewith.

3.1	Articles of Incorporation of the Company, filed July 17, 2008.	Filed previously.

3.2	Articles of Conversion of the Company, filed July 17, 2008.	Filed previously.

3.3	Amended and Restated Bylaws of the Company, adopted July 17, 2008.	Filed previously.

3.4	Audit Committee Charter, dated July 17, 2008.	Filed previously.

3.5	Compensation Committee Charter, dated July 17, 2008.	Filed previously.

3.6	Corporate Governance and Nominating Committee Charter, dated July 17, 2008.	Filed previously.

4.1	Plan of Conversion of the Company, dated June 3, 2008.	Filed previously.

4.2	Form of Common Stock Certificate.	Filed previously.

4.3	Form of Common Stock Purchase Warrant ($1.00 per share, part of Unit with Common Stock).	Filed previously.

4.4	Form of Amendment to Common Stock Purchase Warrant ($1.00 per share, part of Unit with Common Stock).	Filed previously.

4.5	Form of Common Stock Purchase Warrant ($2.00 per share, part of Unit with Series A Convertible Preferred Stock).	Filed previously.

4.6	2008 Stock Option and Restricted Stock Plan.	Filed previously.

4.7	Form of Underwriter Warrant.	Filed previously.

5.1	Form of Opinion of Quarles & Brady LLP as to the legality of securities being registered (includes consent).	Filed previously.

10.1	Lease Agreement with JH Realty LLC, dated November 15, 2004.	Filed previously.

10.2	Addendum to Lease Agreement with JH Realty LLC, dated November 15, 2007.	Filed previously.

10.3	Promissory Note between the Company and Joseph Hines, dated December 31, 2006, in the principal amount of $447,000.	Filed previously.

10.4	Promissory Note between the Company and Joseph Hines, dated March 31, 2007, in the principal amount of $63,600.	Filed previously.

10.5	Promissory Note between the Company and Joseph Hines, dated December 31, 2007, in the principal amount of $55,000.	Filed previously.

10.6	Promissory Note between the Company and JH Realty, dated December 31, 2007, in the principal amount of $62,000.	Filed previously.

10.7	Allonge to Promissory Notes between the Company and Joseph Hines, dated March 1, 2008.	Filed previously.

10.8	Allonge to Promissory Note between the Company and JH Realty LLC, dated March 1, 2008.	Filed previously.

10.9	Independent Contractor Agreement between the Company and Desert Valley Consulting Group, Inc., dated January 1, 2005.	Filed previously.

10.10	Independent Contractor Agreement between the Company and Michael Kirksey, dated January 1, 2005.	Filed previously.

10.11	Independent Contractor Agreement between the Company and Janice Backus, dated January 1, 2005.	Filed previously.

10.12	Independent Contractor Agreement between the Company and Kuruvilla Cherian, dated August 25, 2006.	Filed previously.

10.13	License Agreement between the Company and The Penn State Research Foundation, dated July 20, 2006.	Filed previously.

Exhibit Number	Description	Reference
10.14	Sales Agency Agreement between the Company and ChangSha Syno-Therm Co., Ltd, dated December 15, 2007.	Filed previously.

10.15	Stock Purchase Agreement between Joseph Hines and Avion Romuald, S.A., dated April 20, 2006.	Filed previously.

10.16	Agreement and Mutual Release between the Company and Gary Waldeck, dated August 17, 2006.	Filed previously.

10.17	Agreement and Mutual Release between the Company and Richard Schuff, dated August 18, 2006.	Filed previously.

10.18	Consulting Agreement between the Company and Steven Scott, dated February 1, 2008.	Filed previously.

10.19	Consulting Agreement between the Company and Gregg A. Linn, dated August 15, 2008.	Filed previously.

10.20	Employment Agreement between the Company and Joseph Hines, dated October 1, 2008.	Filed previously.

10.21	Employment Agreement between the Company and Michael Kirksey, dated October 1, 2008.	Filed previously.

10.22	Employment Agreement between the Company and Janice Backus, dated October 1, 2008.	Filed previously.

10.23	Stock Option Agreement between the Company and Peter Blonsky, dated June 3, 2008.	Filed previously.

10.24	Stock Option Agreement between the Company and Peter Blonsky, dated June 3, 2008.	Filed previously.

10.25	Stock Option Agreement between the Company and Jason Mayer, dated June 3, 2008.	Filed previously.

10.26	Stock Option Agreement between the Company and Lester Garnas, dated July 31, 2008.	Filed previously.

10.27	Stock Option Agreement between the Company and Gregg A. Linn, dated August 15, 2008.	Filed previously.

10.28	Form of Lock-up Agreement between the Company and Joseph Hines.	Filed previously.

10.29	Form of Lock-up Agreement between the Company and Michael Kirksey.	Filed previously.

10.30	Form of Escrow Deposit Agreement among the Company, Midtown Partners & Co. LLC, and Signature Bank.	Filed previously.

10.31	Certificate of Extension of Sales Agency Agreement between the Company and Synotherm Corporation, dated December 16, 2008.	Filed previously.

10.32	Allonge No. 2 to Promissory Notes between the Company and Joseph Hines, dated December 31, 2008.	Filed previously.

10.33	Allonge No. 2 to Promissory Note between the Company and JH Realty LLC, dated December 31, 2008.	Filed previously.

10.34	Addendum to Lease Agreement with JH Realty LLC, dated November 15, 2008.	Filed previously.

10.35	Bridge Loan Note between the Company and Mr. Joseph C. Koch, dated October 30, 2008, in the amount of $150,000.	Filed previously.

10.36	Bridge Loan Warrant between the Company and Mr. Joseph C. Koch, dated November 4, 2008.	Filed previously.

10.37	Bridge Loan Note between the Company and Mr. Joseph C. Koch, dated December 4, 2008, in the amount of $150,000	Filed previously.

10.38	Bridge Loan Warrant between the Company and Mr. Joseph C. Koch, dated December 12, 2008.	Filed previously.

10.39	Bridge Loan Note between the Company and Shielding Light, dated December 23, 2008, in the amount of $10,000.	Filed previously.

10.40	Bridge Loan Warrant between the Company and Shielding Light, dated December 23, 2008.	Filed previously.

10.41	Consulting Agreement between the Company and Steven Scott, dated February 1, 2009.	Filed previously.

10.42	Bridge Loan Note between the Company and Clifford L. Drake, dated February 5, 2009, in the amount of $10,000.	Filed previously.

10.43	Bridge Loan Warrant between the Company and Clifford L. Drake, dated February 5, 2009.	Filed previously.

10.44	Bridge Loan Note between the Company and Patti J. Ryan, dated February 10, 2009, in the amount of $41,000.	Filed previously.

Exhibit Number	Description	Reference
10.45	Bridge Loan Warrant between the Company and Patti J. Ryan, dated February 10, 2009.	Filed previously.

10.46	Allonge No. 3 to Promissory Notes between the Company and Joseph Hines, dated May 31, 2009.	Filed herewith.

10.47	Allonge No. 3 to Promissory Note between the Company and JH Realty, LLC, dated May 31, 2009.	Filed herewith.

10.48	Promissory Note between the Company and Joseph Hines, dated March 1, 2009, in the principal amount of $60,000.	Filed herewith.

10.49	Promissory Note between the Company and Joseph Hines, dated May 1, 2009, in the principal amount of $10,000.	Filed herewith.

23.1	Consent of Farber Hass Hurley LLP.	Filed herewith.

23.2	Consent of Quarles & Brady LLP (Included in 5.1 above).	Filed previously.

24.1	Power of Attorney (included on signature page).	Filed previously.

Undertakings

(a) Rule 415 Offering. The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Request for acceleration of effective date or filing of registration statement becoming effective upon filing.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) Reliance on Rule 430A:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Amendment No. 5 to Form S-1 to be signed on its behalf by the undersigned, in the City of Phoenix, State of Arizona on June 26, 2009.

SPHERIC TECHNOLOGIES, INC., a Nevada corporation

/S/ JOSEPH HINES
Name:	Joseph Hines
Title:	President, CEO, & Chairman of the Board

Each person whose signature appears below authorizes Joseph Hines and/or Michael Kirksey to execute in the name of each such person who is then an officer or director of the registrant, and to file, any amendments to this registration statement on Form S-1 necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such changes in such Form S-1 as such attorney-in-fact may deem appropriate.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated:

Signature and Title	Date

/S/ JOSEPH HINES	June 26, 2009
Joseph Hines, President, Chief Executive Officer and Chairman of the Board

/S/ MICHAEL KIRKSEY	June 26, 2009
Michael Kirksey, Executive Vice President, Chief Operating Officer and Director

/S/ GREGG A. LINN	June 26, 2009
Gregg A. Linn, Chief Financial Officer and Principal Accounting Officer

/S/ PETER BLONSKY, PH.D.	June 26, 2009
Peter Blonsky, Ph.D., Director

/S/ LESTER GARNAS	June 26, 2009
Lester Garnas, Director

/S/ JASON MAYER	June 26, 2009
Jason Mayer, Director

Exhibit Number	Description	Reference
1.1	Form of Underwriting Agreement with Midtown Partners.	Filed herewith.

3.1	Articles of Incorporation of the Company, filed July 17, 2008.	Filed previously.

3.2	Articles of Conversion of the Company, filed July 17, 2008.	Filed previously.

3.3	Amended and Restated Bylaws of the Company, adopted July 17, 2008.	Filed previously.

3.4	Audit Committee Charter, dated July 17, 2008.	Filed previously.

3.5	Compensation Committee Charter, dated July 17, 2008.	Filed previously.

3.6	Corporate Governance and Nominating Committee Charter, dated July 17, 2008.	Filed previously.

4.1	Plan of Conversion of the Company, dated June 3, 2008.	Filed previously.

4.2	Form of Common Stock Certificate.	Filed previously.

4.3	Form of Common Stock Purchase Warrant ($1.00 per share, part of Unit with Common Stock).	Filed previously.

4.4	Form of Amendment to Common Stock Purchase Warrant ($1.00 per share, part of Unit with Common Stock).	Filed previously.

4.5	Form of Common Stock Purchase Warrant ($2.00 per share, part of Unit with Series A Convertible Preferred Stock).	Filed previously.

4.6	2008 Stock Option and Restricted Stock Plan.	Filed previously.

4.7	Form of Underwriter Warrant.	Filed previously.

5.1	Form of Opinion of Quarles & Brady LLP as to the legality of securities being registered (includes consent).	Filed previously.

10.1	Lease Agreement with JH Realty LLC, dated November 15, 2004.	Filed previously.

10.2	Addendum to Lease Agreement with JH Realty LLC, dated November 15, 2007.	Filed previously.

10.3	Promissory Note between the Company and Joseph Hines, dated December 31, 2006, in the principal amount of $447,000.	Filed previously.

10.4	Promissory Note between the Company and Joseph Hines, dated March 31, 2007, in the principal amount of $63,600.	Filed previously.

10.5	Promissory Note between the Company and Joseph Hines, dated December 31, 2007, in the principal amount of $55,000.	Filed previously.

10.6	Promissory Note between the Company and JH Realty, dated December 31, 2007, in the principal amount of $62,000.	Filed previously.

10.7	Allonge to Promissory Notes between the Company and Joseph Hines, dated March 1, 2008.	Filed previously.

10.8	Allonge to Promissory Note between the Company and JH Realty LLC, dated March 1, 2008.	Filed previously.

10.9	Independent Contractor Agreement between the Company and Desert Valley Consulting Group, Inc., dated January 1, 2005.	Filed previously.

10.10	Independent Contractor Agreement between the Company and Michael Kirksey, dated January 1, 2005.	Filed previously.

10.11	Independent Contractor Agreement between the Company and Janice Backus, dated January 1, 2005.	Filed previously.

10.12	Independent Contractor Agreement between the Company and Kuruvilla Cherian, dated August 25, 2006.	Filed previously.

10.13	License Agreement between the Company and The Penn State Research Foundation, dated July 20, 2006.	Filed previously.

Exhibit Number	Description	Reference
10.14	Sales Agency Agreement between the Company and ChangSha Syno-Therm Co., Ltd, dated December 15, 2007.	Filed previously.

10.15	Stock Purchase Agreement between Joseph Hines and Avion Romuald, S.A., dated April 20, 2006.	Filed previously.

10.16	Agreement and Mutual Release between the Company and Gary Waldeck, dated August 17, 2006.	Filed previously.

10.17	Agreement and Mutual Release between the Company and Richard Schuff, dated August 18, 2006.	Filed previously.

10.18	Consulting Agreement between the Company and Steven Scott, dated February 1, 2008.	Filed previously.

10.19	Consulting Agreement between the Company and Gregg A. Linn, dated August 15, 2008.	Filed previously.

10.20	Employment Agreement between the Company and Joseph Hines, dated October 1, 2008.	Filed previously.

10.21	Employment Agreement between the Company and Michael Kirksey, dated October 1, 2008.	Filed previously.

10.22	Employment Agreement between the Company and Janice Backus, dated October 1, 2008.	Filed previously.

10.23	Stock Option Agreement between the Company and Peter Blonsky, dated June 3, 2008.	Filed previously.

10.24	Stock Option Agreement between the Company and Peter Blonsky, dated June 3, 2008.	Filed previously.

10.25	Stock Option Agreement between the Company and Jason Mayer, dated June 3, 2008.	Filed previously.

10.26	Stock Option Agreement between the Company and Lester Garnas, dated July 31, 2008.	Filed previously.

10.27	Stock Option Agreement between the Company and Gregg A. Linn, dated August 15, 2008.	Filed previously.

10.28	Form of Lock-up Agreement between the Company and Joseph Hines.	Filed previously.

10.29	Form of Lock-up Agreement between the Company and Michael Kirksey.	Filed previously.

10.30	Form of Escrow Deposit Agreement among the Company, Midtown Partners & Co. LLC, and Signature Bank.	Filed previously.

10.31	Certificate of Extension of Sales Agency Agreement between the Company and Synotherm Corporation, dated December 16, 2008.	Filed previously.

10.32	Allonge No. 2 to Promissory Notes between the Company and Joseph Hines, dated December 31, 2008.	Filed previously.

10.33	Allonge No. 2 to Promissory Note between the Company and JH Realty LLC, dated December 31, 2008.	Filed previously.

10.34	Addendum to Lease Agreement with JH Realty LLC, dated November 15, 2008.	Filed previously.

10.35	Bridge Loan Note between the Company and Mr. Joseph C. Koch, dated October 30, 2008, in the amount of $150,000.	Filed previously.

10.36	Bridge Loan Warrant between the Company and Mr. Joseph C. Koch, dated November 4, 2008.	Filed previously.

10.37	Bridge Loan Note between the Company and Mr. Joseph C. Koch, dated December 4, 2008, in the amount of $150,000	Filed previously.

10.38	Bridge Loan Warrant between the Company and Mr. Joseph C. Koch, dated December 12, 2008.	Filed previously.

10.39	Bridge Loan Note between the Company and Shielding Light, dated December 23, 2008, in the amount of $10,000.	Filed previously.

10.40	Bridge Loan Warrant between the Company and Shielding Light, dated December 23, 2008.	Filed previously.

10.41	Consulting Agreement between the Company and Steven Scott, dated February 1, 2009.	Filed previously.

10.42	Bridge Loan Note between the Company and Clifford L. Drake, dated February 5, 2009, in the amount of $10,000.	Filed previously.

10.43	Bridge Loan Warrant between the Company and Clifford L. Drake, dated February 5, 2009.	Filed previously.

10.44	Bridge Loan Note between the Company and Patti J. Ryan, dated February 10, 2009, in the amount of $41,000.	Filed previously.

Exhibit Number	Description	Reference
10.45	Bridge Loan Warrant between the Company and Patti J. Ryan, dated February 10, 2009.	Filed previously.

10.46	Allonge No. 3 to Promissory Notes between the Company and Joseph Hines, dated May 31, 2009.	Filed herewith.

10.47	Allonge No. 3 to Promissory Note between the Company and JH Realty, LLC, dated May 31, 2009.	Filed herewith.

10.48	Promissory Note between the Company and Joseph Hines, dated March 1, 2009, in the principal amount of $60,000.	Filed herewith.

10.49	Promissory Note between the Company and Joseph Hines, dated May 1, 2009, in the principal amount of $10,000.	Filed herewith.

23.1	Consent of Farber Hass Hurley LLP.	Filed herewith.

23.2	Consent of Quarles & Brady LLP (Included in 5.1 above).	Filed previously.

24.1	Power of Attorney (included on signature page).	Filed previously.